================================================================================

                                                                     EXHIBIT 4.6


                           Nassau Broadcasting I, LLC,
                                  as Borrower,

                                       and

                           THE GUARANTORS PARTY HERETO

                           --------------------------

                                  $144,000,000

                                CREDIT AGREEMENT

                             Dated as of May 4, 2000

                           --------------------------

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
            as Sole Book-Running Lead Arranger and Syndication Agent,

                                       and

                         PNC Bank, National Association,
                            as Administrative Agent,

                                       and

                            The Bank of Nova Scotia,
                             as Documentation Agent,

                                       and

                            THE LENDERS PARTY HERETO




================================================================================

                               TABLE OF CONTENTS


               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

Section 1.  Definitions, Accounting Matters and Rules of Construction..........1

    1.01.   Certain Defined Terms..............................................1
    1.02.   Accounting Terms and Determinations...............................37
    1.03.   Classes and Types of Loans........................................37
    1.04.   Rules of Construction.............................................37

Section 2.  Commitments, Letters of Credit, Conversions and Continuations,
            Fees, Register, Prepayments and Replacement of Lenders............38

    2.01.   Loans.............................................................38
    2.02.   Borrowings........................................................39
    2.03.   Letters of Credit.................................................39
    2.04.   Termination and Reductions of Commitments.........................44
    2.05.   Fees..............................................................45
    2.06.   Lending Offices...................................................45
    2.07.   Several Obligations of Lenders....................................45
    2.08.   Notes; Register...................................................46
    2.09.   Optional Prepayments and Conversions or Continuations of Loans....46
    2.10.   Mandatory Prepayments and Commitment Reductions...................47
    2.11.   Mandatory Offer to Purchase.......................................47
    2.12.   Replacement of Lenders............................................51

Section 3.  Payments of Principal and Interest................................52

    3.01.   Repayment of Loans................................................52
    3.02.   Interest..........................................................52

Section 4.  Payments; Pro Rata Treatment; Computations; Etc...................53

    4.01.   Payments..........................................................53
    4.02.   Pro Rata Treatment................................................54
    4.03.   Computations......................................................54
    4.04.   Minimum Amounts...................................................54
    4.05.   Certain Notices...................................................55
    4.06.   Non-Receipt of Funds by Administrative Agent......................55
    4.07.   Right of Setoff; Sharing of Payments; Etc.........................56

Section 5.  Yield Protection, Etc.............................................57

    5.01.   Additional Costs..................................................57
    5.02.   Inability To Determine Interest Rate..............................58
    5.03.   Illegality........................................................59

                                                                            Page
                                                                            ----


    5.04.   Treatment of Affected Loans.......................................59
    5.05.   Compensation......................................................60
    5.06.   Net Payments......................................................60

Section 6.  Guarantee.........................................................62

    6.01.   The Guarantee.....................................................62
    6.02.   Obligations Unconditional.........................................63
    6.03.   Reinstatement.....................................................64
    6.04.   Subrogation; Subordination........................................64
    6.05.   Remedies..........................................................64
    6.06.   Instrument for the Payment of Money...............................65
    6.07.   Continuing Guarantee..............................................65
    6.08.   General Limitation on Guarantee Obligations.......................65

Section 7.  Conditions Precedent..............................................65

    7.01.   Conditions to Effectiveness.......................................65
    7.02.   Conditions to Term A-1 Facility Loan and Term C Facility Loan.....69
    7.03.   Conditions to Term A-1 Facility Loan and Term C Facility Loan.....69
    7.04.   Conditions to Term A-2 Facility Loan..............................73
    7.05.   Determinations Under Section 7....................................73

Section 8.  Representations and Warranties....................................74

    8.01.   Corporate Existence; Compliance with Law..........................74
    8.02.   Financial Condition; Etc..........................................74
    8.03.   Litigation........................................................75
    8.04.   No Breach; No Default.............................................75
    8.05.   Action............................................................75
    8.06.   Approvals.........................................................76
    8.07.   Representations and Warranties in the Acquisition Agreement.......76
    8.08.   ERISA and Foreign Employee Benefit Matters........................76
    8.09.   Taxes.............................................................77
    8.10.   Investment Company Act; Public Utility Holding Company Act; Other
               Restrictions...................................................77
    8.11.   Environmental Matters.............................................77
    8.12.   Environmental Investigations......................................78
    8.13.   Use of Proceeds...................................................78
    8.14.   Subsidiaries, Etc.................................................78
    8.15.   Ownership of Property; Liens......................................78
    8.16.   Security Interest; Absence of Financing Statements; Etc...........79
    8.17.   Licenses and Permits..............................................79
    8.18.   True and Complete Disclosure; Exchange Act Filings................79
    8.19.   Solvency..........................................................80
    8.20.   Contracts.........................................................80
    8.21.   Labor Matters.....................................................80
    8.22.   Subordinated Debt.................................................80
    8.23.   Intellectual Property.............................................80
    8.24.   Existing Indebtedness.............................................81

                                                                            PAGE

    8.25.   FCC Matters.......................................................81

Section 9.  Covenants.........................................................83

    9.01.   Financial Statements, Etc.........................................83
    9.02.   Litigation, Etc...................................................87
    9.03.   Existence; Compliance with Law; Payment of Taxes; Inspection
               Rights; Performance of Obligations; Etc........................87
    9.04.   Insurance.........................................................88
    9.05.   Limitation on Lines of Business...................................89
    9.06.   Limitation on Fundamental Changes, Acquisitions or Dispositions...89
    9.07.   Limitation on Liens and Negative Pledges..........................92
    9.08.   Prohibition on Disqualified Capital Stock; Limitation on
               Indebtedness and Contingent Obligations; Limitation on
               Designated Senior Indebtedness.................................93
    9.09.   Limitation on Investments; Limitation on Creation of Subsidiaries.95
    9.10.   Limitation on Dividend Payments...................................97
    9.11.   Financial Covenants...............................................99
    9.12.   Equal Security for Loans and Notes; Pledge or Mortgage of Real
               Property; Landlord Consents...................................101
    9.13.   Security Interests; Further Assurances...........................103
    9.14.   Compliance with Environmental Laws...............................104
    9.15.   Limitation on Transactions with Affiliates and Related Persons...104
    9.16.   Limitation on Accounting Changes; Limitation on Investment
                Company Status...............................................105
    9.17.   Limitation on Modifications of Certain Documents, Etc............105
    9.18.   Interest Rate Protection Agreements..............................105
    9.19.   Limitation on Certain Restrictions Affecting Subsidiaries........105
    9.20.   Additional Obligors..............................................106
    9.21.   Limitation on Payments or Prepayments of Indebtedness or
               Modification of Debt Documents................................106
    9.22.   Mortgage Matters.................................................106
    9.23.   Acquisition Documents............................................106

Section 10. Events of Default................................................109

Section 11. Agents...........................................................113

    11.01.  General Provisions...............................................113
    11.02.  Indemnification..................................................115
    11.03.  Consents Under Other Credit Documents............................115
    11.04.  Collateral Sub-Agents............................................115

Section 12. Miscellaneous....................................................116

    12.01.  Waiver...........................................................116
    12.02.  Notices..........................................................116
    12.03.  Expenses, Indemnification, Etc...................................117
    12.04.  Amendments, Etc..................................................119
    12.05.  Successors and Assigns...........................................123
    12.06.  Assignments and Participations...................................123

                                                                            Page
                                                                            ----

    12.07.  Survival.........................................................125
    12.08.  Captions.........................................................125
    12.09.  Counterparts; Interpretation; Effectiveness......................125
    12.10.  Governing Law; Submission to Jurisdiction; Waivers; Etc..........126
    12.11.  Confidentiality..................................................126
    12.12.  Independence of Representations, Warranties and Covenants........127
    12.13.  Severability.....................................................127

Signatures...................................................................S-1

ANNEX A                        -   Commitments

SCHEDULE 1.01(a)               -   Applicable Margins Before Trigger Date
SCHEDULE 1.01(b)               -   Applicable Margins After Trigger Date
SCHEDULE 1.01(c)               -   LMA Documents
SCHEDULE 1.01(d)               -   Guarantors
SCHEDULE 1.01(f)               -   Mortgaged Real Property at Closing Date
SCHEDULE 1.01(g)               -   Borrower Stations
SCHEDULE 3.01(b)               -   Amortization Schedule
SCHEDULE 8.02(C)               -   Certain Contingent Obligations of Companies
SCHEDULE 8.03                  -   Litigation
SCHEDULE 8.09                  -   Tax Matters
SCHEDULE 8.11                  -   Environmental Matters
SCHEDULE 8.14                  -   Subsidiaries, Etc.
SCHEDULE 8.15                  -   Property Matters
SCHEDULE 8.16                  -   Security Interests
SCHEDULE 8.21                  -   Labor Matters
SCHEDULE 8.23                  -   Intellectual Property Matters
SCHEDULE 8.24(A)               -   Indebtedness Outstanding as of the Closing
                                   Date
SCHEDULE 8.24(B)               -   Certain Indebtedness to Remain Outstanding
                                   After the Closing Date
SCHEDULE 8.26(a)               -   FCC Authorizations
SCHEDULE 9.04                  -   Insurance
SCHEDULE 9.07                  -   Certain Existing Liens
SCHEDULE 9.09                  -   Investments
SCHEDULE 9.15                  -   Existing Affiliate Agreements
SCHEDULE 9.19                  -   Certain Restrictions Applicable to
                                   Subsidiaries
EXHIBIT A-1                    -   Form of Revolving Note
EXHIBIT A-2                    -   Form of Term A Facility Note
EXHIBIT A-3                    -   Form of Term B Facility Note
EXHIBIT A-4                    -   Form of Term C Facility Note
EXHIBIT B                      -   Form of Intercompany Note
EXHIBIT C-1                    -   Form of Interest Rate Certificate
EXHIBIT C-2                    -   Form of Solvency Certificate
EXHIBIT D                      -   Form of Security Agreement
EXHIBIT E-1                    -   Form of Counsel Opinion at Closing Date
EXHIBIT E-2                    -   Form of Local Counsel Opinion
EXHIBIT F                      -   Form of Notice of Assignment
EXHIBIT G                      -   Form of Notice of Borrowing
EXHIBIT H                      -   Form of Notice of Conversion/Continuation
EXHIBIT I                      -   Form of Joinder Agreement
EXHIBIT J                      -   Form of Foreign Lender Certificate
EXHIBIT K                      -   Form of Landlord Consent

EXHIBIT L                      -   Form of Assignment Agreement
EXHIBIT M                      -   Form of Perfection Certificate

               CREDIT AGREEMENT dated as of May 4, 2000, among Nassau Broadcasting I, LLC, as Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MERRILL LYNCH"), as sole book-running lead arranger (in such capacity, together with its successors in such capacity, the "LEAD ARRANGER"); PNC Bank, National Association, as administrative agent (in such capacity, together with its successors in such capacity, "ADMINISTRATIVE AGENT"); The Bank of Nova Scotia, as documentation agent (in such capacity, together with its successors in such capacity, "DOCUMENTATION AGENT"); MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as syndication agent (in such capacity, together with its successors in such capacity, "SYNDICATION Agent").

               The parties hereto agree as follows:

               Section 1. DEFINITIONS, ACCOUNTING MATTERS AND RULES OF CONSTRUCTION.

               1.01. CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings:

               "ABR LOANS" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

               "ACCOUNT" shall mean any account (as that term is defined in Section 9-106 of the UCC) of any Company arising from the sale or lease of goods or rendering of services.

               "ACQUISITION" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of more than 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

               "ACQUISITION CONSIDERATION" shall mean the purchase consideration for any Acquisition and all other payments made and liabilities incurred by any Company in exchange for, or as part of the purchase price for, any Acquisition, whether paid in cash or by exchange of Equity Interests or of Property or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments and liabilities representing the purchase price and any assumptions of liabilities, "earn-outs" and other Profit Payment Agreements and non-competition agreements.

               "ACQUISITION DOCUMENTS" shall mean, collectively, the Aurora Acquisition Agreement, the Allentown Acquisition Agreement and the LMA Documents, and all documents, agreements and other instruments then or at any time thereafter executed and/or delivered in connection therewith or related thereto in each case as amended, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

               "ADJUSTED NET INCOME" shall mean, for any period, Consolidated Net Income for such period, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of
(a) gains or losses for such period from Excluded Dispositions and Dispositions not in the ordinary course of business, and the tax consequences thereof, (b) gains or losses for such period from investments, (c) any non-recurring or extraordinary items of income (other than the proceeds of business interruption insurance) or expense for such period and the tax consequences thereof, and (d) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders.

               "ADMINISTRATIVE AGENT" see the introduction hereto.

               "ADMINISTRATIVE AGENT'S FEE LETTER" shall mean the fee letter dated April 17, 2000 between Borrower and Administrative Agent.

               "ADVANCE DATE" see Section 4.06.

               "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

               "AFFILIATE TRANSACTION" see Section 9.15.

               "AGENT" shall mean any of Administrative Agent, Documentation Agent, Lead Arranger or Syndication Agent.

               "AGREEMENT" shall mean this Credit Agreement, as amended from time to time.

               "ALLENTOWN ACQUISITION" shall mean the Acquisition by Borrower of the Allentown Assets pursuant to the Acquisition Agreement and all other transactions contemplated by the Acquisition Agreement.

               "ALLENTOWN ACQUISITION AGREEMENT" shall mean the Asset Purchase Agreement dated as of February 29, 2000 among Borrower and Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc., as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and this Agreement.

               "ALLENTOWN ASSETS" shall mean the Station Assets as defined in the Allentown Acquisition Agreement.

               "ALLENTOWN EQUITY INVESTMENT" see Section 7.01(iv).

               "ALTERNATE BASE RATE" shall mean for any day, the higher of (i) the corporate base rate of interest announced by Administrative Agent from time to time, changing when said corporate base rate changes, and (ii) the Federal Funds Rate plus 0.50% PER ANNUM. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

               "AMORTIZATION PAYMENT" shall mean each scheduled installment of payments on the Term Loans as set forth in Section 3.01(b).

               "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

               "APPLICABLE MARGIN" shall be, for any Type and Class of Loan, (A) prior to the Trigger Date, the percentage PER ANNUM set forth on SCHEDULE 1.01(A) for such Type and Class of Loan, and (B) on and after the first date (the "TRIGGER DATE") after the Closing Date on which Borrower has delivered to the Lenders the financial statements and Interest Rate Certificate required by Sections 9.01(a), (b) and (e) and an Officers' Certificate demonstrating the then applicable Total Leverage Ratio for a fiscal quarter ended at least six months after the Closing Date, the Applicable Margin shall be the percentage PER ANNUM set forth on SCHEDULE 1.01(B) for such Type and Class of Loan set forth opposite the relevant Total Leverage Ratio in such Schedule as evidenced in the most recent Interest Rate Certificate delivered hereunder. After the Trigger Date, any change in the Total Leverage Ratio shall be effective to adjust the Applicable Margin on the fifth Business Day following the receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the financial statements or Interest Rate Certificate within the times specified in Sections 9.01(a), (b) and (e), the Total Leverage Ratio shall be deemed to be greater than or equal to 6.0:1.0 from the date of any such failure to deliver until Borrower delivers such Interest Rate Certificate and financial statements.

               "APPROVED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               "AURORA" shall mean Aurora Management, Inc., a Delaware corporation.

               "AURORA ACQUISITION" shall mean the Acquisition by Borrower of Aurora Management, Inc. pursuant to the Acquisition Agreement and all other transactions contemplated by the Acquisition Agreement.

               "AURORA ACQUISITION AGREEMENT" shall mean the Purchase and Exchange Agreement dated as of March 24, 2000 among Holdings, Nassau Broadcasting Partners, Inc., and the sellers party thereto, as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and this Agreement.

               "AURORA DEBT" see Section 7.02(iv).

               "AURORA DEBT REPAYMENT" shall mean the repayment of the Aurora Debt.

               "AURORA EQUITY INVESTMENT" see Section 7.01(iv).

               "BANKRUPTCY CODE" shall mean the United States Federal Bankruptcy Code of 1978, as amended or supplemented.

               "BORROWER" shall mean Nassau Broadcasting I, LLC, a Delaware limited liability company.

               "BORROWER STATIONS" shall mean the stations listed on Schedule 1.01(g).

               "BUSINESS DAY" shall mean any day, except a Saturday or Sunday,
(a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "CAPITAL EXPENDITURES" shall mean, for any period any direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of Property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) any expenditure made with the Net Available Proceeds of any Equity Issuance or Disposition Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Sections 2.10(a)(ii) or 2.10(a)(iv), (iii) any expenditure made with the proceeds of any Excluded Disposition (other than sales of inventory in the ordinary course of business), (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (w) of Section 2.10(a)(i) within the period specified therein, (v) expenditures to effect Permitted Acquisitions,
(vi) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment and (vii) the purchase price of assets received to the extent the consideration therefor consists of Property disposed of in connection with Disposition permitted under
Section 9.06(g).

               "CAPITAL LEASE," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

               "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "CASH EQUIVALENTS" shall mean, for any Person: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc.; or (f) money market mutual funds that invest primarily in the foregoing items.

               "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation; PROVIDED, HOWEVER, no such event shall constitute a Casualty Event if (x) such proceeds or other compensation in respect thereof is less than $1.0 million and (y) all such proceeds and other compensation in respect of all such events since the Closing Date is less than $5.0 million. "CASUALTY EVENT" shall include but not be limited to any taking of all or any part of any Real Property of any Company, in or by condemnation or other eminent domain proceedings pursuant to any Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Company by any Governmental Authority, civil or military.

               "CERCLA" see Section 8.11.

               "CHANGE OF CONTROL" shall mean any transaction or event occurring on or after the date hereof as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Permitted Holders collectively fail to beneficially own, directly or indirectly, Equity Interests of Holdings representing at least 80% (51% after satisfaction of all obligations under the Allentown Equity Investment and the Aurora Equity Investment) of the economic interests of all Equity Interests then outstanding of Holdings or the Permitted Holders collectively cease to have the ability to control Holdings; (b) if such transaction or event occurs after the consummation of an Initial Public Offering, any Person or any group (other than the Permitted Holders), shall (A) beneficially own (directly or indirectly) in the aggregate Equity Interests of Holdings having 20% or more of the aggregate voting power of all Equity Interests of Holdings at the time outstanding or (B) have the right or power to appoint a majority of the board of directors of Holdings; (c) if such transaction or event occurs after the consummation of an Initial Public Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Holdings then in office; or (d) any event or circumstance constituting a "change of control" under any documentation evidencing or governing any Indebtedness of any Company or Holdings in a principal amount in excess of $10.0 million (other than under the Credit Documents) shall occur which results in an obligation of any Company or Holdings to prepay (by acceleration or otherwise), purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "BENEFICIALLY OWN" and "GROUP" shall have the respective meanings ascribed to them pursuant to Section 13(d) of the Exchange Act, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

               "CLASS" see Section 1.03.

               "CLOSING DATE" see Section 7.01.

               "CLOSING DATE TRANSACTIONS" shall mean the Existing Credit Facilities Repayment and the entering into borrowings hereunder.

               "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

               "COLLATERAL" shall mean all of the Pledged Collateral, the Mortgaged Property (as defined in each Mortgage) and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document.

               "COLLATERAL ACCOUNT" see Section 9(d) of the Security Agreement.

               "COMMISSION" shall mean the United States Securities and Exchange Commission.

               "COMMITMENT LETTER" shall mean the Credit Facilities Commitment Letter among Merrill Lynch Capital Corporation and Borrower dated February 24, 2000, together with Exhibit A thereto.

               "COMMITMENTS" shall mean the Revolving Commitments and the Term Loan Commitments.

               "COMMUNICATIONS ACT" shall mean the United States Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "COMPANIES" shall mean Borrower and the Subsidiaries; and "COMPANY" shall mean any one of them.

               "CONSOLIDATED COMPANIES" shall mean Borrower and its Consolidated Subsidiaries.

               "CONSOLIDATED EBITDA" shall mean, for any period, the sum (without duplication) of the amounts for such period of Adjusted Net Income, PLUS, in each case to the extent deducted in calculating such Adjusted Net Income, (1) income tax expense, (2) Consolidated Interest Expense, (3) depreciation and amortization expense, and (4) other non-cash items of expense, other than to the extent requiring an accrual or reserve for future cash expenses all as determined on a consolidated basis for Consolidated Companies and MINUS cash dividends or other distributions paid by Borrower to Holdings pursuant to Section 9.10(b)(i). Consolidated EBITDA shall be calculated on a pro forma basis and otherwise in accordance with GAAP and Regulation S-X under the Securities Act to give effect to any Acquisitions and Dispositions consummated during the fiscal period of Borrower ended on the applicable Test Date (or to the extent Consolidated EBITDA is used in the definition of Excess Cash Flow, the last day of the applicable fiscal year) as if each such Acquisition had been effected on the first day of such period and as if each such Disposition and Excluded Disposition had been consummated on the day prior to the first day of such period. In calculating Consolidated EBITDA on or prior to March 31, 2001, such calculation shall be made with adjustments for cost savings relating to the Allentown Acquisition and the Aurora Acquisition substantially consistent with the calculation of Consolidated EBITDA made in connection with satisfying the condition set forth in Section 7.01 (xii), such adjustment not to exceed (1) $700,000 for the Test Period ended June 30, 2000, (2) $525,000 for the Test Period ended September 30, 2000, (3) $350,000 for the Test Period ended December 31, 2000, and (4) $175,000 for the Test Period ended March 31, 2001. Consolidated EBITDA shall be calculated by adding back thereto all fees paid under the Time Brokerage Agreements during the relevant period to the extent the radio stations to which such Time Brokerage Agreements relate have been acquired by the Company pursuant to the exercise of an LMA Option.

               "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, all interest expense of Consolidated Companies for such period as determined on a consolidated basis for Consolidated Companies in accordance with GAAP plus or minus, as the case may be, the net amounts paid or received under Interest Rate Protection Agreements; PROVIDED, however, that for any Test Date following the Holdco Notes Interest Trigger Date, Consolidated Interest Expense shall include the annual cash interest payable during such period on the Holdco Notes following the Holdco Notes Interest Trigger Date.

               "CONSOLIDATED NET INCOME" shall mean, for any period, the consolidated net income (or loss) of Consolidated Companies for such period, determined in conformity with GAAP, but excluding the income of any Person (other than the Subsidiaries) in which any Company has an ownership interest, until such income has been received by a Company in a cash distribution and in any event not greater than Borrower's proportionate interest in the net income of such Person for the relevant period.

               "CONSOLIDATED SUBSIDIARY" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

               "CONTINGENT OBLIGATION" shall mean, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "PRIMARY OBLIGATIONS") of another Person (the

"PRIMARY OBLIGOR"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability (as determined by the Borrower in its reasonable judgment) in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability (as determined by the Borrower in its reasonable judgment) in respect thereof.

               "CONTINUE," "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

               "CONTRACTUAL OBLIGATION" shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

               "CONVERT," "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "COVERED TAXES" see Section 5.06(a).

               "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the L/C Documents and the Security Documents, as amended from time to time.

               "CREDIT FACILITIES" shall mean the Term Facilities and the Revolving Facility.

               "CREDITOR" shall mean each of (i) each Agent, (ii) each L/C Lender, (iii) each Lender, and (iv) each party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender.

               "DEBT ISSUANCE" shall mean the incurrence by Holdings or any Company of any Indebtedness after the Closing Date (other than as permitted by Section 9.08).

               "DEFAULT" shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

               "DISPOSITION" shall mean (i) any conveyance, sale, lease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any Property (including Accounts of any Company and Equity Interests of any Person owned by any Company) (whether owned on the Closing Date or thereafter acquired) by any Company to any Person (other than (A) with respect to any Obligor, to any Obligor and (B) with respect to any other Company, to any Company), (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person (other than any Company), and (iii) any liquidating dividend or distribution received by any Company in respect of any Minority Interest, excluding, however, in each case any Excluded Disposition (except for purposes of defining the term "Excluded Disposition").

               "DISPOSITION EVENT" shall mean the receipt by any Company of cash proceeds or cash distributions of any kind in consideration for a Disposition.

               "DISQUALIFIED CAPITAL STOCK" shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

               "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

               "DOCUMENTATION AGENT" see the introduction hereto.

               "DOLLARS" and "$" shall mean lawful money of the United States of America.

               "DOMESTIC SUBSIDIARY" shall mean any Subsidiary other than a Foreign Subsidiary.

               "ELIGIBLE PERSON" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; PROVIDED, HOWEVER, that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund or other entity which is regularly engaged in making, purchasing or investing in loans or securities; or any other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses or investing activities including, but not limited to, insurance companies, mutual funds and investment funds; and (vi) any other entity consented to by Lead Arranger, Administrative Agent and Borrower. With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

               "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which Borrower or a Subsidiary could incur liability.

               "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "ENVIRONMENTAL CLAIM" shall include any claim by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "ENVIRONMENTAL LAWS" shall mean any and all applicable laws, rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

               "EQUITY COMMITMENT LETTER" shall mean the Commitment Letter dated as of May 1, 2000 from Spectrum Equity Investors relating to the Aurora Equity Investment and the Allentown Equity Investment.

               "EQUITY INTERESTS" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

               "EQUITY ISSUANCE" shall mean any of (a) any issuance or sale after the Closing Date (excluding the issuance of capital stock solely in exchange for outstanding partnership interests upon the conversion of Holdings into a subchapter "C" corporation) by Borrower or Holdings of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by Borrower or Holdings after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution), excluding in each case, excluding, however, any Excluded Equity Issuance. The issuance or sale of any debt security convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance and not an Equity Issuance for purposes of Section 2.10(a).

               "EQUITY PROCEEDS" shall mean, as of any date of determination, the aggregate amount of the net proceeds received by Borrower from the sale or sales of, or capital contributions with respect to, its Equity Interests or Equity Rights, after deduction of costs, discounts and commissions incurred or accrued in connection with such sale or sales, to such date of determination.

               "EQUITY RIGHTS" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

               "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

               "ERISA ENTITY" shall mean any member of an ERISA Group.

               "ERISA EVENT" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company.

               "ERISA GROUP" shall mean any Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Company, are treated as a single employer under Section 414 of the Code.

               "EVENT OF DEFAULT" see Section 10.

               "EXCESS CASH FLOW" shall mean for the relevant period, (A) the sum of (i) Consolidated EBITDA for such period (calculated for this definition by adding back the cash portion of all extraordinary or non-recurring items of income (other than from Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense to the extent excluded in the calculation of Adjusted Net Income); (ii) any net decrease in Working Capital during such period (except to the extent attributable to assets or Persons subject to a Disposition during such period); and (iii) cash received from the proceeds of any life insurance or "key man" policies during such period, MINUS (B) the sum of (i) Consolidated Interest Expense to the extent paid in cash for such period;
(ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Consolidated Companies made during such period from internally generated funds, all voluntary prepayments of term Indebtedness made during such period from internally generated funds and all prepayments of Revolving Loans made during such period from internally generated funds to the extent accompanied by a permanent reduction in the Revolving Commitment; (iii) cash Capital Expenditures made during such period by the Companies to the extent funded from internally generated funds; (iv) all cash income taxes actually paid to any Governmental Authority by Consolidated Companies during such period (other than any taxes relating to Dispositions or Excluded Dispositions not in the ordinary course of business) and dividends paid during such period by Borrower pursuant to Section 9.10(b)(ii) and 9.10(c); (v) cash dividends paid during such period by Borrower pursuant to Section 9.10(b)(iii) to the extent made with internally generated funds; (vi) cash paid during such period for any Acquisition permitted by Section 9.06, in each case to the extent made from internally generated funds; and (vii) any net increases (up to $2.0 million during any fiscal year) in Working Capital during such period (except to the extent attributable to assets or Persons subject to an Acquisition during such period).

               "EXCESS QUALIFIED DEBT ISSUANCE PROCEEDS" see Section 2.11.

               "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

               "EXCLUDED DISPOSITIONS" shall mean (i) Dispositions for fair market value resulting in less than $500,000 in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for other equipment or inventory, provided that the Company effecting such exchange receives at least substantially equivalent value in such exchange for the Property disposed of,
(iii) the attachment or granting of any Permitted Lien, the making of any Investment permitted by Section 9.09 and the making of any Dividend Payment permitted by Section 9.10;and (iv) the sale of inventory in the ordinary course of business.

               "EXCLUDED EQUITY ISSUANCE" shall mean (i) any issuance of common Equity Interests of Holdings to the seller or sellers in consideration for a Permitted Acquisition, (ii) any issuance or sale by Holdings of Equity Interests of Holdings to employees, directors, officers or consultants pursuant to a benefit or compensation plan, (iii) any issuance of Qualified Capital Stock of Holdings to the extent that the proceeds thereof are used for a substantially contemporaneous purchase or redemption of Equity Interests of Holdings pursuant to Section 9.10(b)(iii), (iv) any issuance of Equity Interests by any Subsidiary to directors or nominees if resulting in DE MINIMIS proceeds, (v) any issuance of Equity Interests or the receipt of capital contributions by Holdings relating to the Allentown Equity Investment and the Aurora Equity Investment, and the receipt of capital contributions by Borrower from Holdings from the proceeds thereof, (vi) any issuance of Equity Interests by Borrower to, or the receipt of capital contributions from, Holdings from the proceeds of the issuance by Holdings of the Holdco Notes, (vii) any issuance of Equity Interests by Holdings pursuant to an Initial Public Offering consummated on or prior to March 31, 2001 (and the receipt of capital contributions by Borrower from Holdings from the net proceeds thereof) to the extent (a) such proceeds are used to repay the Holdco Notes and (b) such Equity Issuance is effected in lieu of the Allentown Equity Investment or the Aurora Equity Investment and (viii) the exercise of options issued as of the date hereof pursuant to the Amended and Restated Option Agreement dated as of April 27, 2000 among Nassau Broadcasting Company and the other parties thereto, as amended from time to time.

               "EXCLUDED TAXES" see Section 5.06(a).

               "EXISTING AFFILIATE AGREEMENTS" see Section 9.15.

               "EXISTING CREDIT FACILITIES" shall mean the Loan Agreement dated as of August 28, 1998 among Borrower, Amresco Commercial Finance, Inc., as Agent, and the other financial institutions party thereto (as amended through the date hereof).

               "EXISTING CREDIT FACILITIES REPAYMENT" shall mean the repayment of all Indebtedness and cancellation of all commitments to make extensions of credit under the Existing Credit Facilities.

               "EXISTING NOTES" shall mean the subordinated notes issued by Holdings and Nassau Broadcasting Partners, Inc. in favor of Spectrum, Grotech Partners IV, L.P., Noel P. Rahn and Toronto Dominion Capital (U.S.A.).

               "FAIR MARKET VALUE" shall mean, with respect to any Property, a price (after taking into account any liabilities relating to such Property), as determined by Borrower in good faith, that is within a reasonable range of prices which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

               "FCC" shall mean the United States Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

               "FCC AUTHORIZATIONS" shall mean the licenses, construction permits, or other authorizations issued by the FCC necessary for the ownership and/or operations of the Radio Stations as currently conducted.

               "FEDERAL FUNDS RATE" shall mean, for any day, the rate PER ANNUM (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, HOWEVER, that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

               "FEE LETTER" shall mean the Credit Facilities Fee Letter dated as of February 24, 2000 among Merrill Lynch Capital Corporation and Borrower.

               "FINAL MATURITY DATE" shall mean June 30, 2008.

               "FINANCIAL MAINTENANCE COVENANTS" shall mean the covenants set forth in Sections 9.11(a) through (d).

               "FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the four fiscal quarters ending on such Test Date to (y) Fixed Charges for the four fiscal quarters ending on such Test Date.

               "FIXED CHARGES" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period to the extent paid or payable in cash during such period, (ii) the sum of all scheduled principal payments on any Indebtedness of Consolidated Companies (including, without duplication, any lease payments in respect of Capital Leases of Consolidated Companies attributable to the principal component thereof for such period but excluding any prepayment of a type contemplated by Section 2.10 or 2.11), (iii) all cash income tax expense actually paid to any Governmental Authority by Consolidated Companies for such period (other than taxes related to Dispositions or Excluded Dispositions not in the ordinary course of business), (iv) Capital Expenditures during such period to the extent paid from internally generated funds and (v) all dividends paid by Borrower during such period pursuant to Section 9.10(b)(ii).

               "FOREIGN LENDER CERTIFICATE" see Section 5.06.

               "FOREIGN PLAN" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

               "FOREIGN SUBSIDIARY" shall mean any direct or indirect Subsidiary organized outside of the United States as defined in Section 7701(a)(9) of the Code (or any successor provision).

               "FUNDED INDEBTEDNESS" shall mean, at the date of determination thereof, any Indebtedness of any Company which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date including, in any event, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and Indebtedness in respect of Loans, in each case determined on a consolidated basis in conformity with GAAP.

               "FUNDING DATE" shall mean the date of the making of any extension of credit hereunder (including the Closing Date).

               "GAAP" shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

               "GUARANTEE" shall mean the guarantee of each Guarantor pursuant to Section 6.

               "GUARANTEED OBLIGATIONS" see Section 6.01.

               "GUARANTORS" shall mean Holdings and each Subsidiary listed on
SCHEDULE 1.01(D) and each Subsidiary that after the Closing Date guarantees the payment of the Obligations pursuant to Section 7.02(ix) or Section 9.20.

               "GUARANTY OBLIGATION" see the definition of Contingent
Obligation.

               "HAZARDOUS MATERIAL" shall mean any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and friable asbestos.

               "HOLDINGS" shall mean Nassau Broadcasting Partners, L.P.

               "HOLDCO NOTES" shall mean the $117,438,000 aggregate principal amount at maturity of 13% (resetting to 14%) Senior Discount Notes due 2010 issued by Holdings.

               "HOLDCO NOTES AGREEMENT" shall mean the Purchase Agreement dated as of May 4, 2000 among Holdco, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the purchasers named therein, pursuant to which the Holdco Notes were issued.

               "HOLDCO NOTES INTEREST TRIGGER DATE" shall mean May 4, 2005.

               "IN THE ORDINARY COURSE OF BUSINESS" shall mean in the ordinary course of business of the Companies.

               "INCUR" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person, or to grant or create a Lien upon any Property of such Person to secure any Indebtedness of another Person (and "INCURRENCE," "INCURRED" and "INCURRING" shall have meanings correlative to the foregoing).

               "INDEBTEDNESS" shall mean, for any Person, without duplication,
(a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses arising in the ordinary course of business); (c) all obligations of such Person to reimburse or prepay any other Person in respect of amounts paid under letters of credit (including Letters of Credit), banker's acceptances or similar instruments, whether drawn or undrawn; (d) all obligations of such Person evidenced by notes, bonds (other than bid or performance bonds), debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property (other than operating leases)); (f) all Capital Lease Obligations of such Person; (g) all indebtedness of other Persons referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness (PROVIDED that the amount of indebtedness shall be deemed to be limited to the fair market value of such Property if such Person has not assumed or become liable for the payment of such indebtedness); (h) all obligations of such Person under synthetic leases; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (h) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business in connection with the purchase of goods and services. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is liable therefor.

               "INDEMNITEE" see Section 12.03(b).

               "INITIAL PUBLIC OFFERING" shall mean a primary underwritten public offering of the common stock of Holdings at any time after the Closing Date, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

               "INITIAL NH REDEMPTION PAYMENT" means the payment by Holdings to Nassau Holdings Inc., as limited partner of Holdings, on the Closing Date of $2.5 million in respect of the redemption on the Closing Date of 54,128.07 Units of Partnership Interest held by Nassau Holdings, Inc.

               "INSOLVENCY PROCEEDING" shall mean, with respect to any Person,
(a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

               "INTELLECTUAL PROPERTY" see Section 8.23.

               "INTERCOMPANY NOTE" shall mean a promissory note substantially in the form of EXHIBIT B.

               "INTEREST COVERAGE RATIO" shall mean, for any Test Date, the ratio of (x) Consolidated EBITDA for the four fiscal quarters ending on such Test Date to (y) Consolidated Interest Expense for the four fiscal quarters ending on such Test Date. Notwithstanding the foregoing, until May 4, 2001, Consolidated Interest Expense shall equal the product of (A) Consolidated Interest Expense since the Closing Date to the date in question and (B) a fraction, the numerator of which is 365 and the denominator of which is the number of days since the Closing Date.

               "INTEREST PERIOD" shall mean, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Section 2.09) ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Loan would otherwise end after the R/C Termination Date, such Interest Period shall end on the R/C Termination Date;
(ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the

Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

               "INTEREST RATE CERTIFICATE" shall mean an Officers' Certificate substantially in the form of EXHIBIT C-1, delivered pursuant to Section 9.01(e), demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of the end of the fiscal period ending prior to the date of the delivery of such certificate.

               "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

               "INTERNALLY GENERATED FUNDS" shall mean funds not generated from the proceeds of any Loan, Debt Issuance, Equity Issuance, Disposition, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof (other than sales of inventory in the ordinary course of business)).

               "INVENTORY" shall have the meaning as defined in the Uniform Commercial Code as in effect in the State of New York.

               "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests, Equity Rights, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and
(d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a Guarantee shall be taken at not less than the principal amount of the Guaranteed Obligations still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increase, respectively in the value thereof.

               "JOINDER AGREEMENT" shall mean a Joinder Agreement substantially in the form of EXHIBIT I.

               "LANDLORD CONSENTS" see Section 9.12(D).

               "LAWS" shall mean, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

               "L/C DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

               "L/C INTEREST" shall mean, for each Revolving Lender, such Lender's participation interest (or, in the case of L/C Lender, L/C Lender's retained interest) in L/C Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

               "L/C LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit.

               "L/C LENDER" shall mean PNC Bank, National Association or any of its Affiliates, or such other Lender or Lenders selected by Administrative Agent and reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

               "LEAD ARRANGER" see the introduction hereto.

               "LEASE" shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

               "LENDER" and "LENDERS" see the introduction hereto.

               "LETTER OF CREDIT" see Section 2.03.

               "LIBO RATE" shall mean, for any LIBOR Loan for any Interest Period therefor, a rate PER ANNUM (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by 1 MINUS the Reserve Requirement (if any) for such Loan for such Interest Period.

               "LIBOR BASE RATE" shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the rate PER ANNUM determined by Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Dow Jones Market Screen 3750 (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period (as adjusted for maximum statutory reserves (if applicable)); PROVIDED,

HOWEVER, that (i) if no comparable term for an Interest Period is available, the LIBOR Base Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and
(ii) if there shall at any time no longer exist a Dow Jones Market Screen 3750, "LIBOR BASE RATE" shall mean, with respect to each day during each Interest Period pertaining to LIBOR Loans comprising part of the same borrowing, the rate PER ANNUM equal to the rate at which Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period. "DOW JONES MARKET SCREEN 3750" shall mean the display designated as Page 3750 on the Dow Jones Market Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit markets).

               "LIBOR LOANS" shall mean Loans that bear interest at rates based on rates referred to in the definition of "LIBO Rate" in this Section 1.01.

               "LICENSE SUBSIDIARY" shall mean any Subsidiary of Borrower that
(i) is organized in a state within the United States, (ii) has no assets other than FCC Authorizations of the Companies and DE MINIMIS other assets and conducts no activity except holding such FCC Authorizations and matters ancillary thereto, (iii) has no liabilities or obligations, including Contingent Obligations, other than the Guarantee and liabilities strictly related to its corporate existence incurred in the ordinary course (but not any trade credit or the like) and DE MINIMIS other obligations, and (iv) has no Liens, except, to the extent permitted by the FCC, Liens under the Security Documents in favor of Administrative Agent on behalf of the Creditors.

               "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, claim, charge, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property having the effect of a security interest or any filing consented to by any Company of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, and any agreement to give any of the foregoing.

               "LMA DOCUMENTS" shall mean the agreements listed on Schedule 1.01(c).

               "LMA LICENSEES" shall mean (i) Manahawkin Communications Corporation-WCHR(FM); (ii) Port Jervis Broadcasting Company, Inc.-WDLC(AM) and WTSX(FM); (iii) North Shore Broadcasting Corporation and Seashore Broadcasting Corporation-WOBM(AM) and WOBM-FM; (iv) Multicultural Radio Broadcasting, Inc.-WJHR(AM); and (v) Multicultural Radio Broadcasting, Inc.-WSBG(FM) and WVPO(AM).

               "LMA OPTION" shall mean Borrower's rights under the LMA Documents to acquire the assets described therein.

               "LMA STATIONS" shall mean (i) WCHR-FM, Trenton, NJ; (ii) WDLC(AM), Port Jervis, NY; (iii) WTSX(FM), Port Jervis, NY; (iv) WOBM(AM), Lakewood Township, NJ; (v) WOBM-

FM, Toms River, NJ; (vi) WJHR(AM), Flemington, NJ; (vii) WSBG(FM), Stroudsburg, PA; and (viii) WVPO(AM), Stroudsburg, PA.

               "LOANS" shall mean the Revolving Loans and the Term Loans.

               "LOSSES" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

               "MAJORITY LENDERS" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans, PLUS (b) the aggregate amount of all L/C Liabilities, PLUS (c) the aggregate Unutilized Commitments then in effect.

               "MAJORITY PRO RATA LENDERS" see Section 12.04(i)(m).

               "MAJORITY REVOLVING LENDERS" shall mean (i) at any time prior to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Commitment and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Loans, PLUS (b) the aggregate amount of all L/C Liabilities, plus (c) the aggregate Unutilized R/C Commitments then in effect.

               "MARGIN STOCK" shall mean margin stock within the meaning of Regulations T, U and X.

               "MATERIAL ADVERSE CHANGE" shall mean, with respect to any Person, a material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the business, results of operations, financial condition or assets of such Person, together with its Subsidiaries taken as a whole.

               "MATERIAL ADVERSE EFFECT" shall mean an event, circumstance, occurrence, or condition which has caused as of any date of determination any of
(a) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, results of operations, financial condition or assets of Borrower, together with the Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of any Creditor thereunder or the legality, priority or enforceability of the Lien on a material portion of the Collateral.

               "MERRILL LYNCH" see the introduction to this Agreement.

               "MINORITY INTEREST" shall mean an Investment in any Person that is not a Subsidiary.

               "MOODY'S" shall mean Moody's Investors Service, Inc.

               "MORTGAGE" shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof.

               "MORTGAGED REAL PROPERTY" shall mean (A) each Real Property identified on SCHEDULE 1.01(F) and (B) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 9.12.

               "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or
(iii) with respect to which any Company could incur liability.

               "NAIC" shall mean the National Association of Insurance Commissioners.

               "NET AVAILABLE PROCEEDS" shall mean:

               (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

              (ii) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted by the Credit Documents, and (C) any Taxes paid or payable by any Company in respect of the amount so recovered (after application of all credits and other offsets); and

             (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by Holdings or any Company in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

               "NET CASH PAYMENTS" shall mean, with respect to any Disposition Event, the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event, net (without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "RELEVANT DISPOSITION"); (ii) any Taxes paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness (other than the Obligations) to the extent that such Indebtedness is secured by a Permitted Lien on the subject Property required to be repaid as a condition to the purchase or sale of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; and (v) amounts reserved, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition and related thereto, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officers' Certificate delivered to Administrative Agent.

               "NON-QUALIFIED SUBSIDIARY" shall mean any Subsidiary other than a Qualified Subsidiary.

               "NON-U.S. LENDER" see Section 5.06(b).

               "NOTES" shall mean the Revolving Notes and the Term Loan Notes.

               "NOTICE OF ASSIGNMENT" shall mean a notice of assignment pursuant to Section 12.06 substantially in the form of EXHIBIT F.

               "NOTICE OF BORROWING" shall mean a notice of borrowing substantially in the form of EXHIBIT G.

               "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Obligor to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or any Swap Contract relating to the Loans or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

               "OBLIGORS" shall mean Borrower and the Guarantors.

               "OFFICERS' CERTIFICATE" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities.

               "OPTION AGREEMENT" means the Amended and Restated Option Agreement dated as of December 30, 1997 among Nassau Broadcasting Company and the other parties named therein.

               "ORGANIC DOCUMENT" shall mean, relative to any Person, its certificate of incorporation, its by-laws, its partnership agreement, its operating agreement, its memorandum and articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

               "ORIGINAL LENDERS" shall mean the Lenders named on the signature pages hereof who were Lenders at the Closing Date.

               "OTHER TAXES" see Section 5.06(c).

               "OWNERSHIP REPORT" shall mean, with respect to any of the Borrower Stations, the reports and certifications filed with the FCC pursuant to 47 C.F.R. ss. 73.3615.

               "PARTICIPANT" see Section 12.06(c).

               "PAYMENT DATE" shall mean any Principal Payment Date and each date on which interest is due and payable on any Loan.

               "PAYOR" see Section 4.06.

               "PBGC" shall mean the United States Pension Benefit Guaranty Corporation or any successor thereto.

               "PENSION PLAN" shall mean an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Company could incur liability.

               "PERFECTION CERTIFICATE" shall mean a certificate substantially in the form of EXHIBIT M.

               "PERMITS" see Section 8.17.

               "PERMITTED ACQUISITION" shall mean any Acquisition effected in compliance with Section 9.06(h), (m), (n) or (o).

               "PERMITTED CUSTOMARY LIENS" shall mean (a) Liens imposed by any Governmental Authority for taxes, assessments or charges (other than any DE MINIMIS taxes, assessments or charges) not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;
(b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03; (c) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (including the Federal Employer's Liability Act) or the deposits securing the liability to insurance carriers, in each case arising in the ordinary course of business; (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business under insurance or self insurance agreements; (e) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Real Property subject thereto or interfere with the ordinary conduct of the business of any Company; (f) exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect to each Mortgaged Real Property; (g) Liens consisting of judgment or judicial attachment Liens (including pre-judgment attachment) in existence less than 60 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under Section 10(h) or (n); (h) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held; (i) leases, subleases, licenses or sublicenses granted to third Persons not interfering in any material respect with the business of any Company; (j) Liens arising from UCC financing statements regarding leases permitted by this Agreement; (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;
(l) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business; (m) Liens that are contractual rights of set-off; and (n) Liens on Intellectual Property to the extent such Liens arise from the granting of licenses to use such Intellectual Property in the ordinary course of business of any Company.

               "PERMITTED HOLDERS" shall mean, as of the date of determination,
(i) Nassau Holdings, Inc. so long as controlled by Louis F. Mercatanti, Jr. or his Permitted Transferees, (ii) Nassau Broadcasting Partners, Inc. so long as controlled by Louis F. Mercatanti, Jr., Noel P. Rahn, Spectrum, Grotech Partners IV, L.P., Toronto Dominion Capital (U.S.A.) and (following the Aurora Acquisition) Banc America Capital Investors SBIC I, L.P. and their respective Permitted Transferees, (iii) Nassau Broadcasting Co., Inc., so long as controlled by Louis F. Mercatanti, Jr., and (iv) Noel P. Rahn, Spectrum, Grotech Partners IV, L.P., Toronto Dominion Capital (U.S.A.) and (following the Aurora Acquisition) Banc America Capital Investors SBIC I, L.P. and their respective Permitted Transferees.

               "PERMITTED INVESTMENTS" shall mean: (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business; (b) without duplication, Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08; (c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business and prepayments and other credits to suppliers made in the ordinary course of business; (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security or similar legislation; (e) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on performance bonds, bid bonds, surety bonds or appeal bonds and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business; (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and (g) cash and Cash Equivalents.

               "PERMITTED LIENS" see Section 9.07.

               "PERMITTED OBLIGATIONS" shall mean: (a) Contingent Obligations in respect of operating leases; (b) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of its incurrence; (c) Swap Contracts entered into in the ordinary course of business as a BONA FIDE hedge and not for speculative purposes; (d) Contingent Obligations in connection with Excluded Dispositions or Dispositions permitted under Section 9.06, arising in connection with indemnification, customary purchase price adjustments and other agreements in respect of any contract relating to such Excluded Disposition or Disposition (expressly excluding, however, any Contingent Obligation in respect of any obligation of any third Person incurred in connection with the acquisition of the Property which is the subject of such Excluded Disposition or Disposition); (e) Indebtedness or Contingent Obligations of any Company to (including obligations in respect of letters of credit for the benefit of) any Person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Company; and (f) Indebtedness or Contingent Obligations of any Company in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent the amount of refinancing Indebtedness or Contingent Obligations is not greater than the amount of Indebtedness or Contingent Obligations being refinanced.

               "PERMITTED REFINANCING" shall mean, with respect to any Indebtedness or Contingent Obligation, any refinancing thereof, PROVIDED, HOWEVER, that:

               (a) no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would arise therefrom;

               (b) any such refinancing Indebtedness shall (i) not be on financial and other terms that are materially more onerous in the aggregate to any Company or the Lenders than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome to any Company or Lender in any material respect than the Indebtedness being refinanced, (ii) not have a stated maturity or weighted average life that is shorter than that of the Indebtedness or Contingent Obligation being refinanced (provided that the stated maturity or weighted average life may be shorter if the stated maturity of any principal payment (including any amortization payments) is not earlier than the earlier of (1) the stated maturity in effect prior to such refinancing or (2) 90 days after the Final Maturity
        Date), (iii) if the Indebtedness or Contingent Obligation being refinanced is subordinated by its terms or by the terms of any agreement or instrument relating to such Indebtedness or Contingent Obligation, be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (iv) be in a principal amount that does not exceed the principal amount so refinanced, plus accrued interest, PLUS any reasonable premium or other payment required to be paid in connection with such refinancing, PLUS, in either case, the amount of fees and reasonable expenses of any Company incurred in connection with such refinancing;

               (c) the Indebtedness to be refinanced is not outstanding more than 45 days after the date after the incurrence of the Indebtedness incurred to effect the refinancing thereof; and

               (d) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Borrower or the original obligor on such Indebtedness or Contingent Obligation being refinanced; PROVIDED, HOWEVER, that (I) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness, (II) any Obligor shall be permitted to guarantee any such refinancing of any other Obligor, and (III) Holdco shall be the sole obligor on any refinancing of the Holdco Notes (or any refinancing thereof), and such refinanced Indebtedness shall not provide for any cash interest payments prior to the Holdco Notes Interest Trigger Date.

               "PERMITTED TRANSFEREES" means, with respect to any Person: (i) the referent Person's parents, spouse, siblings, children (natural or adopted), grandchildren or other issue; (ii) trusts the primary beneficiaries of which are any of the foregoing persons or any charitable organization designated by any of them, which trusts are controlled, directly or indirectly, by the referent Person and any of the persons under clauses (i) or (iv); (iii) corporations, partnerships, limited liability companies and other persons if at least 80% of the economic interest in any such person is owned by the referent person and any of the persons under clause (i), (ii) or (iii) or any charitable organization designated by any of them; and (iv) in the case of any person in clause (i), the heirs, executors, administrators or personal representatives upon the death of such person or upon the incompetency or disability of such person for the purposes of the protection and management of such individual's assets.

               "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

               "PLEDGED COLLATERAL" shall mean all Property pledged pursuant to the Security Agreement.

               "PREFERRED RETURN PAYMENT" means a payment on the Closing Date in the amount of $2.9 million to Nassau Broadcasting Company.

               "PRINCIPAL OFFICE" shall mean the principal office of Administrative Agent, located on the Closing Date at One PNC Plaza, 22nd Floor, 249 Fifth Avenue, Pittsburgh, PA 15222, or such other office as may be designated by Administrative Agent.

               "PRINCIPAL PAYMENT DATE" shall mean, with respect to any Term Loan, each Quarterly Date or other date set forth on SCHEDULE 3.01(B) on which a payment of principal is due with respect to such Term Loan.

               "PRIOR LIENS" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of such Security Document.

               "PROCEEDING" shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

               "PROFIT PAYMENT AGREEMENT" shall mean any agreement to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow, earnings or profits (or the like) of any Person or business.

               "PRO FORMA BALANCE SHEET" see Section 8.02(E).

               "PRO FORMA DATE" see Section 8.02(E).

               "PROPERTY" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

               "PURCHASE OPTION" means the option to purchase LP Units granted to the option holders named in the Option Agreement.

               "QUALIFIED CAPITAL STOCK" shall mean with respect to any Person any Equity Interests of such Person which is not Disqualified Capital Stock.

               "QUALIFIED COMPANY" shall mean Borrower and each Qualified Subsidiary.

               "QUALIFIED DEBT ISSUANCE" means any issuance, whether in a public offering or a private placement, of debt securities of Borrower.

               "QUALIFIED SUBSIDIARY" shall mean any Wholly Owned Subsidiary of Borrower that is or is required to be a Guarantor and a party to the Security Agreement.

               "QUARTER" shall mean each three month period ending on March 31, June 30, September 30 and December 31.

               "QUARTERLY DATES" shall mean the last Business Day of each Quarter in each year, commencing with the last Business Day of the first full Quarter after the Closing Date; PROVIDED, HOWEVER, that solely for purposes of Sections 2.05(a) and (b), the Quarterly Dates shall commence with the last Business Day of the first full Quarter after the Closing Date.

               "RADIO STATIONS" shall mean the Borrower Stations and the LMA Stations.

               "R/C PERCENTAGE" shall mean, with respect to any Revolving Lender, the ratio of (a) the amount of the Revolving Commitment of such Lender to (b) the aggregate amount of the Revolving Commitments of all of the Lenders.

               "R/C TERMINATION DATE" shall mean the date that is the sixth anniversary of the Closing Date.

               "REAL PROPERTY" shall mean all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to a parcel of real property owned or operated by any Company, whether by lease, license or other use or occupancy agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof or thereon.

               "REDEEM" shall mean redeem, repurchase, repay, defease or otherwise acquire or retire for value; and "REDEMPTION" and "REDEEMED" have correlative meanings.

               "REFINANCE" shall mean refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "REFINANCING" and "REFINANCED" have correlative meanings.

               "REGISTER" see Section 2.08.

               "REGULATION D" shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the United States Federal Reserve System.

               "REGULATIONS T, U AND X" shall mean, respectively, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R. Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

               "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the Closing Date in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

               "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by L/C Lender in respect of any drawings under a Letter of Credit.

               "RELATED PARTIES" see Section 11.01.

               "RELATED PERSON" of any Person shall mean any other Person owning directly or indirectly (a) 5% or more of the outstanding common stock of such Person or (b) 5% or more of the Voting Equity Interests of such Person in each case, excluding any Person that files a Schedule 13G with respect to such Person pursuant to the Exchange Act (and is qualified to do so).

               "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

               "RELEVANT DISPOSITION" see the definition of Net Cash Payments.

               "REPLACED LENDER" see Section 2.12.

               "REPLACEMENT LENDER" see Section 2.12.

               "REQUIRED PAYMENT" see Section 4.06.

               "REQUIREMENT OF LAW" shall mean as to any Person, the Organic Documents of such Person, and any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

               "REQUISITE TRANCHE LENDERS" shall mean (i) with respect to Lenders having Revolving Commitments or Revolving Loans, Lenders having at least 85% of the aggregate sum of the Unutilized R/C Commitments, Revolving Loans and L/C Liabilities then outstanding, (ii) with respect to Lenders having Term A-1 Facility Loans or Term A-1 Facility Commitments, Lenders having at least 85% of the aggregate sum of the Term A-1 Facility Loans and Term A-1 Facility Commitments then outstanding, (iii) with respect to Lenders having Term A-2 Facility Loans or Term A-2 Facility Commitments, Lenders having at least 85% of the aggregate sum of the Term A-2 Facility Loans and Term A-2 Facility Commitments then outstanding, (iv) with respect to Lenders having Term B Facility Loans or Term B Facility Commitments, Lenders having at least 85% of the aggregate sum of the Term B Facility Loans and Term B Facility Commitments then outstanding, and (v) with respect to Lenders having Term C Facility Loans or Term C Facility Commitments, Lenders having at least 85% of the aggregate sum of the Term C Facility Loans and Term C Facility Commitments then outstanding.

               "RESERVE REQUIREMENT" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D).

               "RESPONSIBLE OFFICER" shall mean the chief executive officer, the president or vice president of Borrower and, with respect to financial matters, the chief financial officer and the Director of Accounting of Borrower.

               "REVOLVING COMMITMENT" shall mean, for each Revolving Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on ANNEX A under the caption "Revolving Commitment" (as the same may be reduced from time to time pursuant to Section
2.04 or changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the sum of the Revolving Commitments of all Lenders is $20.0 million.

               "REVOLVING FACILITY" shall mean the credit facility comprising the Revolving Commitments.

               "REVOLVING LENDERS" shall mean (a) on the Closing Date, the Lenders having a Revolving Commitment on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Revolving Loans and a Revolving Commitment after giving effect to any assignments thereof permitted by
Section 12.06(b).

               "REVOLVING LOANS" see Section 2.01(a).

               "REVOLVING NOTES" shall mean the promissory notes substantially in the form of EXHIBIT A-1.

               "SALE AND LEASEBACK TRANSACTION" shall mean any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

               "S&P" shall mean Standard & Poor's, a division of The McGraw Hill Companies.

               "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and all rules and regulations of the Commission promulgated thereunder.

               "SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of EXHIBIT D among the Obligors and Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent (on behalf of the Creditors) a perfected first priority security interest in the Pledged Collateral covered thereby.

               "SECURITY DOCUMENTS" shall mean the Security Agreement, the Mortgages (if any), the Landlord Consents and each other security document or pledge agreement required by applicable local law to grant a valid, perfected security interest in any Property acquired or developed pursuant to a Permitted Acquisition, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to the Security Agreement or any Mortgage and any other document or instrument utilized to pledge as collateral for the Obligations any Property of whatever kind or nature.

               "SENIOR DEBT" shall mean, at any date, Total Debt MINUS the aggregate amount of Subordinated Debt of Consolidated Companies at such date, in each case determined on a consolidated basis in conformity with GAAP.

               "SENIOR LEVERAGE RATIO" shall mean, for any Test Date, the ratio of (x) Senior Debt at such Test Date to (y) Consolidated EBITDA for the four fiscal quarters ending on such Test Date.

               "SOLVENT" and "SOLVENCY" shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and
(e) such Person is able to pay its debts as they become due and payable.

               "SPECTRUM" means Spectrum Equity Investors, L.P. and Spectrum Equity Investors II, L.P., and their respective successors.

               "SUBORDINATED DEBT" shall mean Indebtedness of any Company that is contractually subordinated to any other Indebtedness of such Company.

               "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a Subsidiary of Borrower.

               "SURETY INSTRUMENTS" shall mean all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

               "SURVEY" shall mean a survey of any Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Administrative Agent) to Administrative Agent and (iv) complying in all respects with Requirements of Law.

               "SWAP CONTRACT" shall mean any agreement (including any master agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates, commodity prices, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18).

               "SYNDICATION AGENT" see the introduction hereto.

               "TAX RETURNS" see Section 8.09.

               "TAXES" shall mean any and all taxes, imposts, duties, charges, fees, levies or other charges or assessments of whatever nature, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, li-cense, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

               "TERM FACILITIES" shall mean the credit facilities comprising the Term A Facility, the Term B Facility and the Term C Facility, collectively.

               "TERM A FACILITY" shall mean the credit facility comprising the Term A Facility Commitments and the Term A Facility Loans.

               "TERM A FACILITY COMMITMENT" shall mean the Term A-1 Facility Commitments and the Term A-2 Facility Commitments, collectively.

               "TERM A FACILITY LENDERS" shall mean (a) on the Closing Date, the Lenders having Term A Facility Commitments on the signature pages hereof, and
(b) thereafter, the Lenders from time to time holding Term A Facility Loans and Term A Facility Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "TERM A FACILITY LOANS" shall mean the Term A-1 Facility Loans and the Term A-2 Facility Loans, collectively.

               "TERM A FACILITY NOTES" shall mean the promissory notes substantially in the form of EXHIBIT A-2.

               "TERM A-1 FACILITY COMMITMENT" shall mean, for each Term A Facility Lender, the obligation of such Lender to make a Term A-1 Facility Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on ANNEX A under the caption "Term A-1 Facility Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the sum of the Term A Facility Commitments of all Lenders is $33.0 million.

               "TERM A-1 FACILITY LOANS" see Section 2.01(b).

               "TERM A-1 FACILITY TERMINATION DATE" shall mean the earlier of
(a) the 180th day after the Closing Date and (b) the receipt of final approval from the FCC to finance the Aurora Acquisition and the Aurora Debt Repayment and to pay related fees and expenses

               "TERM A-2 FACILITY COMMITMENT" shall mean, for each Term A Facility Lender, the obligation of such Lender to make a Term A Facility Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on ANNEX A under the caption "Term A Facility Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the sum of the Term A Facility Commitments of all Lenders is $26.0 million.

               "TERM A-2 FACILITY LOANS" see Section 2.01(c).

               "TERM A-2 FACILITY TERMINATION DATE" shall mean the 120th day after the Closing Date.

               "TERM B FACILITY" shall mean the credit facility comprising the Term B Facility Commitments and the Term B Facility Loans.

               "TERM B FACILITY COMMITMENT" shall mean, for each Term B Facility Lender, the obligation of such Lender to make a Term B Facility Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on ANNEX A under the caption "Term B Facility Commitment" (as the same may be changed pursuant to Section 12.06(b)). The initial aggregate principal amount of the sum of the Term B Facility Commitments of all Lenders is $40.0 million.

               "TERM B FACILITY LENDERS" shall mean (a) on the Closing Date, the Lenders having Term B Facility Commitments on the signature pages hereof, and
(b) thereafter, the Lenders from time to time holding Term B Facility Loans and Term B Facility Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "TERM B FACILITY LOANS" see Section 2.01(d).

               "TERM B FACILITY NOTES" shall mean the promissory notes substantially in the form of EXHIBIT A-3.

               "TERM C FACILITY" shall mean the credit facility comprising the Term C Facility Commitments and the Term C Facility Loans.

               "TERM C FACILITY COMMITMENT" shall mean, for each Term C Facility Lender, the obligation of such Lender to make a Term C Facility Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on ANNEX A under the caption "Term C Facility Commitment" (as the same may be changed pursuant to Sectgion 12.06(b)). The initial aggregate principal amount of the sum of the Term C Facility Commitments of all Lenders is $25.0 million.

               "TERM C FACILITY LENDERS" shall mean (a) on the Closing Date, the Lenders having Term C Facility Commitments on the signature pages hereof, and
(b) thereafter, the Lenders from time to time holding Term C Facility Loans and Term C Facility Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

               "TERM C FACILITY LOANS" see Section 2.01(e).

               "TERM C FACILITY NOTES" shall mean the promissory notes substantially in the form of EXHIBIT A-4.

               "TERM C FACILITY TERMINATION DATE" shall mean the earlier of (a) the 180th day after the Closing Date and (b) the receipt of final approval from the FCC to finance the Aurora Acquisition and the Aurora Debt Repayment and to pay related fees and expenses

               "TERM LOAN COMMITMENTS" shall mean the Term A Facility Commitments, the Term B Facility Commitments and the Term C Facility Commitments, collectively.

               "TERM LOAN LENDERS" shall mean the Term A Facility Lenders, the Term B Facility Lenders and the Term C Facility Lenders, collectively.

               "TERM LOAN NOTES" shall mean the Term A Facility Notes, the Term B Facility Notes and the Term C Facility Notes, collectively.

               "TERM LOANS" shall mean the Term A Facility Loans, the Term B Facility Loans and the Term C Facility Loans, collectively.

               "TEST DATE" shall mean, for any Financial Maintenance Covenant, the last day of each fiscal quarter of Borrower included within any period set forth in the table for such Financial Maintenance Covenant.

               "TIME BROKERAGE AGREEMENTS" shall mean the (i) Time Brokerage Agreement, dated February 12, 1997 between Manahawkin Communications Corporation and Nassau Broadcasting Partners, L.P.; (ii) Time Brokerage Agreement, dated August 1, 1998 between Port Jervis Broadcasting Company, Inc. and Nassau Broadcasting Partners, L.P.; (iii) Time Brokerage Agreement dated July 1, 1996 between Nassau Broadcasting Partners, L.P. and North Shore Broadcasting Corporation and Seashore Broadcasting Corporation; (iv) Time Brokerage Agreement, dated January 21, 1999 between Multicultural Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.; and (v) Time Brokerage Agreement, dated November 12, 1998 between Multicultural Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.

               "TITLE COMPANY" shall mean First American Title Insurance Company or such other title insurance or abstract company as shall be designated by Administrative Agent.

               "TOTAL DEBT" shall mean, at any date, the aggregate amount of Indebtedness of Consolidated Companies at such date PLUS, if such date is on or after the Holdco Notes Interest Trigger Date, (other than for purposes of calculating Senior Debt) the aggregate principal amount of Holdco Notes outstanding on such date, in each case determined on a consolidated basis in conformity with GAAP.

               "TOTAL FUNDED INDEBTEDNESS" shall mean, at any date, the aggregate amount of Funded Indebtedness of Consolidated Companies as of such date determined on a consolidated basis in conformity with GAAP.

               "TOTAL LEVERAGE RATIO" shall mean, for any Test Date, the ratio of (x) Total Debt at such Test Date to (y) Consolidated EBITDA for the four fiscal quarters ending on such Test Date.

               "TRANCHE" shall mean (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Loans or Revolving Commitments, (b) Lenders having Term A Facility Commitments or Term A Facility Loans, (c) Lenders having Term B Facility Commitments or Term B Facility Loans and (d) Lenders having Term C Facility Commitments or Term C Facility Loans, and
(ii) with respect to Loans, each of the following classes of Loans: (a) Revolving Loans or Revolving Commitments, (b) Term A Facility Commitments or Term A Facility Loans, (c) Term B Facility Commitments or Term B Facility Loans and (d) Term C Facility Commitments or Term C Facility Loans.

               "TRANSACTION DOCUMENTS" shall mean the Allentown Acquisition Agreement, the Aurora Acquisition Agreement, the LMA Documents and this Agreement and in each case all documents related thereto and all exhibits, appendices, schedules and annexes to any thereof.

               "TRANSACTIONS" shall mean the Allentown Acquisition, the Aurora Acquisition , the exercise of the LMA Option, the Existing Credit Facilities Repayment, the Aurora Debt Repayment, the Allentown Equity Investment, the Aurora Equity Investment and the entering into borrowings hereunder.

               "TRIGGER DATE" see the definition of Applicable Margin.

               "TYPE" see Section 1.03.

               "UCC" shall mean the Uniform Commercial Code as in effect in the applicable state or other jurisdiction.

               "UNUTILIZED COMMITMENT" shall mean, at any time, the aggregate amount of Unutilized R/C Commitments, Unutilized Tranche A Commitments and Unutilized Tranche C Commitments at such time.

               "UNUTILIZED R/C COMMITMENT" shall mean, for any Revolving Lender, at any time, the excess of such Lender's Revolving Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's R/C Percentage of the aggregate amount of L/C Liabilities at such time.

               "UNUTILIZED TRANCHE A COMMITMENT" shall mean, for any Term A Facility Lender, at any time, the excess of such Lender's Term A Facility Commitment at such time over the aggregate outstanding principal amount of Term A Facility Loans made by such Lender.

               "UNUTILIZED TRANCHE C COMMITMENT" shall mean, for any Term C Facility Lender, at any time, the excess of such Lender's Term C Facility Commitment at such time over the aggregate outstanding principal amount of Term C Facility Loans made by such Lender.

               "VOTING EQUITY INTEREST" shall mean, with respect to any Person, securities having ordinary voting power for the election of directors or other governing body of such Person.

               "WEIGHTED AVERAGE LIFE TO MATURITY" shall mean, on any date and with respect to the Revolving Commitments, or the Term Loans, an amount equal to
(i) the sum, for each scheduled repayment of Term Loans to be made after such date, or each scheduled reduction of Revolving Commitments to be made after such date, of the amount of such scheduled repayment or reduction multiplied by the number of days from such date to the date of such scheduled prepayment or reduction divided by (ii) the aggregate principal amount of such Term Loans or such Revolving Commitments, as the case may be.

               "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

               "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

               "WORKING CAPITAL" shall mean an amount determined for Consolidated Companies equal to the sum of all current assets (other than cash and Cash Equivalents) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

               1.02. ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including Financial Maintenance Covenants and other financial covenants) shall be made in accordance with GAAP consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that, if Borrower notifies Lead Arranger that Borrower wishes to amend the calculation of the Total Leverage Ratio for purposes of determining the Applicable Margins or to amend any covenant in Section 9, in either case to eliminate the effect of any change in GAAP (as to which Borrower shall give notice of such change to Lead Arranger and the Lenders within a reasonable time after such change) on the operation of such calculation or covenant (or if Lead Arranger notifies Borrower that the Majority Lenders wish to amend any such calculation or covenant for such purpose), then such calculation or Borrower's compliance with such covenant, as the case may be, shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such calculation or covenant is amended in a manner satisfactory to Borrower and the Majority Lenders. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

               1.03. CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "CLASS" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan, Term A Facility Loan, Term B Facility Loan or Term C Facility Loan, each of which constitutes a Class. The "TYPE" of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

               1.04. RULES OF CONSTRUCTION. (a) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of the same and any successor statutes and regulations; (v) unless otherwise expressly provided, any reference to any action of any Creditor by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion"; and

(vi) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (b) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "AMEND" shall mean "amend, restate, amend and restate, supplement or modify"; and "AMENDED," "AMENDING," and "AMENDMENT" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "FROM" shall mean "from and including"; "TO" and "UNTIL" shall mean "to but excluding"; and "THROUGH" shall mean "to and including"; (iii) "HEREOF," "HEREIN" and "HEREUNDER" (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) "INCLUDING" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) "OR" has the inclusive meaning represented by the phrase "and/or";
(vi) "SATISFACTORY TO" any Creditor shall mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "THE DATE HEREOF" shall mean the date first set forth above; (viii) "ASSET" and "PROPERTY" shall have the same meaning and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description; and (ix) a "fiscal year" or a "fiscal quarter" are references to a fiscal year or fiscal quarter of Borrower.

               (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

               (d) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to Agents, Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or Agents merely because of Agents' or Lenders' involvement in their preparation.

               Section 2. COMMITMENTS, LETTERS OF CREDIT, CONVERSIONS AND
                          CONTINUATIONS, FEES, REGISTER, PREPAYMENTS AND REPLACEMENT OF LENDERS

               2.01.  LOANS.

               (a) REVOLVING LOANS. Each Revolving Lender severally agrees, on the terms and conditions of this Agreement, to make revolving loans (the "REVOLVING LOANS") to Borrower in Dollars during the period from and including the Closing Date to but not including the R/C Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Commitment of such Lender as in effect from time to time; PROVIDED, HOWEVER, that in no event shall the sum of the aggregate principal amount of (without duplication) all Revolving Loans then outstanding PLUS the aggregate amount of all L/C Liabilities at any time exceed the aggregate amount of the Revolving Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Commitments by means of ABR Loans and LIBOR Loans.

               (b) TERM A-1 FACILITY LOANS. Each Term A Facility Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan ("TERM A-1 FACILITY LOANS") to Borrower in Dollars in a single draw on any date after the Closing Date and on or prior to the Term A-1 Facility Termination Date equal to the Term A-1 Facility Commitment of such Lender. Term A-1 Facility Loans that are repaid or prepaid may not be reborrowed.

               (c) TERM A-2 FACILITY LOANS. Each Term A Facility Lender severally agrees, on the terms and conditions of this Agreement, to make term loans ("TERM A-2 FACILITY LOANS") to Borrower in Dollars in two draws, on the Closing Date and on any date after the Closing Date and on or prior to the Term A-2 Facility Termination Date equal to the Term A-2 Facility Commitment of such Lender. Term A-2 Facility Loans borrowed on the Closing Date shall be limited to an aggregate amount of $5.0 million. Term A-2 Facility Loans that are repaid or prepaid may not be reborrowed.

               (d) TERM B FACILITY LOANS. Each Term B Facility Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan ("TERM B FACILITY Loans") to Borrower in Dollars in a single draw on the Closing Date in an aggregate principal amount equal to the Term B Facility Commitment of such Lender. Term B Facility Loans that are repaid or prepaid may not be reborrowed.

               (e) TERM C FACILITY LOANS. Each Term C Facility Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan ("TERM C FACILITY Loans") to Borrower in Dollars in a single draw on any date after the Closing Date and on or prior to the Term C Facility Termination Date in an aggregate principal amount equal to the Term C Facility Commitment of such Lender. Term C Facility Loans that are repaid or prepaid may not be reborrowed.

               (f) LIMIT ON LIBOR LOANS. No more than 10 separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time.

               2.02. BORROWINGS. Borrower shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of EXHIBIT G. Not later than 12:00 noon New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Loans shall be made by each Revolving Lender PRO RATA based on its R/C Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same no later than 1:00 p.m., in immediately available funds, in an account of Borrower maintained with Administrative Agent at the Principal Office designated by Borrower.

               2.03. LETTERS OF CREDIT. Subject to the terms and conditions hereof, the Revolving Commitment may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called "LETTERS OF CREDIT") issued by L/C Lender for the account of any Obligor (PROVIDED, that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any Subsidiary); PROVIDED, HOWEVER, that in no event shall (i) the aggregate amount of all L/C Liabilities, PLUS the aggregate principal amount of the Revolving Loans then outstanding exceed at any time the Revolving Commitments as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Loans then outstanding made by any Revolving Lender PLUS such Lender's R/C Percentage of the aggregate amount of all L/C Liabilities exceed such Lender's Revolving Commitment as in effect at such time, (iii) the outstanding aggregate amount of all L/C Liabilities exceed $5.0 million, (iv) without the consent of the L/C Lender the face amount of any Letter of Credit be less than $250,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the R/C Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the R/C Termination Date); PROVIDED, HOWEVER, that any standby Letter of Credit may be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the R/C Termination Date) so long as such Letter of Credit provides that L/C Lender retains an option satisfactory to L/C Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Lenders have approved such expiry date in writing, (vi) L/C Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Lenders stating that a Default exists until such time as L/C Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Lenders, (y) waiver of such Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default has ceased to exist, or (vii) a commercial letter of credit be issued in a currency other than Dollars nor at a tenor other than sight. The following additional provisions shall apply to Letters of Credit:

               (a) Borrower shall give Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) pursuant to a Letter of Credit application satisfactory to L/C Lender specifying the date (which shall be no later than thirty days preceding the R/C Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Administrative Agent shall advise L/C Lender of the contents thereof. Each Lender hereby authorizes L/C Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of L/C Lender, which may include an application for Letters of Credit. L/C Lender may refuse to issue any Letter of Credit the form of which is not reasonably satisfactory to it. If there is any conflict between the procedures or any Letter of Credit application required by L/C Lender and this Agreement, this Agreement shall govern.

               (b) On each day during the period commencing with the issuance by L/C Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's R/C Percentage of the then undrawn face amount of such Letter of Credit plus the amount of any unreimbursed drawings thereunder. Each Revolving Lender (other than L/C Lender) severally agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in L/C Lender's obligation to fund drawings and rights under such Letter of Credit in an amount equal to such Lender's R/C Percentage of such obligations and rights, and each Revolving Lender (other than L/C Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to L/C Lender to pay and discharge when due, its R/C Percentage of L/C Lender's obligation to fund drawings under such Letter of Credit. L/C Lender shall be deemed to hold a L/C Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Lenders other than L/C Lender of their participation interests.

               (c) In the event that L/C Lender has determined to honor a drawing under a Letter of Credit, L/C Lender shall promptly notify Borrower (through Administrative Agent) of the amount paid by L/C Lender and the date on which payment is to be made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse L/C Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from L/C Lender (or the second Business Day thereafter if such notice is received on a date that is not a Business Day or after 11:00 a.m. New York City time on a Business Day). Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

               (d) Forthwith upon its receipt of a notice referred to in clause
        (c) of this Section 2.03, Borrower shall advise L/C Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse L/C Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
        Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse L/C Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, Administrative Agent shall give each Revolving Lender prompt notice of the amount of the demand for payment, specifying such Lender's R/C Percentage of the amount of the related demand for payment.

               (e) Each Revolving Lender (other than L/C Lender) shall pay to Administrative Agent for account of L/C Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's R/C Percentage of any payment under a Letter of Credit upon not less than one Business Day's actual notice by L/C Lender (through Administrative Agent) to such Revolving Lender requesting such payment and specifying such amount. Subject to the proviso to the last paragraph of this Section 2.03, each such Revolving Lender's obligation to make such payments to Administrative Agent for the account of L/C Lender under this clause (e), and L/C Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to L/C Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

               (f) Upon the making of each payment by a Revolving Lender to L/C Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, L/C Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to L/C Lender by Borrower hereunder and under the L/C Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's R/C Percentage in any interest or other amounts payable by Borrower hereunder and under such L/C Documents in respect of such Reimbursement Obligation. Upon receipt by L/C Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) L/C Lender shall promptly pay to Administrative Agent for the account of each Revolving Lender which has satisfied its obligations under clause (e) above, such Revolving Lender's R/C Percentage of such payment, each such payment by L/C Lender to be made in Dollars. In the event any payment received by L/C Lender and so paid to the Revolving Lenders hereunder is rescinded or must otherwise be returned by L/C Lender, each Revolving Lender shall, upon the request of L/C Lender (through Administrative Agent), repay to L/C Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause (i) of this Section 2.03.

               (g) Borrower shall pay to Administrative Agent for the account of L/C Lender in respect of each Letter of Credit a letter of credit commission in an amount (not less than $500) equal to (x) the rate PER ANNUM equal to the Applicable Margin for Revolving Loans that are LIBOR Loans in effect from time to time, multiplied by (y) the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date, and on the earlier of the R/C Termination Date or the date of the termination of the Revolving Commitment or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. L/C Lender shall pay to Administrative Agent for the account of each Revolving Lender (other than L/C Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's R/C Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Administrative Agent for account of L/C Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.25% PER ANNUM multiplied by the original face amount from the issue date through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable on the date of issuance of such Letter of Credit, plus all charges, costs and expenses in the amounts customarily charged by L/C Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

               (h) Upon the issuance of a standby Letter of Credit, L/C Lender shall deliver (through Administrative Agent) to each Revolving Lender a notice describing such standby Letter of Credit, and promptly following the end of each week, L/C Lender shall deliver (through Administrative Agent) to each Revolving Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such week. Upon the request of any Revolving Lender from time to time, L/C Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

               (i) To the extent that any Revolving Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section
        2.03 on the due date therefor, such Lender shall pay interest to L/C Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate PER ANNUM equal to the Federal Funds Rate (as in effect from time to time).

               (j) The issuance by L/C Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) the Majority Revolving Lenders (or all of the Revolving Lenders to the extent required by Section 12.04) shall have consented thereto.

               (k) Notwithstanding the foregoing, L/C Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain L/C Lender from issuing such Letter of Credit or any requirement of law applicable to L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which L/C Lender is not otherwise compensated) not in effect on the date hereof. At any time that L/C Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), L/C Lender may be replaced by Borrower with another Lender reasonably acceptable to Administrative Agent and Borrower upon notice to L/C Lender and Administrative Agent and acceptance of such appointment by such successor L/C Lender. Upon any such replacement, Administrative Agent shall notify the Lenders of any such replacement of L/C Lender and the replacement L/C Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Lender pursuant to Section 2.03(g). From and after the effective date of any such replacement, (i) the successor L/C Lender shall have all the rights and obligations of L/C Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "L/C Lender" shall be deemed to refer to such successor or to any previous L/C Lender, or to such successor and all previous L/C Lenders, as the context shall require. After the replacement of an L/C Lender hereunder, the replaced L/C Lender shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The obligations of Borrower under this Agreement and any L/C Document to reimburse L/C Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C Document; (ii) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; PROVIDED, HOWEVER, that neither Borrower nor any Revolving Lender shall be obligated to reimburse L/C Lender for any wrongful payment finally determined by a court of competent jurisdiction to have been made by L/C Lender as a result of acts or omissions constituting bad faith, willful misconduct or gross negligence on the part of L/C Lender. To the extent that any provision of any L/C Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

               2.04.  TERMINATION AND REDUCTIONS OF COMMITMENTS.

               (a)(i) The aggregate amount of the Revolving Commitments shall be automatically and permanently reduced to zero on the R/C Termination Date.

              (ii) The aggregate amount of the Revolving Commitment shall be permanently reduced on the date any required prepayments described in Section 2.10(a) and 2.11 are required to be made in the amount specified in Section 2.10(b)(ii) and 2.11.

             (iii) The aggregate amount of the Term A-1 Facility Commitments shall be automatically and permanently reduced to zero on the earlier of (A) the Term A-1 Facility Termination Date and (B) immediately after the making of the Term A-1 Facility Loans.

              (iv) The aggregate amount of the Term A-2 Facility Commitments shall be automatically and permanently reduced by $5.0 million immediately after the making of the Term A-2 Facility Loans in such amount on the Closing Date. The aggregate amount of the Term A-2 Facility Commitments shall be automatically and permanently reduced to zero on the earlier of (A) the Term A-2 Facility Termination Date and (B) immediately after the making of the remaining Term A-2 Facility Loans after the Closing Date.

               (v) The aggregate amount of the Term B Facility Commitments shall be automatically and permanently reduced to zero immediately after the making of all of the Term B Facility Loans on the Closing Date.

              (vi) The aggregate amount of the Term C Facility Commitments shall be automatically and permanently reduced to zero on the earlier of (A) the Term C Facility Termination Date and (B) immediately after the making of all of the Term C Facility Loans.

               (b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05)) (i) so long as no Revolving Loans or L/C Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Commitments in their entirety, and (ii) to reduce the aggregate amount of the Unutilized R/C Commitments (which shall be PRO RATA among Revolving Lenders); PROVIDED, HOWEVER, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1 million (or a larger multiple of $1 million) or, if less, the remaining Unutilized R/C Commitments.

               (c) Any Commitment once terminated or reduced may not be reinstated.

               2.05. FEES. (a) Borrower shall pay to Administrative Agent for the account of each Revolving Lender a commitment fee on the daily average amount of such Lender's Unutilized R/C Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Commitment is terminated and the R/C Termination Date, at a rate equal to 0.50% PER ANNUM. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Commitments are terminated or expire and the R/C Termination Date.

               (b) Borrower shall pay to Administrative Agent for the account of each Term Loan Lender a commitment fee on the daily average amount of such Lender's Term Loan Commitment, for the period from and including the Closing Date to but not including the date such Term Loan Commitment is terminated, at a rate equal to 0.75% PER ANNUM. Any accrued commitment fee under this Section 2.05(b) shall be payable in arrears on each Quarterly Date and on the date the Term Loan Commitments are terminated.

               (c) Borrower shall pay to Administrative Agent for its own account the annual administrative fee pursuant to the Administrative Agent's Fee Letter.

               2.06. LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

               2.07. SEVERAL OBLIGATIONS OF LENDERS. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. No Revolving Lender will be responsible for failure of any other Lender to fund its participation in Letters of Credit.

               2.08. NOTES; REGISTER. (a) At the request of any Lender, its Loans of a particular Class shall be evidenced by a promissory note, dated the Closing Date, payable to such Lender (or its nominee) and otherwise duly completed, substantially in the form of EXHIBITS A-1, A-2, A-3 and A-4, for such Lender's Revolving Loans, Term A Facility Loans, Term B Facility Loans and Term C Facility Loans, respectively.

               (b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender (or its nominee) on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender (or its nominee) on the schedule attached to such Note or any continuation thereof; PROVIDED, HOWEVER, that the failure of such Lender (or its nominee) to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

               (c) Borrower hereby designates Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the "REGISTER") on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               2.09. OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time. Borrower shall give Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Each notice of Conversion or Continuation shall be substantially in the form of EXHIBIT H. If LIBOR Loans are prepaid or Converted other than on the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower while an Event of Default is continuing to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans. Prepayments of the Term Loans pursuant to this Section 2.09 shall be applied PRO RATA among the Term Facilities based upon the remaining unpaid amounts thereof, and as to each Term

Facility, PRO RATA among the remaining Amortization Payments thereof based upon the remaining unpaid amounts thereof.

               Notwithstanding the foregoing, any holder of Term B Facility Loans or Term C Facility Loans at its sole discretion may, with respect to any optional prepayment, so long as any Term A Facility Loans are then outstanding (after giving effect to the application of such required prepayment to the Term A Facility Term Loans), elect by written notice provided to Administrative Agent not to have all or any amount of any such required prepayments applied to such holder's Term B Facility Loans or Term C Facility Loans, as the case may be, in which case the aggregate amount so declined shall be applied to the Term A Facility Loans PRO RATA to the remaining Amortization Payments thereof; PROVIDED, HOWEVER, that to the extent that the aggregate principal amount of the Term A Facility Loans after giving effect to such optional prepayment is less than the aggregate amount so declined by the holders of the Term B Facility Loans and Term C Facility Loans, the excess of such amount so declined and not applied to the Term A Facility Loans shall be allocated between the declining holders of the Term B Facility Loans and Term C Facility Loans PRO RATA based on the aggregate amount declined by each such holder, and as to each Term Facility, PRO RATA among the remaining Amortization Payments thereof based upon the remaining unpaid amounts thereof.

               2.10. MANDATORY PREPAYMENT AND COMMITMENT REDUCTIONS. (a) Borrower shall prepay the Loans (and/or reduce Commitments) as follows (each such prepayment (and/or Commitment reduction) to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this
Section 2.10):

               (i) CASUALTY EVENTS. Within one Business Day after Holdings or any Company receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; PROVIDED, HOWEVER, that

                     (w) if no Default or Event of Default then exists or would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used to fund the purchase of Property used or usable in the business of the Companies or repair, replace or restore the Property in respect of which such Casualty Event has occurred, in each case within 270 days following the date of the receipt of such Net Available Proceeds,

                     (x) all such Net Available Proceeds in excess of $100,000
               in the aggregate for all such Casualty Events shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                     (y) if all or any portion of such Net Available Proceeds
               not required to be applied to the prepayment of Loans pursuant to the preceding proviso (w) is not so used within 270 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

              (ii) EQUITY ISSUANCE. Upon any Equity Issuance, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance.

             (iii) DEBT ISSUANCE. Upon any Debt Issuance (other than a Qualified Debt Issuance), in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

              (iv) DISPOSITION EVENTS. Within one Business Day after receipt by Holdings or any Company of any Net Available Proceeds from any Disposition Event under Section 9.06(g), in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event (it being understood that applications pursuant to this Section 2.10(a)(iv) shall not be duplicative of Section 2.10(a)(iii) above); PROVIDED, HOWEVER, that

                      (x) the Net Available Proceeds from any Disposition Event
               permitted by Section 9.06(g) shall not be required to be applied as provided herein on such date if (1) no Default or Event of Default then exists or would arise therefrom, and (2) Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of (A) if such Disposition Event was effected by any Obligor, an Obligor and (B) if such Disposition Event was effected by any other Company, any Company, in each case within one year following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended),

                      (y) all such Net Available Proceeds in excess of $250,000
               in the aggregate for all such Disposition Events shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement,

                      (z) if all or any portion of such Net Available Proceeds
               which are permitted to be applied to reinvestment pursuant to the terms of this Section 2.10(a)(iv) is not so used within such one year period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Disposition).

               (v) EXCESS CASH FLOW. Not later than 90 days after the end of each fiscal year of Borrower commencing with the fiscal year ended December 31, 2000, in an aggregate principal amount equal to (A) 75% of Excess Cash Flow for such fiscal year when the Total Leverage Ratio at the end of such fiscal year is greater than 4.50:1.0 (as evidenced by an Officer's Certificate delivered to Administrative Agent) or (B) 50% of Excess Cash Flow for such fiscal year when the Total Leverage Ratio at the end of such fiscal year is less than or equal to 4.50:1.0 (as evidenced by an Officer's Certificate delivered to Administrative Agent).

              (vi) PURCHASE PRICE ADJUSTMENT. Upon any material adjustment to the purchase price for the Allentown Acquisition or the Aurora Acquisition received in cash by Holdings or any Company pursuant to the Allentown Acquisition Agreement or the Aurora Acquisition

        Agreement (other than for any loss, cost or expense incurred by Holdings or any Company and net liabilities assumed by Holdings or any Company thereunder) (the "PURCHASE PRICE ADJUSTMENT AMOUNT"), in an aggregate principal amount equal to 100% of the Purchase Price Adjustment Amount.

             (vii) PENSION PLAN REFUND. On the date on which Holdings or any Company receives any cash payments (net of any reasonable costs associated therewith, including income, excise and other taxes payable thereon) from any return of surplus assets from any single Pension Plan or Foreign Plan in an amount equal to 100% of such net amount.

            (viii) OTHER REQUIRED PREPAYMENTS. If the terms of any agreement, instrument or indenture pursuant to which any Indebtedness (other than the Obligations) PARI PASSU with or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the Net Available Proceeds of any Disposition unless such Net Available Proceeds are used to prepay other Indebtedness or reinvested in the business of the Companies, then, to the extent not otherwise required by this
        Section 2.10(a), if the Companies shall not have reinvested the Net Available Proceeds thereof as permitted by Section 2.10(a) within the time frame permitted thereby (but prior to the date required to be applied to such Indebtedness), the Loans shall be repaid in an amount not less than the minimum amount that would be required to be prepaid not later than the latest time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

               (b) APPLICATION. The amount of any required prepayments described in Section 2.10(a) shall be applied to prepay Loans and/or reduce Commitments as follows:

               (i) FIRST, the amount of the required prepayment shall be applied to the reduction of Amortization Payments on the Term Loans required by
        Section 3.01(b) PRO RATA among the Term Facilities based upon the remaining unpaid amounts thereof, with any application (A) to the Term A Facility to be applied PRO RATA to the remaining Amortization Payments thereof based on the remaining unpaid amounts thereof and (B) to each of the other Term Facilities to be applied (I) PRO RATA to the remaining Amortization Payments thereof based on the remaining unpaid amounts thereof (with respect to mandatory prepayments pursuant to Sections 2.10(a)(ii), (iii), (iv) (solely in connection with Sale and Leaseback Transactions) or (v) and (II) in inverse order of maturity to the remaining Amortization Payments thereof (with respect to mandatory prepayments pursuant to Sections 2.10(a)(i), (iv) (except in connection with Sale and Leaseback Transactions), (vi), (vii) or (viii)). Notwithstanding the foregoing, any holder of Term B Facility Loans or Term C Facility Loans may, at its sole discretion, so long as any Term A Facility Loans are then outstanding (after giving effect to the application of such required prepayment to the Term A Facility Loans), elect by written notice provided to Administrative Agent not to have all or any amount of any such required prepayments applied to such holder's Term B Facility Loans or Term C Facility Loans, as the case may be, in which case the aggregate amount so declined shall be applied to the Term A Facility Loans PRO RATA to the remaining Amortization Payments thereof; PROVIDED, HOWEVER, that to the extent that the aggregate principal amount of the Term A Facility Loans after giving effect to such mandatory prepayment is less than the aggregate amount so declined by the holders of the Term B Facility Loans and Term C Facility Loans, the excess shall be allocated between the declining holders of the Term B Facility Loans and Term C Facility Loans PRO RATA based on the aggregate amount declined by each such holder, and as to each Term Facility, on the basis specified in clause (B) of the preceding sentence.

              (ii) SECOND, after such time as no Term Loans remain outstanding, the Revolving Commitments shall be permanently reduced PRO RATA in an amount equal to the remaining amount of any such required prepayment that would have been applied to the Term Loans (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Loans PLUS the aggregate amount of all L/C Liabilities would exceed the Revolving Commitments, Borrower shall, FIRST, prepay outstanding Revolving Loans and, SECOND, provide cover for L/C Liabilities as specified in Section 2.10(d), in an aggregate amount equal to such excess.

             (iii) THIRD, after application of prepayments in accordance with clauses (i) and (ii) above, Borrower shall be permitted to retain any such remaining excess.

               Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall at Borrower's option be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

               (c) REVOLVING CREDIT EXTENSION REDUCTIONS. Until the R/C Termination Date, Borrower shall from time to time immediately prepay the Revolving Loans (and/or provide cover for L/C Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Loans PLUS the aggregate outstanding L/C Liabilities shall not exceed the Revolving Commitments as in effect at such time, such amount to be applied, FIRST, to Revolving Loans outstanding and, SECOND, as cover for L/C Liabilities outstanding as specified in Section 2.10(d).

               (d) COVER FOR L/C LIABILITIES. In the event that Borrower shall be required pursuant to this Section 2.10 to provide cover for L/C Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the L/C Liabilities) until such time as all Letters of Credit shall have been terminated and all of the L/C Liabilities paid in full.

               2.11. MANDATORY OFFER TO PURCHASE. (a) Prior to any Qualified Debt Issuance, Borrower shall make an offer to prepay (the "OFFER") the Loans (and/or reduce Commitments) in an ag-gregate principal amount equal to 100% of the Net Available Proceeds of such Qualified Debt Issuance. Borrower shall notify each Lender not less than 20 Business Days prior to such Qualified Debt Issuance and shall specify an expiration date (the "EXPIRATION DATE") of such Offer, which shall be a date that is not more than 5 Business Days prior to such Qualified Debt Issuance. The Lenders shall notify Borrower and the Administrative Agent prior to the Expiration Date of their election of whether or not to be prepaid.

               (b) APPLICATION. Each Lender electing to be prepaid (the "ELECTING Lenders") shall be prepaid (and have their Commitments reduced) from the Net Available Proceeds of such Qualified Debt Issuance in an amount equal to such Net Available Proceeds multiplied by the ratio of such Electing Lender's Loans and Commitments to the aggregate amount of Loans and Commitments of all Electing Lenders, with any application to each Term Facility to be applied PRO RATA to the remaining Amortization Payments thereof based on the remaining unpaid amounts thereof. After application of prepayments in accordance with this
Section 2.11, Borrower shall be permitted to retain any such remaining excess ("EXCESS QUALIFIED DEBT ISSUANCE PROCEEDS") or apply such amounts as provided in
Section 9.10(d).

               Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.11 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans of Lenders electing to be prepaid shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall at Borrower's option be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under
Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

               2.12. REPLACEMENT OF LENDERS. Borrower shall have the right, if no Default then exists, to replace any Lender (the "REPLACED LENDER") with one or more other Eligible Persons reasonably acceptable to Lead Arranger (collectively, the "REPLACEMENT LENDER") if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 when other Lenders are generally able to do so and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; PROVIDED, HOWEVER, that (i) at the time of any replacement pursuant to this Section 2.12, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests by, the Replaced Lender and, in connection therewith, shall pay to
(x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) L/C Lender an amount equal to such Replaced Lender's R/C Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

               Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST.

               3.01.  REPAYMENT OF LOANS.

               (a) REVOLVING CREDIT. Borrower hereby promises to pay to Administrative Agent for the account of each Revolving Lender the entire outstanding principal amount of such Revolving Lender's Revolving Loans made to Borrower and each Revolving Loan shall mature, on the R/C Termination Date.

               (b) TERM A FACILITY LOANS, TERM B FACILITY LOANS, AND TERM C FACILITY Loans. Borrower hereby promises to pay to Administrative Agent for the account of the Term Lenders in repayment of the principal of the Term Loans specified in SCHEDULE 3.01(b), the amount of the respective Term Loan specified in SCHEDULE 3.01(B) under the column entitled "Term A-1 Facility Loans," "Term A-2 Facility Loans," "Term B Facility Loans" and "Term C Facility Loans," respectively on the dates set forth on SCHEDULE 3.01(B) (subject to adjustment for any prepayments made under Sections 2.09, 2.10 and 2.11 to the extent actually made).

               3.02. INTEREST. (a) Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made or maintained by such Lender to Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates PER ANNUM:

               (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), PLUS the Applicable Margin, and

              (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period, plus the Applicable Margin.

               (b) Upon the occurrence and during the existence of a Default,
(i) the unpaid principal amount of each Loan shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to subsections (a)(i) and (a)(ii) above, and (ii) all Obligations other than Loans shall bear interest at the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

               (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

               Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

               4.01. PAYMENTS. (a) All payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 11:00 a.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Section 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Class and Type of Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application to the Obligations under the Credit Documents in such manner as it or the Majority Lenders, subject to Sections 2.09, 2.10, 2.11 and 4.02, may determine to be appropriate).

               (c) Except to the extent otherwise provided in the second sentence of Section 2.03(g), each payment received by Administrative Agent or by L/C Lender (through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by L/C Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by L/C Lender (through Administrative Agent), as the case may be, prior to 11:00 a.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent or by L/C Lender (through Administrative Agent), as the case may be, after 11:00 a.m. (New York City time) on any day, by 1:00 p.m. (New York City time) on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by L/C Lender (through Administrative Agent), as the case may be, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the full amount).

               (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

               4.02. PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, PRO RATA according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated PRO RATA among the relevant Lenders according to the amounts of their respective Revolving Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Loans and Term Loans (in the case of Conversions and Continuations of Loans);
(c) each payment or prepayment of principal of Revolving Loans or of any particular Class of Term Loans shall be made for the account of the relevant Lenders PRO RATA in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Loans and Term Loans shall be made for account of the relevant Lenders PRO RATA in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

               4.03. COMPUTATIONS. Interest on LIBOR Loans, commitment fees and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

               4.04. MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Sections 2.10 and 2.11 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any

LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

               4.05. CERTAIN NOTICES. Notices by Borrower to Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent by telephone not later than 11:00 a.m. New York City time (promptly followed by written notice via telecopier) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below.

                                 NOTICE PERIODS

Notice                                           Number of Business Days Prior
------                                           -----------------------------
Termination or reduction of Commitments                        2

Borrowing or optional prepayment of, or
Conversions into, ABR Loans                                    1

Borrowing or optional prepayment of,
Conversions into, Continuations as, or
duration of Interest Periods for, LIBOR Loans                  3

               Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Unless otherwise consented to by Lead Arranger in its sole discretion, prior to the earlier of (x) five days after the Closing Date, and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no borrowing of or Conversion into any LIBOR Loan may be made, and, in addition to the foregoing limitation, prior to the earlier of (x) thirty days after the Closing Date and (y) the date on which Borrower has been notified by Lead Arranger that the primary syndication of the Commitments has been completed, no Interest Period of more than one month may be elected. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

               4.06. NON-RECEIPT OF FUNDS BY ADMINISTRATIVE AGENT. Unless Administrative Agent shall have received written notice from a Lender or Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate PER ANNUM equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; PROVIDED, HOWEVER, that if neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the date such demand was made, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

               (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in
        Section 3.02(b) in respect of the Required Payment; and

              (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor, or Borrower, shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

               4.07. RIGHT OF SETOFF; SHARING OF PAYMENTS; ETC. (a) If any Event of Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof; PROVIDED, HOWEVER, that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5 or the Fee Letter or the Administrative Agent's Fee Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED, HOWEVER, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

               (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

               Section 5.  YIELD PROTECTION, ETC.

               5.01. ADDITIONAL COSTS. (a) If the adoption of, or any change in, in each case after the date hereof, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof:

               (i) shall subject any Lender or L/C Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any L/C Document or any Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by or expressly excluded from coverage by Section 5.06, changes in the rate of tax on the overall net income or net profits of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise taxes or similar taxes imposed with respect to or in lieu of its net income or net profits by any Governmental Authority);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or L/C Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

             (iii) shall impose on such Lender or L/C Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or L/C Lender, by an amount which such Lender or L/C Lender deems to be material (and it is the policy of such Lender or L/C Lender to seek reimbursement from a borrower for such amount), of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall, within 10 days of written demand therefor, pay such Lender or L/C Lender any additional amounts necessary to compensate such Lender or L/C Lender on a net after-tax basis (taking into account any additional tax costs or tax benefits) for such increased cost or reduced amount receivable. If any Lender or L/C Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled.

               (b) In the event that any Lender or L/C Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy (or any change after the date hereof therein or in the interpretation or application thereof) or compliance by any Lender or L/C Lender or any corporation controlling such Lender or L/C Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance after the date hereof of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or L/C Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or L/C Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or L/C Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or L/C Lender to be material, then from time to time, after submission by such Lender or L/C Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender or L/C Lender such additional amount or amounts as will compensate such Lender or L/C Lender for such reduction.

               (c) A certificate as to any additional amounts setting forth in reasonable detail the calculation of additional amounts payable pursuant to this
Section 5.01 submitted by such Lender or L/C Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, this
Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations payable hereunder.

               5.02. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period: (a) Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Base Rate for such Interest Period, or (b) Administrative Agent shall have received notice from Majority Lenders that the LIBOR Base Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or any affiliate of any such Lender from which such Lender customarily obtains funds) (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been Converted on the first day of such Interest Period to LIBOR Loans shall be Converted to or Continued as ABR Loans and (z) any outstanding LIBOR Loans shall be Converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by Administrative Agent, no further LIBOR Loans shall be made or Continued as such, nor shall Borrower have the right to Convert Loans to, LIBOR Loans.

               5.03. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or L/C Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or L/C Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or L/C Lender), then such Lender or L/C Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's or L/C Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or L/C Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

               5.04. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

               (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

              (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held PRO RATA (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

               5.05. COMPENSATION. (a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower or in making any prepayment of LIBOR Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (4) the Conversion or the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

               (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBO Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent, Borrower a certificate setting forth in reasonable detail the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                5.06. NET PAYMENTS. (a) Except as provided in Section 5.06(b), all payments made by any Obligor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Tax) and all interest, penalties or similar liabilities with respect thereto (all such Taxes (other than Excluded Taxes) being referred to collectively as "COVERED TAXES"). If any Covered Taxes are so levied or imposed, each Obligor agrees on a joint and several basis to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. Each Obligor will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation reasonably satisfactory to such Lender evidencing such payment by such Obligor. The Obligors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

               "EXCLUDED TAXES" shall mean any Tax (other than any Other Taxes)
(i) imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein, (ii) imposed on any Lender in the nature of franchise Taxes or other similar Taxes imposed as a result of such Lender doing business in a particular jurisdiction, (iii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any Taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or portion thereof affected by such change, (iv) any Taxes to which the Lender is subject (to the extent of the Tax rate then in effect) on the date this Agreement is executed or would be subject to such Taxes on such date if a payment hereunder had been received by the Lender on such date and with respect to any Lender that becomes a party hereto after the date hereof, any Taxes to which such Lender is subject on the date it becomes a party hereto (other than Taxes which each of the other Lenders is entitled to reimbursements for pursuant to the terms of this Agreement) and (v) Taxes to which the Lender becomes subject subsequent to the date referred to in clause (iv) above as a result of a change in the residence, place of incorporation, or principal place of business of the Lender, a change in the branch or lending office of the Lender participating in the transactions set forth herein or other similar circumstances or as a result of the recognition by the Lender of gain on the sale, assignment or participation by the Lender of the participating interests in its creditor positions hereunder.

               (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "NON-U.S. LENDER") agrees to deliver to Borrower and Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the assigned or transferee Lender was already a Lender hereunder immediately prior to such assignment or transfer and was in compliance with this Section 5.06(b) as of the date of such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or any Guarantee (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT J (any such certificate, a "FOREIGN LENDER CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccu-rate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note or any Guarantee, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.06(b) for so long as such payments may be made free from United States withholding tax. Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. No Obligor shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of any Covered Taxes to the extent that the obligation to pay such Covered Taxes would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b).

               (c) In addition, Borrower agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery, filing, recordation or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

               (d) Any Lender claiming any additional amounts payable pursuant to this Section 5.06 agrees to use (at the Obligors' expense) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid the need for, or in the opinion of such Lender materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

               Section 6. GUARANTEE.

               6.01. THE GUARANTEE. The Guarantors hereby jointly and severally guarantee as a primary obligor and not as a surety to each Creditor and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Creditors by any Obligor under any Credit Document or Swap Contract relating to the Loans, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               6.02. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 6.01 shall constitute a guaranty of payment and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

               (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

              (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

             (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

              (iv) any lien or security interest granted to, or in favor of, L/C Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

               (v) the release of any other Guarantor.

               The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Creditor thereof exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Creditor thereof upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Creditors shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Creditors, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Creditors or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

               6.03. REINSTATEMENT. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower or other Obligor in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify each Creditor on demand for all reasonable out-of-pocket costs and expenses (including reasonable fees of counsel) incurred by such Creditor in connection with such rescission or restoration, including any such reasonable out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence, willful misconduct or bad faith of such Creditor.

               6.04. SUBROGATION; SUBORDINATION. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor or Borrower by reason of any payment by such Guarantor under the Guarantee in this
Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Creditors and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

               6.05. REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

               6.06. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

               6.07. CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

               6.08. GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               Section 7.  CONDITIONS PRECEDENT.

               7.01. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent (the date of the satisfaction (or waiver) of each of the following conditions, the "CLOSING DATE"):

               (i) DOCUMENTATION AND EVIDENCE OF CERTAIN MATTERS. Lead Arranger shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to Lead Arranger in form and substance:

                       (1) ORGANIC DOCUMENTS. Certified true and complete copies
               of the Organic Documents and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consummation of the Transactions, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Obligor.

                       (2) OFFICERS' CERTIFICATE. An Officers' Certificate of
               Borrower, dated the Closing Date, (x) to the effect set forth in clauses (a) and (b) of Section 7.04(i), (y) to the effect that all conditions precedent to the making of such initial extension of credit have been satisfied and (z) stating that (a) all requisite material Governmental Authorities and material third parties have approved or consented to the Closing Date Transactions to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the judgment of Lead Arranger), (b) all such approvals are in full force and effect and (c) there is no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

                       (3) OPINIONS OF COUNSEL. Opinion of Skadden, Arps, Slate,
               Meagher & Flom LLP, counsel to the Obligors, substantially in the form of EXHIBIT E-1.

                       (4) NOTES. The Notes, duly completed and executed for
               each Lender that has requested Notes prior to the Closing Date.

                       (5) THE CREDIT AGREEMENT. This Agreement, (i) executed
               and delivered by a duly authorized officer of each Obligor, and
               (ii) executed and delivered by a duly authorized officer of each Lender and Agent.

                       (6) SECURITY DOCUMENTS. The Security Agreement, such
               other pledge agreements required under local law in the judgment of counsel to Administrative Agent and requested reasonably in advance of the intended Closing Date (each of which shall be in full force and effect) and the Perfection Certificate, substantially in the form of EXHIBIT M, duly authorized, executed and delivered by the Obligors and Administrative Agent, and the certificates identified under the name of such Obligors in
               Schedule I-A and Schedule I-B to the Security Agreement, accompanied by undated stock powers, instruments of assignment or issuer acknowledgements executed in blank if applicable, and the Intercompany Notes identified under the name of such Obligors in
               Schedule II to the Security Agreement, accompanied by undated notations or instruments of assignment executed in blank.

                       (7) ACQUISITION AGREEMENT. Executed copies of the
               Allentown Acquisition Agreement and the Aurora Acquisition Agreement and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof, the terms, conditions and structure of which shall be in form and substance satisfactory to the Lead Arranger in its sole discretion.

                       (8) SOLVENCY CERTIFICATE. A certificate in the form of
               EXHIBIT C-2 from the chief financial officer of Borrower in form and substance reasonably satisfactory to Lead Arranger with respect to the Solvency (on a consolidated basis) of each Obligor immediately after the consummation of the Closing Date Transactions.

                       (9) INSURANCE. Evidence of insurance complying with the
               requirements of Section 9.04 and the Security Documents and certificates naming Administrative Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to Administrative Agent.

              (ii) REPAYMENT OF EXISTING CREDIT FACILITIES. Borrower shall have effected the Existing Credit Facilities Repayment and repaid the Existing Notes on terms and conditions and pursuant to documentation reasonably satisfactory to Lead Arranger. All Liens in respect of the Existing Credit Facilities shall have been released and Lead Arranger shall have received evidence thereof reasonably satisfactory to Lead Arranger and a "pay-off" letter or letters reasonably satisfactory to Lead Arranger with respect to the Existing Credit Facilities Repayment; in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Lead Arranger shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Lead Arranger shall have been made).

             (iii) HOLDCO NOTES. Borrower shall have received a capital contribution from Holdco from the net proceeds of the issuance of the Holdco Notes (the gross amount of which shall be not less than $60.0 million).

              (iv) EQUITY COMMITMENT. The Lenders shall have received a commitment in favor of the Lenders from certain investors for an equity contribution to Holdings (and Holdings shall have agreed to contribute the proceeds thereof to Borrower) of $85.0 million to finance the Aurora Acquisition (the "AURORA EQUITY INVESTMENT") and $27.0 million to finance the Allentown Acquisition (the "ALLENTOWN EQUITY INVESTMENT") and the documentation therefor will be in form and substance satisfactory to the Lead Arranger.

               (v) NO OTHER DEBT OR PREFERRED STOCK; CAPITAL STRUCTURE. After giving effect to the Transactions and the other transactions contemplated hereby, (A) Borrower and its Subsidiaries shall have outstanding no Funded Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans and the Indebtedness listed in Schedule 8.24(B)and (B) Holdco shall have outstanding no Funded Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Holdco Notes. The Lead Arranger shall be satisfied with the proposed and actual capitalization and corporate and organizational structure of Holdco and Borrower and its subsidiaries (after giving effect to the Transactions)

              (vi) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or become known any material adverse change, or any condition or event that could reasonably be expected to result in a material adverse change, in the business, results of operations, financial condition or assets of
        (a) Borrower and its subsidiaries taken as a whole since December 31, 1999 or (b)

        Aurora and its Subsidiaries (including their predecessors) taken as a whole since December 31, 1998 (in each case both before and after giving effect to the Transactions).

             (vii) PRO FORMA BALANCE SHEET. The Lenders shall have received pro forma consolidated balance sheets of Holdco and Borrower dated as of the date of the most recently available financial statements after giving effect to the Transactions, which balance sheet shall be consistent in all material respects with the sources and uses of funds agreed to by Borrower and the Lead Arranger and the forecast previously provided to the Lenders.

            (viii) PROJECTIONS. The Lenders shall have received a business plan for Borrower and its subsidiaries after giving effect to the Transactions for the remainder of fiscal years 2000 and the fiscal years 2001 through 2008 and a satisfactory written analysis of the business and prospects of Borrower and its subsidiaries for the period from the Closing Date through the final maturity of the Credit Facilities, all in form and substance satisfactory to the Lenders (in their sole discretion). The Lenders shall have received projected cash flows and income statements for the period of eight years following the Closing Date, which projections shall be (i) based upon reasonable assumptions made in good faith (it being recognized that projections as to future events are not to be viewed as facts, and that the actual results may differ materially from projected results) and (ii) substantially in conformity with those projections previously delivered to the Lenders.

              (ix) FINANCIAL STATEMENTS. The Lenders shall have received (i) audited consolidated financial statements of Borrower for fiscal years 1997 through 1999 and of Aurora for fiscal years 1997 through 1998 and pro forma financial statements giving effect to the Transactions, in each case meeting the requirements of Regulation S-X for a form S-1 registration statement under the Securities Act of 1933 and (ii) unaudited interim consolidated financial statements of Borrower for each fiscal month and quarterly period ended subsequent to December 31, 1999 as to which such financial statements are available all of which shall be consistent in all material respects with information previously provided to the Lenders.

               (x) APPROVALS. All requisite material Governmental Authorities and material third parties have approved or consented to the Closing Date Transactions to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the reasonable judgment of Lead Arranger), all such approvals are in full force and effect, all applicable appeal periods have expired and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby.

              (xi) PAYMENT OF FEES AND EXPENSES. All accrued and unpaid fees and expenses (including the fees and expenses of Cahill Gordon & Reindel and of local counsel to Lead Arranger) of the Lenders and Lead Arranger in connection with the Credit Documents shall have been paid.

             (xii) MINIMUM EBITDA. Lead Arranger shall have received reasonably satisfactory evidence (including reasonably satisfactory supporting schedules and other data) that (A) combined annualized EBITDA (calculated in a manner reasonably acceptable to Lead Arranger) of Borrower, Aurora, the Allentown Assets and their respective Subsidiaries after giving effect to the Transactions based on results of operations for the six months ended December 31, 1999 would not be less than $19.7 million and (B) the Total Leverage Ratio (calculated on a pro forma basis to give effect to the Transactions) shall not be greater than 6.0.

            (xiii) TRANSACTION FEES. Lead Arranger shall have received satisfactory evidence that fees and expenses (excluding certain advisory fees and underwriting fees relating to any issuance of equity) in connection with financing and closing the Transactions will not exceed $8.0 million.

             (xiv) NO LEGAL BAR. No Law shall be applicable in the reasonable judgment of Lead Arranger that restrains, prevents or imposes material adverse conditions upon any component of the Transactions or the financing thereof, including the Credit Facilities.

              (xv) FILINGS AND LIEN SEARCHES. The Obligors shall have authorized, executed and delivered each of the following:

                       (1) UCC Financing Statements (Form UCC-1) in appropriate
               form for filing under the UCC and any other applicable law, rule or regulation in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

                       (2) certified copies of Requests for Information (Form
               UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state, county and other jurisdictions in which any of the Collateral of such Obligor is located, the state, county and other jurisdictions in which each such Person's principal place of business is located and the state in which such Person is organized, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document; and

                       (3) evidence of arrangements for (A) the completion of
               all recordings and filings of, or with respect to, the Security Documents, including, to the extent required by Lead Arranger, filings with the United States Patent and Trademark Office and United States Copyright Office, and (B) the taking of all actions as may be necessary or, in the opinion of Agents, desirable, to perfect the Liens created, or purported to be created, by the Security Documents.

               7.02. CONDITIONS TO TERM A-1 FACILITY LOAN AND TERM C FACILITY LOAN. The obligation of the Lenders to make Term A-1 Facility Loans and Term C Facility Loans is subject to the satisfaction of the conditions precedent that the Closing Date shall have occurred and to the satisfaction of the additional conditions precedent that:

               (i) OFFICERS' CERTIFICATE. Lead Arranger shall have received an Officers' Certificate of Borrower (x) to the effect set forth in clauses
        (a) and (b) of Section 7.04(i), (y) to the effect that all conditions precedent to the making of such Loans have been satisfied and (z) stating that (a) all requisite material Governmental Authorities and material third parties have approved or consented to the Aurora Acquisition and the Aurora Debt Repayment to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the judgment of Lead Arranger),
        (b) all such approvals are in full force and effect and all applicable appeal periods have expired and (c) there is no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Aurora Acquisition, the Aurora Debt Repayment and the financing thereof. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

              (ii) ACQUISITION AGREEMENT IN FULL FORCE AND EFFECT; FILINGS. The Aurora Acquisition Agreement shall be in full force and effect. Lead Arranger shall have received copies, certified by Borrower, of all filings made with any Governmental Authority in connection with the Aurora Acquisition.

             (iii) CONSUMMATION OF TRANSACTIONS. The Aurora Acquisition and the Aurora Debt Repayment shall have been (or shall be contemporaneously) consummated in all material respects in accordance with the terms hereof and the terms of documentation therefor (without the material waiver or material amendment of any material condition unless consented to by Lead Arranger and the Lenders) that are in form and substance reasonably satisfactory to Lead Arranger (with any material condition therein requiring the satisfaction or consent of any Person other than Lead Arranger or the Lenders being deemed to require the reasonable satisfaction or consent of Lead Arranger and the Lenders). Each of the parties thereto shall have complied in all material respects with all covenants set forth in the Aurora Acquisition Agreement (without the waiver of performance under or amendment of any of the material terms thereof unless consented to by Lead Arranger and the Lenders). Lead Arranger confirms that the Aurora Acquisition Agreement dated as of March 24, 2000 is in form and substance satisfactory to it.

              (iv) MAXIMUM ACQUISITION PRICE. The consideration paid in connection with the Aurora Acquisition shall consist of equity interests in Holdco valued at $35.0 million, $65.0 million in assumed debt (the "AURORA DEBT") and $85.0 million in cash (subject to adjustment post-closing as set forth in the Aurora Acquisition Agreement).

               (v) AURORA DEBT REPAYMENT. Borrower shall have effected the Aurora Debt Repayment on terms and conditions and pursuant to documentation reasonably satisfactory to Lead Arranger. All Liens in respect of the Aurora Debt shall have been released and Lead Arranger shall have received evidence thereof reasonably satisfactory to Lead Arranger and a "pay-off" letter or letters reasonably satisfactory to Lead Arranger with respect to the Aurora Debt; in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Lead Arranger shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Lead Arranger shall have been made).

              (vi) FINANCIAL STATEMENTS. The Lenders shall have received (i) audited consolidated financial statements of Aurora for fiscal year 1999 meeting the requirements of Regulation S-X for a form S-1 registration statement under the Securities Act of 1933 and (ii) unaudited interim consolidated financial statements of Aurora for each fiscal month and quarterly period ended subsequent to December 31, 1999 as to which such financial statements are available all of which shall be consistent in all material respects with information previously provided to the Lenders.

             (vii) EQUITY INVESTMENT. Borrower shall have the proceeds from the Aurora Equity Investment from Holdco of at least $85.0 million in cash (or any Equity Issuance effected in lieu thereof).

            (viii) APPROVALS. All requisite material Governmental Authorities and material third parties have approved or consented to the Aurora Acquisition (including the necessary consent of the FCC with respect to the transfer of the FCC Authorizations) and the Aurora Debt Repayment and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the reasonable judgment of Lead Arranger), all such approvals are in full force and effect, all applicable appeal periods have expired and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Aurora Acquisition and the Aurora Debt Repayment or the other transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained. Lead Arranger shall have received satisfactory evidence that all necessary HSR approvals shall have been received on terms and conditions reasonably acceptable to Lead Arranger.

              (ix) JOINDER AGREEMENT; SECURITY MATTERS. Aurora and its Subsidiaries shall become parties to this Agreement as Guarantors through the execution and delivery of a Joinder Agreement. The Obligors shall have authorized, executed and delivered each of the items described in Section 7.01(xv) with respect to Aurora and its Subsidiaries and shall have otherwise complied with Sections 9.12 and
        9.13 hereof.

               (x) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or become known any material adverse change, or any condition or event that could reasonably be expected to result in a material adverse change, in the business, results of operations, financial condition or assets of Aurora and its Subsidiaries (including their predecessors) taken as a whole since December 31, 1998 (before and after giving effect to the Transactions).

               7.03. CONDITIONS TO TERM A-2 FACILITY LOAN. The obligation of the Lenders to make Term A-2 Facility Loans (other than with respect to an aggregate of $5.0 million of Term A-2 Facility Loans to be made on the Closing Date) is subject to the satisfaction of the conditions precedent that the Closing Date shall have occurred and to the satisfaction of the additional conditions precedent that:

               (i) OFFICERS' CERTIFICATE. Lead Arranger shall have received an Officers' Certificate of Borrower (x) to the effect set forth in clauses
        (a) and (b) of Section 7.04(i), (y) to the effect that all conditions precedent to the making of such Loans have been satisfied and (z) stating that (a) all requisite material Governmental Authorities and material third parties have approved or consented to the exercise of the LMA Option (and the acquisitions thereunder) to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the judgment of Lead Arranger),
        (b) all such approvals are in full force and effect and (c) there is no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the exercise of the LMA Option (and the acquisitions thereunder) and the financing thereof. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained.

              (ii) CONSUMMATION OF TRANSACTIONS. The exercise of the LMA Option shall have been (or shall be contemporaneously) consummated in all material respects in accordance with the terms hereof and the terms of documentation therefor (without the material waiver or material amendment of any material condition unless consented to by Lead Arranger and the Lenders) that are in form and substance reasonably satisfactory to Lead Arranger (with any material condition therein requiring the satisfaction or consent of any Person other than Lead Arranger or the Lenders being deemed to require the reasonable satisfaction or consent of Lead Arranger and the Lenders). Lead Arranger confirms that the LMA Agreements as in effect on the date hereof are in form and substance satisfactory to it.

             (iii) MAXIMUM ACQUISITION PRICE. The consideration paid in connection with the exercise of the LMA Option shall not exceed $20.5 million (excluding payments made prior to the Closing Date).

              (iv) APPROVALS. All requisite material Governmental Authorities and material third parties have approved or consented to the exercise of the LMA Option (including the necessary consent of the FCC with respect to the transfer of the FCC Authorizations) and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the reasonable judgment of Lead Arranger), all such approvals are in full force and effect, all applicable appeal periods have expired and there shall be no Proceeding, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the exercise of the LMA Option or the other transactions contemplated hereby. Lead Arranger shall have received copies (certified by Borrower as true and correct) of any such approvals or consents so obtained. Lead Arranger shall have received satisfactory evidence that all necessary HSR approvals shall have been received on terms and conditions reasonably acceptable to Lead Arranger.

               (v) SECURITY MATTERS. The Obligors shall have authorized, executed and delivered each of the items described in Section 7.01(xv) with respect to assets to be acquired pursuant to the LMA Option and shall have otherwise complied with Sections 9.12 and 9.13 hereof.

               7.04. CONDITIONS TO INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

               (i) NO DEFAULT OR EVENT OF DEFAULT; REPRESENTATIONS AND WARRANTIES TRUE. Both immediately prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof:

                      (a) no Default or Event of Default shall have occurred and be continuing;

                      (b) the representations and warranties made by the
               Obligors in Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall continue to be accurate in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (except that any such representation or warranty qualified as to materiality shall continue to be accurate on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date and except that any representation or warranty that speaks as of a particular date shall be accurate in all material respects as of such date); and

                      (c) the sum of the aggregate amount of the outstanding
               Revolving Loans PLUS L/C Liabilities shall not exceed the Revolving Commitments then in effect.

              (ii) NO LEGAL BAR. The Loans and other extensions of credit and the use of proceeds thereof shall not contravene, violate or conflict with, nor involve any Lender in a violation of, any Requirement of Law.

             (iii) NOTICE OF BORROWING. Administrative Agent shall have received a Notice of Borrowing duly completed and complying with Section 4.05.

               Each Notice of Borrowing or request for the issuance of a Letter of Credit delivered by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clauses (i)-(ii) above as of the date of such borrowing or issuance. Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections 7.02, 7.03 and 7.04have been satisfied or waived in accordance with the terms hereof.

               7.05. DETERMINATIONS UNDER SECTION 7. For purposes of determining compliance with the conditions specified in Sections 7.01, 7.02 and 7.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

               Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Lenders that at and as of the Closing Date and at and as of each Funding Date (with respect to Section 8.01 through and including 8.25) (in each case immediately before and immediately after giving effect to the transactions to occur on such date (including, with respect to the Closing Date, the Transactions)):

               8.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Company: (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (d) is in compliance with all Requirements of Law, EXCEPT, in the case of clauses (a), (b), (c) and (d) where the failure thereof individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               Each Company will maintain in full force and effect the FCC Authorizations for the Borrower Stations and shall remain in material compliance with the Communications Act. Borrower shall use its reasonable best efforts to cause the LMA Licensees to maintain in full force and effect the FCC Authorizations for the LMA Stations and to remain in material compliance with the Communications Act.

               8.02. FINANCIAL CONDITION; ETC. (A) Borrower has delivered to the Lenders the audited consolidated balance sheets of Holdings and the Subsidiaries as of December 31, 1997, 1998 and 1999, and the related statements of earnings and cash flows for the fiscal years ended on those dates, together with reports thereon by Grant Thornton LLP, certified public accountants. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Holdings and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby.

               (B) Borrower has delivered to the Lenders (A) the audited consolidated balance sheets of Aurora and the Subsidiaries as of December 31, 1997, 1998 and 1999, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended on those dates, together with reports thereon by Deloitte & Touche LLP, Ernst & Young LLP and Weeks Holderbaum Huber & DeGrow LLP, respectively, certified public accountants. All of said financial statements, including in each case the related schedules and notes, are true, complete and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of Aurora and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby.

               (C) Except as set forth in SCHEDULE 8.02(C), in the financial statements or other information referred to in Section 8.02(A) or Section 8.02(B), as of the Closing Date, there are no material liabilities of any Company of any kind required to be set forth on a balance sheet or in the notes thereto prepared in accordance with GAAP, whether accrued, contingent, absolute, determined, de-terminable or otherwise, and there is no existing condition, situation or set of circumstances which is reasonably likely to result in such a liability.

               (D) Since December 31, 1999 there has been no Material Adverse Change or event or condition which could reasonably be expected to result in a Material Adverse Change.

               (E) The pro forma balance sheet of Consolidated Companies (the "PRO FORMA BALANCE SHEET"), certified by the chief financial officer of Borrower, copies of which have been delivered to the Lenders, is the balance sheet of Consolidated Companies as of the date of the latest available balance sheet of Borrower prior to the Closing Date (the "PRO FORMA DATE"), adjusted to give effect (as if such events had occurred on such date) to the Transactions and the application of the proceeds of all Indebtedness to be incurred in connection therewith. The Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the Transactions, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Consolidated Companies as at the Pro Forma Date, adjusted as described above.

               8.03. LITIGATION. Except as set forth in SCHEDULE 8.03, there is no Proceeding (other than any qui tam Proceeding, to which this Section is limited to the best of Borrower's knowledge) pending against, or to the knowledge of Borrower, threatened in writing against or affecting, Holdings, any Company or any of their respective Properties before any Governmental Authority or private arbitrator that may (i) have a reasonable likelihood of being adversely determined and that, if determined or resolved adversely to such Company, could reasonably be expected to have a Material Adverse Effect (ii) challenge the validity or enforceability of any of the Credit Documents or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for forfeiture of assets to any Governmental Authority as a criminal penalty.

               8.04. NO BREACH; NO DEFAULT. (A) None of the execution, delivery and performance by any Obligor of any Credit Document or Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on Holdings or any Company, or tortiously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of Holdings or any Company or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of Holdings or any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which would not have a Material Adverse Effect and which would not subject any Lender to any material risk of damages or liability to third parties.

               (B) No Default or Event of Default has occurred and is continuing.

               8.05. ACTION. Each Company and Holdings has all necessary corporate, partnership, etc. power, authority and legal right to execute, deliver and perform its obligations under each Credit

Document and Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company and Holdings of each Credit Document and Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership, etc. action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               8.06. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Holdings or any Company of the Credit Documents and the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Material Adverse Effect.

               8.07. REPRESENTATIONS AND WARRANTIES IN THE ACQUISITION AGREEMENTS. The representations and warranties set forth in the Aurora Acquisition Agreement made by Borrower and, to the best of Borrower's knowledge after due inquiry, the sellers party thereto, respectively, and in the Allentown Acquisition Agreement made by Borrower and, to the best of Borrower's knowledge after due inquiry, the sellers party thereto, respectively, are, in each case, true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless such representations and warranty expressly indicates that it is being made as of any other specific date.

               8.08. ERISA AND FOREIGN EMPLOYEE BENEFIT MATTERS. No ERISA Event has occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities or any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

               No Company or any ERISA Entity maintains or has contributed to a Foreign Plan.

               8.09. TAXES. Except as would not have a Material Adverse Effect,
(i) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "TAX RETURNS") required to be filed with any taxing authority by, or with respect to, each Company and Holdings have been filed in accordance with all applicable laws; (ii) each Company and Holdings have timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company and Holdings (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on Borrower's financial statements) and (iii) each Company and Holdings have made provision for all Taxes payable by such Company or Holdings for which no Tax Return has yet been filed.

               Except as set forth on SCHEDULE 8.09, (i) no extension of a statute of limitations relating to material Taxes is in effect with respect to Holdings or any Company; (ii) no Company or Holdings has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Borrower was the common parent; and (iii) there are no material tax sharing agreements or similar arrangements (including tax indemnity arrangements) with respect to or involving any Company other than between or among Borrower and the Subsidiaries.

               8.10. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; OTHER RESTRICTIONS. Neither Holdings nor any Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. Neither Holdings nor any Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

               8.11. ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 8.11 and except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) each Company and Holdings are in compliance with, and are not subject to liability under, any applicable Environmental Laws and to the best knowledge of the Obligors, there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which could reasonably be expected to result in material expenditures by any Company or Holdings or to interfere in any material way with current or projected operations of any Company; (ii) neither Holdings nor any Company, or to the knowledge of the Obligors, any of their predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site with respect to which Holdings or any Company has received an Environmental Claim; (iii) to the best knowledge of the Obligors, no Real Property now or formerly owned, leased or operated by Holdings or any Company or any of their respective predecessors in interest, is listed or proposed for listing on the National Priorities List under the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") included on any similar lists maintained by any Governmental Authority; (iv) to the best knowledge of the Obligors, there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which Holdings or any Company is bound, which would reasonably be expected to prevent Holdings' or any Company's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Company under any Environmental Law; and (v) neither Holdings nor any Company is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law or has received any Environmental Claim and, to the knowledge of the Obligors, no such Proceeding or Environmental Claim is threatened.

               8.12. ENVIRONMENTAL INVESTIGATIONS. As of the Closing Date, all material environmental investigations, studies, audits or assessments in the possession, custody or control of Holdings or any Company relating (i) to the current or prior business or operations of Holdings or any Company or any of their respective predecessors in interest or (ii) to any Property now or previously owned, operated, leased or used by Holdings or any Company or any of their respective predecessors in interest have been made available to the Creditors.

               8.13. USE OF PROCEEDS. Neither Holdings nor any Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower individually or of Consolidated Companies) will be Margin Stock. If requested by any Creditor, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. Borrower will use the proceeds of (i) all Term Loans to finance the Transactions and pay related fees and expenses and (ii) Revolving Loans to finance the Transactions (in an amount not to exceed on the Closing Date $6.9 million unless consented to by Lead Arranger in its sole discretion), pay fees and expenses related thereto, and for general corporate purposes.

               8.14. SUBSIDIARIES, ETC. As of the Closing Date, Borrower has no Subsidiaries or interests (whether direct or indirect) in partnerships, Minority Interests or business trusts other than the entities set forth on SCHEDULE 8.14. Each Subsidiary listed on SCHEDULE 8.14 (other than each Foreign Subsidiary) will be a Guarantor as of the Closing Date. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of its Subsidiaries, partnerships or Minority Interests listed on SCHEDULE 8.14 as set forth on such Schedule. No such Subsidiary, partnership or Minority Interest has issued any securities convertible into its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such Equity Interests, and the outstanding Equity Interests of such Subsidiaries, partnerships or Minority Interests are owned by Borrower free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens pursuant to the Security Documents and Liens thereon permitted by Section 9.07.

               8.15. OWNERSHIP OF PROPERTY; LIENS. Except as set forth on
SCHEDULE 8.15, each of Holdings and the Companies has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Permitted Liens and Prior Liens. Substantially all of the assets and Property owned by, leased to, or used by Holdings and each Company in their respective businesses is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither any Credit Document, nor any transaction contemplated under any such document, will affect any right, title or interest of Holdings or any Company in any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

               8.16. SECURITY INTEREST; ABSENCE OF FINANCING STATEMENTS; ETC. The Security Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Creditors, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, perfected security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except as expressly permitted by the Security Documents.

               Except as set forth on SCHEDULE 8.16 and except for (i) in the case of Collateral, Liens expressly permitted by the Security Documents, (ii) in the case of all other Property, Permitted Liens and (iii) the Liens created by the Security Documents, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any Lien on, or security interest in, any Property of Holdings or any Company or rights thereunder.

               8.17. LICENSES AND PERMITS. Holdings and the Companies hold all governmental permits, licenses, authorizations, consents and approvals necessary for Holdings and the Companies to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the "PERMITS"), except for Permits the failure of which to obtain would not have a Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

               8.18. TRUE AND COMPLETE DISCLOSURE; EXCHANGE ACT FILINGS. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to Lead Arranger or any Lender in connection with the negotiation, preparation or delivery of the Credit Documents or included or delivered pursuant thereto or pursuant to the Confidential Information Memorandum dated March 2000 distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by any Company, and the Credit Documents themselves, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Each Obligor understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder.

               8.19. SOLVENCY. As of each Funding Date immediately prior to and immediately following the consummation of the Transactions and the extensions of credit to occur on such date each Obligor (on a consolidated basis with its Subsidiaries) is and will be Solvent (after giving effect to Section 6.08).

               8.20. CONTRACTS. Neither Holdings nor any Company is in default under any material contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Material Adverse Effect.

               8.21. LABOR MATTERS. Except as set forth in SCHEDULE 8.21, there is (i) no unfair labor practice complaint pending against Holdings or any Company or, to the best knowledge of Borrower, threatened against Holdings or any Company, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any Company or, to the best knowledge of Borrower after due inquiry, threatened against Holdings or any Company, (ii) no strike, labor dispute, slowdown or stoppage pending against any Holdings or Company or, to the best knowledge of Borrower, after due inquiry, threatened against Holdings or any Company and
(iii) to the best knowledge of Borrower after due inquiry, no union representation question existing with respect to the employees of Holdings or any Company and, to the best knowledge of Borrower, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (i), (ii) or (iii) above, individually or in the aggregate, have a Material Adverse Effect.

               8.22. SUBORDINATED DEBT. The Obligations are senior debt with respect to all Subordinated Debt of each Obligor and entitled to the full benefits of all subordination provisions therein and such subordination provisions are in full force and effect.

               8.23. INTELLECTUAL PROPERTY. To the best knowledge of Borrower after due inquiry, each of Holdings and the Companies owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes (collectively, "INTELLECTUAL PROPERTY") that are necessary for the operation of its business as presently conducted, except where the failure to so own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 8.23, to the best knowledge of Borrower, no claim is pending that Holdings or any Company infringes upon the asserted rights of any other Person under any Intellectual Property, except for any such claim that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 8.23, to the best knowledge of Borrower, no claim is pending that any such Intellectual Property owned or licensed by Holdings or any Company or which Holdings or any Company otherwise has the right to use is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect.

               Except as set forth in SCHEDULE 8.23, each of Holdings and the Company owns or has the right to use all Intellectual Property listed in
SCHEDULE 8.23 and the consummation of the transactions contemplated hereby will not, alter or impair any such rights in a way that would, individually or in the aggregate, have a Material Adverse Effect. Subject to the rights of third parties set forth in SCHEDULE 8.23, all Intellectual Property owned by Holdings or any Company listed in SCHEDULE 8.23 is free and clear of all Liens except Permitted Liens.

               8.24. EXISTING INDEBTEDNESS. SCHEDULE 8.24(A) sets forth a true and complete list of all Indebtedness of Holdings and the Companies as of the Closing Date and SCHEDULE 8.24(B) sets forth a true and complete list of all Indebtedness of the Companies that is to remain outstanding after the Closing Date (excluding the Obligations hereunder), in each case showing the aggregate principal amount thereof and the name of each respective borrower and any other entity that directly or indirectly guaranteed such Indebtedness.

               8.25. FCC MATTERS.

               (a)  BORROWER STATIONS.

               (i) Schedule 8.25(a) hereto contains a complete list of the FCC Authorizations of the Companies. Such list correctly sets forth the termination date of each such FCC Authorization. Each such FCC Authorization that is material to the operation of the business of any Borrower Station is validly issued and in full force and effect, and constitutes in all material respects, all of the authorizations from the FCC necessary under the Communications Act for the operation of Borrower's business (including, without limitation, the Borrower Stations) in the same manner as it is presently conducted and as proposed to be conducted. Borrower has taken all actions and performed all of its obligations that are necessary to maintain such FCC Authorizations for the Borrower Stations without adverse modification or impairment, and complete and correct copies of the FCC Authorizations of each Borrower Station have been delivered to Agent and Lenders. Except as expressly set forth on Schedule 8.25(a), no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non renewal, impairment or termination of or any order of forfeiture with respect to, any FCC Authorization for a Borrower Station, or (ii) materially and adversely affects or in the future may (so far as Borrower can now reasonably foresee) materially adversely affect any of the rights of Borrower thereunder. No condition has been imposed by the FCC as part of any of the FCC Authorizations, which is not set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC applicable generally to the stations of the type of the Borrower Stations.

               (ii) Except as expressly set forth in Schedule 8.25(a), Borrower is not a party to and has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relation to the radio industry generally) which would reasonably be expected to in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Authorizations for any Borrower Station. Borrower has no reason to believe (other than there being no legal assurance thereof) that the FCC Authorizations for the Borrower Stations listed and described in Schedule 8.25(a) will not be renewed in the ordinary course. Borrower has filed in a timely manner all material reports (including, but not limited to, ownership reports), applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Authorizations for a Borrower Station.

               (iii) Except as expressly set forth in Schedule 8.25(a) to the best of Borrower's knowledge after due inquiry, none of the facilities used in connection with Borrower's radio broadcasting operations (including without limitation, the transmitter and tower sites owned or used by Borrower in connection with the operation of the Borrower Stations) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

               (iv) Borrower has duly and timely filed all material filings which are required to be filed by it under the Communications Act.

               (v) The execution, delivery and performance of the Credit Documents by the Obligors do not require the approval of the FCC. The execution, delivery and performance of the Credit Documents will not result in any violation of the Communications Act, and will not cause any forfeiture or impairment of any of the FCC Authorizations issued for the operation of any of the Borrower Stations.

               (b) LMA STATIONS.

               (i) The Time Brokerage Agreements are in full force and effect and are in compliance in all material respects with the Communications Act.

               (ii) To the best of Borrower's knowledge after due inquiry:
Schedule 8.25(b) hereto contains a complete listing of all FCC Authorizations held by each LMA Licensee for its LMA Stations; these FCC Authorizations constitute all licenses, construction permits, and authorizations required under the Communications Act to permit each LMA Licensee to own, control, manage and operate its LMA Stations as they are currently being owned, controlled, managed and operated; Schedule 8.25(b) correctly sets forth the termination date of each such FCC Authorization; each such FCC Authorization that is materially necessary to the operation of the business of each LMA Licensee is validly issued and in full force and effect, and constitutes in all material respects, all of the authorizations from the FCC necessary for the operation of the LMA Licensee's business with respect to its LMA Stations in the same manner as they presently are being conducted and as they are proposed to the conducted; each LMA Licensee has taken all actions and performed all of its obligations that are necessary to maintain such FCC Authorizations without adverse modification or impairment, and complete and correct copies of the FCC Authorizations of each LMA Licensee have been delivered to Agent and Lenders; except as expressly set forth on Schedule 8.25(b), no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non renewal, impairment or termination of or any order of forfeiture with respect to, any

FCC Authorization for any LMA Station or (ii) materially and adversely affects or in the future may (so far as now can reasonably be foreseen) materially adversely affect any of the rights of any LMA Licensee thereunder, and no condition has been imposed by the FCC as part of any of the FCC Authorizations for any LMA Station, or on the grant of the renewal for such FCC Authorizations, which is not set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the LMA Stations.

               (iii) To the best of Borrower's knowledge after due inquiry: except as expressly set forth in Schedule 8.25(b), no LMA Licensee is a party to any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness or its FCC Authorizations; the FCC has granted renewals of the FCC Authorizations for each LMA Station in the ordinary course; and each LMA Licensee has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Authorizations.

               (vi) To the best of Borrower's knowledge after due inquiry: except as expressly set forth in Schedule 8.25(b), none of the facilites used in connection with any LMA Licensee's radio broadcasting operations that such LMA Licensee owns or uses in connection with the operation of its LMA Station, violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

               (v) To the best of Borrower's knowledge after due inquiry: each Ownership Report filed by each LMA Licensee with the FCC is true, correct and complete in all material respects and there have been no changes in such LMA Licensee's ownership since the filing of the most recent Ownership Reports for the LMA Stations of such LMA Licensee.

               (vi) To the best of Borrower's knowledge after due inquiry: the execution, delivery and performance of the Credit Documents in accordance with their terms will not result in any violation of the Communications Act, and will not cause any forfeiture or impairment of any of the FCC Authorizations issued for the operation of any LMA Station.

               Section 9. COVENANTS. Each Obligor, for itself and on behalf of its Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or L/C Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder (and each Obligor covenants and agrees that it will cause its Subsidiaries to observe and perform the covenants herein set forth applicable to any such Subsidiary):

               9.01. FINANCIAL STATEMENTS, ETC. Borrower shall deliver to Administrative Agent and each of the Lenders:

               (a) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending March 31, 2000, consolidated statements of operations, cash flows and (if applicable) stockholders' equity of Consolidated Companies for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Consolidated Companies as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Consolidated Companies in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and except for the absence of footnotes);

               (b) ANNUAL FINANCIALS. As soon as available and in any event within 110 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2000, consolidated and consolidating statements of operations, cash flows and (if applicable) stockholders' equity of Consolidated Companies for such year and the related consolidated and consolidating balance sheet of Consolidated Companies as at the end of such year, setting forth in each case in comparative form (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year to the extent such financial statements are available and (ii) the corresponding budget or plan for such period, and, in the case of such consolidated financial statements, accompanied by an opinion, without a going concern or similar qualification or exception as to scope or other material qualification or exception, thereon of Grant Thornton LLP or other independent certified public accountants of recognized national standing reasonably acceptable to Lead Arranger and the Majority Lenders, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Consolidated Companies as at the end of, and for, such fiscal year in conformity with GAAP, consistently applied; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in conformity with GAAP consistently applied;

               (c) AUDITOR'S CERTIFICATE; COMPLIANCE CERTIFICATE.

                       (i) concurrently with the delivery of the financial
               statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenants, except as specified in such certificate; and

                      (ii) at the time it furnishes each set of financial
               statements pursuant to paragraph (a) or (b) above, (1) a certificate of a Responsible Officer of Borrower (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and proposes to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Section 9.11 as of the end of the respective quarterly fiscal period or fiscal year, and
               (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any material licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (2) (or, in the case of the first such list so delivered, since the Closing
               Date);

               (d) OTHER FINANCIAL INFORMATION. Promptly (A) upon delivery thereof to the holders of any debt securities or the equity holders of Holdings or any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which Borrower may make to or file with the Commission or any successor or analogous Governmental Authority and (B) upon delivery to any Company, copies of all financial statements or other financial information provided by Aurora, the sellers of the Allentown Assets or any of their respective Affiliates since the Closing Date pursuant to the Aurora Acquisition Agreement or the Allentown Acquisition Agreement;

               (e) INTEREST RATE CERTIFICATES. From and after the Trigger Date, together with the financial statements delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

               (f) NOTICE OF DEFAULT. Promptly after any Company knows or has reason to believe that any Default has occurred or that any Company is in breach or violation of any material term or provision of any material Contractual Obligation, a notice of such Default, breach or violation describing the same in reasonable detail and a description of the action that the Companies have taken and propose to take with respect thereto;

               (g) ENVIRONMENTAL MATTERS. Written notice of any Environmental Claim materially affecting any Company, any Mortgaged Real Property or the operations of any Company and any notice from any Person of (i) the occurrence of any material release, spill or discharge of any Hazardous Material, (ii) the commencement of any material clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof,
        (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or
        (iv) any other environmental condition, circumstance, occurrence or event which is reasonably likely to have a Material Adverse Effect;

               (h) AUDITORS' REPORTS. Promptly upon receipt thereof, copies of all annual, interim or special reports issued to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such ac-countants, including any management letter commenting on any Company's internal controls issued by such accountants to management in connection with their annual audit;

               (i) ANNUAL BUDGETS. As soon as practicable and in any event within 60 days after the beginning of each fiscal year of Borrower beginning January 1, 2001, a consolidated plan and financial forecast for such fiscal year, including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Companies for such fiscal year and for each quarter of such fiscal year, together with an Officers' Certificate demonstrating pro forma compliance for such fiscal year with Section 9.11 and an explanation of the assumptions on which such forecasts are based and stating that such plan and projections have been prepared using assumptions believed in good faith by management of Borrower to be reasonable at the time made;

               (j) LIEN MATTERS; CASUALTY AND DAMAGE TO COLLATERAL. Prompt written notice of (i) the incurrence of any Lien not expressly permitted by the applicable Security Document on, or claim asserted against any of the Collateral, (ii) any Casualty Event or other insured damage to any material portion of the Collateral or the commencement of any Proceeding likely to result in a Casualty Event or (iii) the occurrence of any other event which in the Borrower's judgment is reasonably likely to materially adversely affect the aggregate value of the Collateral;

               (k) NOTICE OF MATERIAL ADVERSE EFFECT. Written notice of the occurrence of any Material Adverse Effect or any event or condition which is reasonably likely to result in any Material Adverse Effect;

               (l) GOVERNMENTAL FILINGS AND NOTICES. Promptly upon request by Administrative Agent, copies of any other material reports or documents that were filed by any Company with any Governmental Authority and copies of any and all material notices and other material communications from any Governmental Authority with respect to any Company;

               (m) ERISA INFORMATION. Promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could result in liability to the Companies in an aggregate amount exceeding $1.0 million, a written notice specifying the nature thereof, what action the Companies or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto;

               (n) ERISA FILINGS, ETC. Upon request by Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or ERISA Entity with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Company or ERISA Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and
        (iv) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request; and

               (o) FCC NOTICES. Promptly upon any officer or representative of any Company or LMA Licensee receiving any notice from the FCC relating to the Stations copies of such notice.

               (p) MISCELLANEOUS. Promptly, such financial and other information with respect to any Company as the Administrative Agent on behalf of any Lender may from time to time reasonably request.

               9.02. LITIGATION, ETC. Borrower shall promptly give to Administrative Agent and each Lender notice of all Proceedings, and (except to the extent that any such notice would, in the reasonable opinion of Borrower, waive attorney client privilege) any material development thereof, affecting any Company, except Proceedings which would not have a Material Adverse Effect.

               9.03. EXISTENCE; COMPLIANCE WITH LAW; PAYMENT OF TAXES; INSPECTION RIGHTS; PERFORMANCE OF OBLIGATIONS; ETC. Each of the Companies and Holdings shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises; PROVIDED, HOWEVER, that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
Section 9.06 or the conversion of Holdings into a subchapter "C" corporation;
(ii) except as would not have a Material Adverse Effect, comply with all Requirements of Law; (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all Taxes imposed upon it or any of its Properties prior to the date on which any penalties attach thereto (except for any such Tax the payment of which is being contested in good faith and by proper proceedings diligently instituted and conducted and against which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP); PROVIDED, that Borrower will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than its Subsidiaries; (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so would not have a Material Adverse Effect; (v) permit representatives of any Lender during normal business hours and, except during the existence of any Event of Default, upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees, all to the extent reasonably requested by such Lender; (vi) upon reasonable notice, allow (with the presence of Borrower if Borrower so elects to participate) Lead Arranger or any representative chosen by the Majority Lenders to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to Lead Arranger or any representative chosen by the Majority Lenders and the Lenders (and Lead Arranger to the Lenders) any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of Lead Arranger or any representative chosen by the Majority Lenders, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect; (viii) pay all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted under Section 9.07) upon any Property of any Company, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no claims referred to in this clause (viii) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; and (ix) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP.

               9.04. INSURANCE. (A) Each of the Companies and Holdings shall maintain in full force and effect the insurance policies and programs listed on
SCHEDULE 9.04 or substantially similar policies and programs or other policies and programs as are reasonably acceptable to Administrative Agent. All such policies and programs shall be maintained with responsible and reputable insurers of companies engaged in similar businesses and owning similar property in the same general geographic areas in which such Company, as applicable, operates.

               (B) All policies of insurance required to be maintained by any Company or Holdings must name Administrative Agent on behalf of the Creditors, as mortgagee or loss payee (in the case of property insurance and business interruption insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice by the applicable insurance carriers to Administrative Agent and if the insurance carrier shall have received written notice from Administrative Agent of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Company or Holdings under such policies directly to Administrative Agent. No act, whether willful or negligent, or Default of any Company or Holdings or any other Person shall affect the right of Administrative Agent to recover under such policy or policies of insurance in case of loss or damage.

               (C) Borrower shall give prompt written notice of any loss in excess of $5.0 million to the insurance carrier and to Administrative Agent.

               (D) If at any time the area in which any Mortgaged Real Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall obtain flood insurance in such total amount as Administrative Agent or the Majority Lenders may from time to time reasonably require (so long as such requirement is reasonably grounded in applicable Requirements of Law), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, Borrower shall obtain earthquake insurance in such total amount as Administrative Agent or the Majority Lenders may reasonably require (so long as such requirement is reasonably grounded in applicable Requirements of Law).

               (E) The policies for any casualty insurance required hereunder shall either name or contain an endorsement naming the Administrative Agent as first mortgage and loss payee under a first mortgage clause or endorsement without contribution substantially equivalent to the New York standard first mortgage clause of endorsement.

               (F) Without limiting the obligations of the Companies and Holdings under the foregoing provisions of this Section 9.04, in the event any Company or Holdings shall fail to maintain in full force and effect insurance as required by the foreign provisions of this
Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and all sums so disbursed by Administrative Agent shall be part of the Obligations, payable as provided in this Agreement.

               9.05. LIMITATION ON LINES OF BUSINESS. Neither Holdings nor any Company shall directly or indirectly, engage to any material extent in any line or lines of business activity other than the business of the type conducted by the Companies as of the Closing Date and any other businesses reasonably related thereto. No License Subsidiary shall engage in any business or incur any liabilities other than the ownership of its FCC Authorizations (and the licensing thereof to any Company) and the execution, delivery and performance of the Credit Documents to which it is a party and activities incidental to the foregoing.

               9.06. LIMITATION ON FUNDAMENTAL CHANGES, ACQUISITIONS OR DISPOSITIONS. Neither Holdings nor any Company shall, directly or indirectly, in a single transaction or series of transactions, (1) merge, consolidate or amalgamate with or into any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing), EXCEPT that each of the following shall be permitted:

               (a) purchases and sales of Property and services in the ordinary course of business;

               (b) the incurrence of (i) with respect to Collateral, any Lien permitted by the Security Documents and (ii) with respect to all other Property, any Permitted Lien;

               (c) so long as no Default then exists or would arise therefrom, the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into (i) Borrower so long as Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary so long as a Qualified Subsidiary shall be the continuing or surviving corporation, and (2) any Non-Qualified Subsidiary with or into any other Non-Qualified Subsidiary;

               (d) Dispositions (including the licensing of FCC Authorizations) by any Company to any Qualified Company or by any Non-Qualified Subsidiary to any other Non-Qualified Subsidiary;

               (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business and the abandonment or other Disposition of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole; PROVIDED, HOWEVER, that in each case the net proceeds thereof shall be reinvested in the business of a Company within one year of such Disposition;

               (f) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

               (g) so long as no Default then exists or would arise therefrom, any Disposition for fair market value (including like-kind exchanges of capital assets) so long as (i) the fair market value of the consideration received from all Dispositions since the Closing Date pursuant to this clause (g) do not exceed $1.0 million, and (ii) to the extent the consideration received consists of cash, the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iv);

               (h) Acquisitions by any Qualified Company; PROVIDED, HOWEVER, that each Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

                       (i) no Default then exists or would arise therefrom;

                      (ii) after giving pro forma effect in accordance with GAAP to such Acquisition, Borrower shall be in compliance with all covenants set forth in Section 9.11 as of the Test Date immediately prior to the consummation thereof (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant measurement period for each financial covenant set forth in Section 9.11 ending on or prior to the date of such Acquisition, had occurred on the first day of such relevant measurement period);

                     (iii) the board of directors of the acquired Person shall
               not have indicated privately at the time of consummation of the Acquisition to any Company or publicly its opposition to the consummation of such Acquisition;

                      (iv) such Acquisition shall be effected through a
               Qualified Company and the Person or business acquired shall at the time of consummation of such Acquisition be merged or combined or consolidated with or into a Qualified Company (so long as, with respect to Borrower, Borrower is the surviving Company and each other survivor shall be a Qualified Company) or shall be or become at the time of consummation thereof a Qualified Company ;

                       (v) with respect to any Acquisition involving Acquisition
               Consideration of more than $5.0 million, Borrower shall have provided the Lenders not fewer than 15 days prior to the proposed closing thereof, with (1) written notice thereof and a brief description of the material terms thereof and a brief description of the business or Person to be acquired, (2) historical financial statements for the last three fiscal years (or, if less, for the period of such Person's existence) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (3) copies of all available material documentation pertaining to such Acquisition,
               (4) reasonably detailed projections pertaining to the Person or business to be acquired through the Final Maturity Date and (5) all such other available information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by Lead Arranger or the Majority Lenders;

                      (vi) the business to be acquired would not subject any
               Lender to regulatory or third party approvals in connection with the exercise of their rights and remedies under any Credit Documents;

                     (vii) Borrower shall have delivered to Lead Arranger and
               the Lenders (x) an Officers' Certificate at least 10 days prior to the date of consummation of such Acquisition (but in any event not earlier than a date which would result in the Test Date occurring on or immediately prior to the consummation of such Acquisition being more than 135 days prior to the date of consummation of such Acquisition) certifying that (1) such Acquisition complies with this Section 9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition is not reasonably likely to have a Material Adverse Effect and (y) financial statements referred to in clause (v) of this Section 9.06(h) for the most recently ended fiscal period if the latest financial statements previously delivered pursuant to clause (v) cover a period ending more than 135 days before the date of consummation of such Acquisition; and

                    (viii) the Acquisition Consideration for all Acquisitions
               effected pursuant to this Section 9.06(h) since the Closing Date, shall not exceed $10.0 million (excluding Equity Interests issued to the sellers in connection with such Acquisition);

               (i) transfers resulting from any Casualty Event; PROVIDED, HOWEVER, that the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(i);

               (j) licenses or sublicenses by any Company of software, Intellectual Property and general intangible and leases, licenses or subleases of other Property in the ordinary course of business and which do not materially interfere with the business of any Company;

               (k) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

               (l) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Cash Equivalents and (B) Investments made pursuant to clause (a) of the definition of Permitted Investments;

               (m) the Aurora Acquisition in accordance with the Aurora Acquisition Agreement;

               (n) the Allentown Acquisition in accordance with the Allentown Acquisition Agreement, PROVIDED, HOWEVER, that Borrower shall have received proceeds from the Allentown Equity Investment from Holdco of at least $27.0 million in cash (or any Equity Issuance effected in lieu thereof); and

               (o) Acquisitions pursuant to the terms of the LMA Documents.

               No Company shall effect the Disposition of any Equity Interests of any Subsidiary unless in compliance with the foregoing provisions and unless all Equity Interests of such Subsidiary owned by the Companies are sold pursuant thereto in accordance with the Credit Documents, upon which sale the Guarantee by such Subsidiary shall be automatically deemed to be released.

               Subject to Section 12.04, and so long as no Default then exists, to the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

               9.07. LIMITATION ON LIENS AND NEGATIVE PLEDGES. Neither Holdings nor any Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective Property, whether now owned or hereafter acquired, except, with respect to Collateral, for Liens expressly permitted by the applicable Security Document and, with respect to all other Property, EXCEPT for each of the following (which are herein collectively referred to as "PERMITTED LIENS"):

               (a) Liens (including any Prior Liens) in existence on the Closing Date on Property of any Company and identified in SCHEDULE 9.07 (excluding, however, following the Closing Date, Liens securing the Existing Credit Facilities);

               (b) Permitted Customary Liens;

               (c) Liens upon Property acquired after the Closing Date by any Company, which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; PROVIDED, HOWEVER, that (1) no such Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon and proceeds thereof, (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired or constructed and (3) the Indebtedness secured by any such Lien is permitted by Section 9.08(e);

               (d) Liens existing on any Property at the time such Property is acquired or the owner thereof becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; PROVIDED, HOWEVER, that (1) such Liens do not extend to any other Property of any Company and (2) any Indebtedness secured by any such Lien is permitted by
        Section 9.08(f);

               (e) Liens securing obligations under Swap Contracts with any Creditor to the extent such Swap Contract was entered into to hedge interest rates in respect of the Loans and only so long as the Obligations are secured by the same collateral on at least a PARI PASSU basis;

               (f) Liens securing obligations in respect of Capital Leases solely on Property (including improvements thereto and the proceeds thereof) subject to such Capital Leases (in-cluding Capital Leases resulting from any Sale and Leaseback Transaction permitted by Section 9.06(n)); PROVIDED, HOWEVER, that such Capital Leases are permitted by Section 9.08(e);

               (g) Liens created under the Credit Documents securing the Obligations;

               (h) Liens securing Contingent Obligations permitted under clause
        (e) of the definition of Permitted Obligations not exceeding (as to all of the Companies) $1.0 million in aggregate amount at any time outstanding;

               (i) Liens not otherwise permitted under this Section 9.07 (on Property other than Collateral) which secure obligations permitted hereunder not exceeding $1.0 million in the aggregate at any one time outstanding;

               (j) any extension, renewal or replacement of the foregoing; PROVIDED, HOWEVER, that the Liens permitted by this Section 9.07(j) shall not cover any additional principal amount of Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

               Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or (ii) specific Property to be sold pursuant to any Disposition or Excluded Disposition, no Company will directly or indirectly, enter into or suffer to exist any Contractual Obligation on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to (1) the Credit Documents, (2) any other agreement that expressly allows and does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents on Property of any Company (whether now owned or hereafter acquired) securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of Property of any Company to secure the Obligations, (3) any operating leases of Real Property entered into in the ordinary course of business, and (4) customary non-assignment provisions in contracts entered into in the ordinary course of business.

               9.08. PROHIBITION ON DISQUALIFIED CAPITAL STOCK; LIMITATION ON INDEBTEDNESS AND CONTINGENT OBLIGATIONS; LIMITATION ON DESIGNATED SENIOR INDEBTEDNESS. (A) Neither Holdings nor any Company shall, directly or indirectly, issue or permit to be outstanding any Disqualified Capital Stock. Neither Holdings nor any Company shall, directly or indirectly, incur or suffer to exist any Indebtedness or any Contingent Obligation, EXCEPT for each of the following:

               (a) Obligations (including the Guarantees) under the Credit Documents;

               (b) Indebtedness and Contingent Obligations of any Company owing to or for the benefit of any Qualified Company; PROVIDED, HOWEVER, that
        (1) such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to Administrative Agent on behalf of the Creditors pursuant to the Security Agreement, and (2) such Indebtedness and Contingent Obligations shall not be held by any Person other than a Qualified Company and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Obligations on terms no less favorable to the Lenders than that of any other creditor;

               (c) Contingent Obligations of any Qualified Company in respect of Indebtedness or other liabilities of any Qualified Company to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement and on substantially similar terms as such Indebtedness;

               (d) Permitted Obligations;

               (e) Indebtedness and Contingent Obligations of the Companies (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(c) or (f) (and extensions, renewals or replacements thereof pursuant to Section 9.07(i)) not exceeding (together with any Permitted Refinancing thereof) $1.0 million in the aggregate at any time outstanding for the Companies collectively;

               (f) Indebtedness of a Person that becomes a Subsidiary after the Closing Date; PROVIDED, HOWEVER, that (1) such Indebtedness existed at the time such Person became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.08(f) shall not exceed $1.0 million for all Subsidiaries;

               (g) so long as no Default exists at the time of incurrence thereof or would arise therefrom, Indebtedness and Contingent Obligations incurred by any Company, and any Permitted Refinancing thereof, not to exceed in the aggregate at any time outstanding $1.0 million in the aggregate for all Companies;

               (h) Subordinated Debt incurred by Borrower and subordinated guarantees thereof by any Qualified Subsidiary; PROVIDED, HOWEVER, that
        (i) no Default shall have occurred and be continuing at the time of or would arise from such incurrence, (ii) Borrower would be in compliance with Section 9.11 after giving pro forma effect to the incurrence of such Subordinated Debt, (iii) the maturity of any principal amounts due thereunder shall be no earlier than one year after the final maturity date of the Loans, (ii) the terms and provisions of such Subordinated Debt (including the subordination provisions thereof) are reasonably acceptable to the Lead Arranger;

               (i) so long as no Default exists at the time of incurrence thereof or would arise therefrom, Guaranty Obligations in respect to third-party loans and advances to directors, officers or employees of any Company and, in the case of loans or advances to finance the purchase of equity interests of Borrower, to the immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business or (iii) for any other purpose and, in the case of this clause (iii), in an aggregate principal amount (as to Borrower and all its Subsidiaries), together with the aggregate amount of all Investments per-mitted under Section 9.09(A)(d)(1), of up to $500,000 outstanding at any time, plus the net cash proceeds received by Borrower since the Closing Date from the issuance or sale of Equity Interests of Borrower (including any Equity Rights in respect thereof) to any such Person;

               (j) the Holdco Notes and other Indebtedness and Contingent Obligations outstanding on the Effective Date and listed in SCHEDULE 8.24(B) as to remain outstanding after the Closing Date (less the aggregate amount of any permanent prepayments or repayments thereof) and Permitted Refinancings thereof; and

               (k) Contingent Obligations of any Company under Profit Payment Agreements owing to or for the benefit the sellers in connection with any Permitted Acquisition.

               All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in EXHIBIT B hereto) to the Obligations. Each Obligor, by its execution and delivery of this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by any Company to the full and complete payment and performance of the Obligations (provided that scheduled interest and principal payments may be made thereunder so long as no Event of Default has occurred and is continuing). No Obligor shall incur any Subordinated Debt unless otherwise permitted by the foregoing exceptions listed as clauses (a) through
(m) above and unless such Subordinated Debt shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Debt is subordinated to any other Indebtedness.

               (B) Neither Holdings nor any Company shall designate, or permit or suffer to exist the designation of, any Indebtedness or other obligation, other than the Obligations, as "Designated Senior Indebtedness," as such term may be defined in any Subordinated Debt, or effect or permit or suffer to exist any comparable designation that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate payment blockage periods under any Subordinated Debt.

               9.09. LIMITATION ON INVESTMENTS; LIMITATION ON CREATION OF SUBSIDIARIES. (A) Neither Holdings nor any Company shall, directly or indirectly, make or permit to remain outstanding any Investments, EXCEPT for each of the following:

               (a) Permitted Investments and Investments that were Permitted Investments when made;

               (b) Investments in any Qualified Company or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary and Investments by any Non-Qualified Subsidiary in any Company or in any Person not a Subsidiary if as a result thereof or in connection therewith such Person becomes a Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower has not complied with Section 9.20);

               (c) Investments outstanding on the Closing Date and identified in
        SCHEDULE 9.09 and, so long as no Default then exists or would arise therefrom, any renewals, amendments and replacements thereof that do not increase the amount thereof;

               (d) so long as no Default then exists or would arise therefrom, advances, loans or extensions of credit by any Company to (1) officers, directors or employees of any Company and, in the case of loans and advances to finance the acquisition of equity interests of Borrower, to immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) in the ordinary course of business for travel and entertainment or relocation expenses, (ii) existing on the Closing Date and described in Schedule 9.09, (iii) made after the Closing Date for other purposes, not to exceed (as to Borrower and all its Subsidiaries), together with the amount of all Guaranty Obligations permitted pursuant to Section 9.08(i), $1.0 million in the aggregate outstanding at any time, plus the net cash proceeds received by Borrower since the Closing Date from the issuance or sale of Equity Interests of Borrower (including any Equity Rights in respect thereof) to any such Person and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 9.15, and (2) officers, directors or employees of any Company in connection with stock option plans so long as (x) such loans do not involve cash payments by any Company and (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

               (e) additional Investments in any Non-Qualified Subsidiary to the extent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

               (f) the ownership of Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

               (g) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition (which shall not be subordinated by its terms to any obligations of the issuer thereof); PROVIDED, HOWEVER, that (1) the aggregate amount of such non-cash consideration received in connection with any such Disposition shall not exceed 10% of the total consideration received in connection with such Disposition, (2) such non-cash consideration is pledged pursuant to the appropriate Security Document (other than if received by any Foreign Subsidiary), and (3) the aggregate amount of such Investments made and outstanding at any time shall not exceed $2.0 million (without giving effect to any write-downs or write-offs thereof);

               (h) so long as no Default then exists or would arise therefrom, Investments consisting of or made in order to consummate Permitted Acquisitions;

               (i) so long as no Default then exists or would arise therefrom, Investments not otherwise permitted by this Section 9.09 in an aggregate amount outstanding at any time not to ex-ceed $2.0 million for all Companies (plus amounts representing return of capital) (exclusive of any write down or write off thereof).

               (B) Neither Holdings nor any Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that (1) the provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof and such creation or acquisition is otherwise permitted under Section 9.09(A) and (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section 9.20 is complied with at the time of formation or acquisition thereof; and (2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A).

               9.10. LIMITATION ON DIVIDEND PAYMENTS. Neither Holdings nor any Company shall, directly or indirectly, declare or make any Dividend Payment at any time, EXCEPT, without duplication:

               (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary and to minority interest holders in such Subsidiary if made on a pro RATA basis to all holders of Equity Interests in such Subsidiary at the same time except that no Qualified Subsidiary may make any Dividend Payment to any Non-Qualified Subsidiary;

               (b) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Holdings if the proceeds thereof are used at the time of such Dividend Payment by Holdings (and Holdings may use such Dividend Payments by Borrower as set forth below):

                       (i) to pay management fees and operating and
               administrative expenses of Holdings that are incurred in the ordinary course of business for the benefit of, or are directly attributable to, Borrower and its Subsidiaries; PROVIDED, HOWEVER, that such Dividend Payments may not exceed $1MM in any fiscal year;

                      (ii) to the extent Holdings is a taxpayer, to pay taxes of the Companies as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holdings which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Holdings (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group);

                     (iii) to redeem Equity Interests (other than Disqualified
               Capital Stock) held by current or former employees, officers or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to any agreement in effect on the Closing Date as in effect on the Closing Date and pursuant to other agreements on substantially similar terms entered into after the Closing Date; PROVIDED, HOWEVER, that the aggregate cash consideration paid, or distributions made, pursuant to this clause (c) (ii) shall not exceed $500,000 in any fiscal year ending after the Closing Date, PLUS, in each case, the proceeds of any Excluded Equity Issuance pursuant to clause
               (iii) of the definition thereof;

                      (iv) on or after the Holdco Notes Interest Trigger Date,
               so long as the Total Leverage Ratio after giving effect to such Dividend Payment is less than 5.0:1.0, to pay regularly scheduled interest payments due on the Holdco Notes at the time of such Dividend Payment as set forth in the Holdco Notes Agreement; PROVIDED, HOWEVER, any such Dividend Payments made pursuant to this clause (iv) shall not be made any earlier than the Business Day prior to the due date of such interest.

               (c) So long as Borrower and Holdings are taxed as a partnership for income tax purposes, Holdings may make distributions to its partners in respect of taxes actually payable by such partners on the income of Borrower, after taking into account all previous tax credits and carryforwards of net operating losses or net capital losses allocable to such partners, in an aggregate amount in respect of any fiscal year not to exceed, in any event, the amount of income tax that Borrower and the Subsidiaries would otherwise pay if they filed their consolidated tax return, and Borrower may make Dividend Payments to Holdings at the time of, and in an amount necessary to permit Holdings to make, such tax distributions;

               (d) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Holdings with Excess Qualified Debt Issuance Proceeds, if the proceeds thereof are used at the time of such Dividend Payment by Holdings to repay the Holdco Notes;

               (e) the application of the Net Cash Proceeds from the offering of the Holdco Notes and borrowings under this Agreement to pay the Initial NH Redemption Payment and the Preferred Return Payments; and

               (f) so long as no Default has occurred and is continuing or would arise therefrom, Borrower may make Dividend Payments to Holdings, and Holdings may make Dividend Payments from such Dividend Payments, in an amount not to exceed $5.0 million in the aggregate, plus interest accrued at the rate earned by Borrower on Permitted Investments in the form of Cash Equivalents.

               9.11.  FINANCIAL COVENANTS.

               (a) MAXIMUM TOTAL LEVERAGE RATIO. The Total Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                                  Period                        Ratio
                                  ------                        -----

                         Closing Date - 6/30/2000               6.50x

                           7/1/2000 - 9/30/2000                 6.25x

                          10/1/2000 - 12/31/2000                6.00x

                           1/1/2001 - 3/31/2001                 5.75x

                           4/1/2001 - 6/30/2001                 5.50x

                           7/1/2001 - 9/30/2001                 5.25x

                         10/1/2001 and thereafter               5.00x

               (b) MINIMUM INTEREST COVERAGE RATIO. The Interest Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                                  Period                        Ratio
                                  ------                        -----

                         Closing Date - 6/30/2000                1.6x

                           7/1/2000 - 9/30/2000                  1.7x

                          10/1/2000 - 12/31/2000                 1.8x

                           1/1/2001 - 3/31/2001                  1.9x

                           4/1/2001 - 6/30/2001                  2.0x

                           7/1/2001 - 9/30/2001                  2.1x

                         10/1/2001 and thereafter                2.2x

               (c) MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio shall not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

                                  Period                          Ratio
                                  ------                          -----

                         Closing Date - 9/30/2001                 1.10x

                         10/1/2001 and thereafter                 1.15x


               (d) MAXIMUM SENIOR LEVERAGE RATIO. The Senior Leverage Ratio shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

                                  Period                        Ratio
                                  ------                        -----

                        Closing Date - 6/30/2000                6.25x

                           7/1/2000 - 9/30/2000                 6.00x

                          10/1/2000 - 12/31/2000                5.75x

                           1/1/2001 - 3/31/2001                 5.50x

                           4/1/2001 - 6/30/2001                 5.25x

                           7/1/2001 - 9/30/2001                 5.00x

                          10/1/2001 - 12/31/2001                4.75x

                           1/1/2002 - 3/31/2002                 4.50x

                           4/1/2002 - 6/30/2002                 4.25x

                           7/1/2002 - 9/30/2002                  4.0x

                         10/1/2002 and thereafter               3.50x


               (e) LIMITATION ON CAPITAL EXPENDITURES. The aggregate amount of Capital Expenditures made by the Companies in any fiscal year shall not exceed $1,000,000; PROVIDED, HOWEVER, that (x) if the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year if the amount expended in such fiscal year would not exceed 150% of the amount permitted for such fiscal year (before any carryover) and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover.

               (f) LIMITATION ON OPERATING LEASES. No Company shall permit the aggregate lease payments calculated in accordance with GAAP (including, without limitation, any property taxes paid as additional rent or lease payments) by Companies on a consolidated basis under any agreement to rent or lease any Property (or any extension or renewal thereof) (excluding Capital Leases) to exceed in any fiscal year (commencing with fiscal year 2000) $2.5 million.

               (g) CALCULATIONS. Solely for purposes of determining compliance with clauses (a)-(d) of this Section 9.11, until the earlier of (x) 180 days after the Closing Date and (y) the termination of the Allentown Acquisition Agreement (in the case of clause (ii) below) or the closing thereof and the termination of the Aurora Acquisition Agreement (in the case of clause (i) below) or the closing thereof, Consolidated EBITDA, Consolidated Interest Expense, Fixed Charges, Senior Debt and Total Debt shall be calculated on a pro forma basis after giving effect to (i) the Aurora Acquisition, the Aurora Debt Repayment and the borrowings under the Term Loan Facilities for financing thereof and (ii) and the Allentown Acquisition.

               9.12. EQUAL SECURITY FOR LOANS AND NOTES; PLEDGE OR MORTGAGE OF REAL PROPERTY; LANDLORD CONSENTS. (A) If Holdings or any Company (other than any Foreign Subsidiary) shall acquire any Property after the Closing Date (other than (x) any Property described in Clause (B), (C) or (D) of this Section 9.12 below and (y) any Property subject to a Lien expressly permitted by Section 9.07 and (z) FCC Authorizations) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Documents or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent.

               (B) If Holdings or any Company (other than any Foreign Subsidiary) shall create or assume any Lien upon any of its Property, now owned or hereafter acquired and whether or not such Property constitutes Collateral, other than any Lien permitted by the Credit Documents, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such Indebtedness shall be secured; PROVIDED, HOWEVER, that this covenant shall not be construed as consent by any Creditor to any violation by any Company of the provisions of Section 9.07.

               (C) If, after the Closing Date, Holdings or any Company (excluding any Foreign Subsidiary) acquires or holds an interest with a fair market value of $1.0 million or more in any Real Property, such Company shall notify Administrative Agent and, if requested by Majority Lenders or Administrative Agent, (i) take such actions and execute such documents as Administrative Agent or the Majority Lenders shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Administrative Agent, on behalf of the Creditors, all documents and instruments reasonably requested by Administrative Agent or as shall be necessary in the opinion of counsel to the Lenders to create a valid perfected first priority mortgage in such Mortgaged Real Property, including, the following:

               (i) a Mortgage in favor of Administrative Agent, for the benefit of the Creditors, in form for recording in the recording office of each jurisdiction where such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a Lien under applicable law, which Mortgage and other documentation shall be satisfactory to Administrative Agent and shall be effective to create a first priority Lien on such Mortgaged Real Property subject to no Liens other than Prior Liens;

              (ii) such consents, lien waivers, approvals, estoppels, tenant subordination agreements or other instruments as necessary or as reasonably required by Administrative Agent to grant the Lien contemplated by the Mortgage; and

             (iii) the following documents and instruments:

                       (1) a Survey of the applicable Mortgaged Property if reasonably practicable;

                       (2) policies or certificates of insurance as required by the applicable Mortgage;

                       (3) judgment, tax and other lien searches in form and substance satisfactory to Administrative Agent;

                       (4) evidence acceptable to Administrative Agent of payment by Borrower of all title insurance premiums (if any), search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the applicable Mortgage(s) and issuance of the title insurance policies referred to in this Section 9.12;

                       (5) copies of all material leases applicable thereto in which any Company holds the landlord's interest;

                       (6) an Officers' Certificate that as of the date thereof there (a) has been issued and is in effect, to the extent required, a valid and proper certificate of occupancy of local or foreign equivalent (if any) for the use then being made of such Mortgaged Real Property, (b) has not occurred any uncured material Casualty Event of such Mortgaged Real Property and (c) except as may be disclosed in the Survey of such Mortgaged Real Property delivered pursuant to subclause (iii)(1) of this Section
               9.12 above, to the best knowledge of Holdings or the applicable Company which holds an interest in such Mortgaged Real Property, there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real

               Property and no state of facts existing which could reasonably be expected to give rise to any such claim;

                       (7) a policy (or Commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the Real Property and fixtures described therein in such amount not to exceed 115% of the fair market value thereof as Administrative Agent may reasonably require which policy (or commitment) shall (a) be issued by the Title Company or another title insurance company acceptable to Administrative Agent, (b) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals acceptable to Agents) as shall be reasonably requested by Administrative Agent, (d) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce such title insurance company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph (7), and (e) contain no exceptions to title other than exceptions for Prior Liens; and

                       (8) an opinion of local counsel reasonably acceptable to the Administrative Agent substantially in the form of EXHIBIT E-2.

               If reasonably requested by Agents or the Majority Lenders, Borrower shall obtain at its sole expense and as soon as practicable but in any event not later than 45 days after request therefor, environmental assessments, including, if necessary, Phase 1 or Phase 2 environmental reports from an environmental engineering firm reasonably acceptable to Lead Arranger with respect to any Real Property held by any Company if not delivered on or prior to the Closing Date.

               (D) At its own expense, Borrower shall request, and use reasonable efforts to obtain, prior to entering into a lease of a facility in which Inventory will be located on or after the Closing Date, a Landlord Consent, substantially in the form of EXHIBIT K or such other form as may be reasonably satisfactory to Administrative Agent, from each landlord of any such facility.

               (E) The costs of all actions taken by the parties in connection with this Section 9.12, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

               9.13. SECURITY INTERESTS; FURTHER ASSURANCES. Each Company and Holdings shall, promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to other Liens except as permitted by the Security Documents, or obtain any consents, including, without limitation, landlord or similar lien waivers and consents, as may be necessary or appropriate in connection therewith. Each Company shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain. If Administrative Agent or the Majority Lenders determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Obligor constituting Collateral, Borrower shall provide to Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are in form and substance satisfactory to Administrative Agent.

               9.14. COMPLIANCE WITH ENVIRONMENTAL LAWS. Each Company and Holdings shall (a) comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) in the event of any Hazardous Material at, on, under or emanating from any Real Property which could result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such condition; provided, HOWEVER, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) promptly notify Administrative Agent of any event specified in clause (b) of this Section 9.14 and periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results thereof; and (d) at the written request of Administrative Agent, provide, at such Company's sole cost and expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted at Administrative Agent's request) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Obligor and approved by Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; PROVIDED, HOWEVER, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property which would have a Material Adverse Effect; if any Company fails to provide the same within 60 days after such request was made, Administrative Agent may but is under no obligation to conduct the same, and such Company shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Company's sole cost and expense.

               9.15. LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS. Neither Holdings nor any Company shall, directly or indirectly: enter into or permit to exist any transaction (in-cluding, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger, Acquisition or other consolidation), with or for the benefit of any Affiliate or any Related Person (an "AFFILIATE TRANSACTION") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement, (ii) in the ordinary course of business and
(iii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate that, EXCEPT that, notwithstanding the foregoing, each of the following shall be permitted: (a) loans or advances to employees permitted by Section 9.09 and Dividend Payments permitted by Section 9.10; (b) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) the transactions and agreements in existence on the Closing Date and listed in
SCHEDULE 9.15 (as such agreements are in effect on the Closing Date, the "EXISTING AFFILIATE Agreements") and any amendment thereto that is not disadvantageous to the Lenders in any material respect; (d) any employment agreements entered into by any Company or stock option agreements entered into by Holdings in the ordinary course of business and (e) transactions between or among Borrower and Qualified Subsidiaries.

               9.16. LIMITATION ON ACCOUNTING CHANGES; LIMITATION ON INVESTMENT COMPANY STATUS. Neither Holdings nor any Company shall make or permit any change in (i) accounting policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

               9.17. LIMITATION ON MODIFICATIONS OF CERTAIN DOCUMENTS, ETC. Neither Holdings nor any Company shall, directly or indirectly, consent to any modification, supplement, waiver of, or termination of, or amend, in any manner which could reasonably be expected to be materially adverse to the Lenders, or result in a Material Adverse Change, any of the provisions of any Organic Document, the Allentown Acquisition Agreement, the Aurora Acquisition Agreement, the LMA Option Agreement (or any agreement entered into in connection therewith), the Equity Commitment Letter and any agreement or document relating to material Indebtedness.

               9.18. INTEREST RATE PROTECTION AGREEMENTS. On or within 120 days after the Closing Date, not less than 50% of the aggregate principal amount of then outstanding Total Funded Indebtedness of the Companies shall be either (x) fixed rate debt or (y) debt subject to Interest Rate Protection Agreements such terms and with counterparties reasonably satisfactory to Lead Arranger or (z) any combination of (x) and (y) above.

               9.19. LIMITATION ON CERTAIN RESTRICTIONS AFFECTING SUBSIDIARIES. No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company, EXCEPT that each of the following shall be permitted (i) any such encumbrances or restrictions existing on the Closing Date and described on SCHEDULE 9.19 or existing under or by reason of (x) applicable Law or (y) the Credit Documents, (ii) restrictions on the transfer of Property subject to a Permitted

Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement and (v) customary non-assignment provisions in contracts entered into in the ordinary course of business.

               9.20. ADDITIONAL OBLIGORS. Upon any Company creating or acquiring any Subsidiary after the Closing Date, such Company shall (i) cause each such Subsidiary that is a Wholly Owned Subsidiary (other than any Foreign Subsidiary) to execute and deliver all such agreements, guarantees, documents and certificates (including a Joinder Agreement and any amendments to the Credit Documents) as Administrative Agent or the Majority Lenders may reasonably request and do such other acts and things as Administrative Agent or the Majority Lenders may reasonably request in order to have such Subsidiary become a Guarantor, (ii) promptly, (I) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Creditors, a perfected first priority security interest in the Equity Interests and debt securities of such new Subsidiary which are owned by any Company and required to be pledged pursuant to the Security Agreement (it being understood that no Company shall be required to pledge Equity Interests of any Foreign Subsidiary other than Equity Interests which do not comprise more than 65% of the voting Equity Interests of each "first tier" Foreign Subsidiary), (II) deliver to Administrative Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of Borrower or such Subsidiary, as the case may be, (III) cause such new Subsidiary (other than any Foreign Subsidiary) to take such actions necessary or advisable (including executing and delivering a Joinder Agreement) to grant to Administrative Agent for the benefit of the Creditors a perfected first priority security interest in the collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by Administrative Agent, and (IV) deliver to Administrative Agent all legal opinions reasonably requested relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

               The Obligors shall cause all FCC Authorizations of any Company to be held at all times by one or more License Subsidiaries, except that if any Company shall acquire (including by merger) any Person that holds a FCC Authorization, Borrower shall cause such License to be transferred to a License Subsidiary within 90 days of such acquisition.

               9.21. LIMITATION ON PAYMENTS OR PREPAYMENTS OF INDEBTEDNESS OR MODIFICATION OF DEBT DOCUMENTS. No Company shall, directly or indirectly make any payment or prepayment (optional or otherwise) on, or redemption of, or any payments in redemption, defeasance or repurchase (whether in cash, securities or other Property) of any Subordinated Debt or any Permitted Refinancing thereof, except (1) regularly scheduled mandatory payments of interest to the extent permitted by the subordination provisions thereof (if any), (2) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Borrower, and (3) pursuant to Permitted Refinancings (including by tender offer therefor with the proceeds of new Indebtedness). Holdings shall not, directly or indirectly make any payment or prepayment (optional or otherwise) on, or redemption of, or any pay-ments in redemption, defeasance or repurchase (whether in cash, securities or other Property) of any Indebtedness or any Permitted Refinancing thereof, except
(1) regularly scheduled mandatory payments of interest to the extent permitted by the subordination provisions thereof (if any), (2) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Holdings, (3) pursuant to Permitted Refinancings (including by tender offer therefor with the proceeds of new Indebtedness) (4) with the proceeds of an issuance of Equity Interests by Holdings pursuant to an Initial Public Offering consummated on or prior to December 31, 2000.

               9.22. MORTGAGE MATTERS.. Not later than thirty days following the Closing Date, each Obligor shall deliver to Administrative Agent, on behalf of the Lenders:

                       (1) a Mortgage encumbering each Mortgaged Real Property
               in favor of Administrative Agent, for the benefit of the Lenders, duly executed and acknowledged by the Obligor that it is the owner of or holder of an interest in such Mortgaged Real Property, and otherwise in form for recording in the recording office of each Jurisdiction where each such Mortgaged Real Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable law, and such UCC-1 Financing Statements and other similar statements as are contemplated by the counsel opinions described in subsection 10 below in respect of such Mortgage, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, which Mortgage and financing statements and other instruments shall when recorded be effective to create a first priority Lien on such Mortgaged Real Property subordinate to no Liens other than Prior Liens applicable to such Mortgaged Real Property and subject to no other Liens except Liens expressly permitted by such Mortgage;

                       (2) with respect to each Mortgaged Real Property, such
               consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary or required to consummate the Transactions or as shall reasonably be deemed necessary by Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                       (3) with respect to each Mortgage, a policy (or
               commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first mortgage Lien on the Real Property and fixtures described therein in an amount equal to 115% of the fair market value thereof which policies (or commitments) shall (a) be issued by the Title Company, (b) to the extent necessary, include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (c) contain a "tie-in" or "cluster" endorsement (if available under applicable law) (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (d) have been supplemented by such endorsements (or where such en-dorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to Administrative Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the Real Property subject to such Mortgage) as shall be reasonably requested by Administrative Agent (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien and so-called comprehensive coverage over covenants and restrictions), and (e) contain no exceptions to title other than exceptions for the Prior Liens applicable to such Mortgaged Real Property;

                       (4) with respect to each Real Property and each Mortgaged
               Real Property, UCC, tax lien, judgment lien and pending lawsuit searches confirming that the personal property comprising a part of such Real Property or Mortgaged Real Property is subject to no Liens other than Prior Liens;

                       (5) with respect to each Mortgaged Real Property, such
               affidavits, certificates, information (including financial data) and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in subparagraph (3) above;

                       (6) evidence reasonably acceptable to Administrative
               Agent of payment by Borrower of all title insurance premiums, search and examination charges, and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the title insurance policies referred to in subparagraph (3) above;

                       (7) with respect to each Real Property or Mortgaged Real
               Property, copies of all Leases, subleases, leases in which Borrower or any Subsidiary holds the tenant's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Real Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Real Property, either expressly by its terms or Obligor shall use reasonable efforts to obtain a subordination, non-disturbance and attornment agreement subordinating such agreement to the lien of the Mortgage and shall otherwise be acceptable to Administrative Agent;

                       (8) with respect to each Mortgaged Real Property,
               Borrower and each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all State and Local Real Property Disclosure Requirements applicable to such Mortgaged Real Property, including the use of forms provided by state or local agencies, where such forms exist, whether to Borrower or to or with the state or local agency;

                       (9) with respect to each Mortgaged Real Property, an
               Officers' Certificate or other evidence reasonably satisfactory to Administrative Agent that as of the date thereof (a) to the knowledge of such officer, there is no material outstanding citation, notice of violation or similar notice issued by any Governmental Authority indicating that the Mortgaged Real Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness, (b) there has not occurred any Casualty Event of any Mortgaged Real Property and (c) to the best knowledge of Borrower or any Subsidiary that is the owner of or the holder of an interest in such Mortgaged Real Property, there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property and no state of facts existing which could give rise to any such claim; and

                      (10) an opinion of local counsel reasonably acceptable to
               the Administrative Agent substantially in the form of EXHIBIT
               E-2.

               9.23. ACQUISITION DOCUMENTS.. Each Obligor shall perform and comply in all material respects with the terms and conditions of all Acquisition Documents. Each Obligor shall not without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) (i) cancel or terminate any of the Acquisition Documents or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any of the Acquisition Documents (in each case as in effect on the date hereof),
(iii) waive any default under or material breach of any of the Acquisition Documents or waive, fail to enforce, forgive or release any material right, interest, or entitlement of any kind, howsoever arising, under or in respect of such Acquisition Documents or, vary or agree to the variation of any of the provisions of any of such Acquisition Documents or of the performance of any other Person under any of such Acquisition Documents, or (iv) petition, request or take any other legal or administrative action which seeks, or may be expected, to rescind, terminate or suspend, any of the Acquisition Documents or amend or modify any thereof. Each Obligor shall notify the Administrative Agent in the event it receives any material notice or communication with respect to the Acquisition Documents including, without limitation, notices of default, and shall forward promptly copies of any such notices or communications to the Administrative Agent. In the event of any Obligor's default under any of the Acquisition Documents, the parties thereto shall permit the Administrative Agent to cure such default and thereafter perform any of such Obligor's obligations thereunder and such performance by the Administrative Agent will not constitute a default under any such Acquisition Document.

               Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

               (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or
        (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

               (b) (i) Any Company or Holdings shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $2.5 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or (ii) any Company or Holdings fails to perform or observe any other term, condition or covenant, or any other event shall occur or condition exist under any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $2.5 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without notice or passage of time or both), such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, PROVIDED, HOWEVER, that this subsection (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

               (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Company or in any certificate furnished to any Agent or Lender pursuant to the provisions thereof, shall prove to have been incorrect, false or misleading as of the time made, deemed made or furnished in any material respect; or

               (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.05 through 9.11, 9.14, 9.15 or 9.17 through 9.21; or Borrower shall default in the performance of its obligations under Section 9.01(e) or (k) and such default shall continue unremedied for at least five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the L/C Documents and such default shall continue unremedied for a period of at least thirty days after written notice thereof to such Obligor and Borrower by Administrative Agent or the Majority Lenders; or

               (e) Any Company or Holdings shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f) Any Company or Holdings shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 60 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary Insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

               (g) (i) Any Insolvency Proceeding is commenced or filed against any Company or Holdings, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against any Company or Holdings, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by such Company or Holdings; (ii) any Company or Holdings admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
         law) is ordered in any Insolvency Proceeding; (iii) any Company or Holdings acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company or Holdings shall be entered in any Insolvency Proceeding; or

               (h) A final judgment or judgments for the payment of money in excess of $2.5 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company or Holdings and the same shall not be discharged (or provision which results in a stay of execution shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and such Company or Holdings shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (i) An ERISA Event or noncompliance with respect to Foreign Plans shall have occurred that when taken together with all other ERISA Events and noncompliance with respect to Foreign Plans that have occurred, is reasonably likely to result in liability of any Company or Holdings in an aggregate amount exceeding $1.0 million; or

               (j)  Any Change of Control shall occur; or

               (k) Any Security Document after delivery thereof by any Obligor at any time shall cease to be in full force and effect, or ceases to give Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of Administrative Agent on behalf of the Creditors, superior to and prior to the rights of all third Persons other than the holders of Prior Liens and subject to no other Liens except as expressly permitted by the applicable Security Document, or any judgment creditor having a Lien against any Collateral commences legal action to foreclose such Lien or otherwise exercise its remedies against any Collateral or any Company fails to comply with or to perform any material obligation or agreement under any Security Document within ten days after being requested by Administrative Agent or any Lender; or

               (l) Any Guarantee ceases to be in full force and effect (other than in connection with the release thereof authorized by Section 9.06) or any of the Guarantors repudiates, or attempts to repudiate, any of its obligation under any of the Guarantees; or

               (m) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceed-
         ing shall be commenced by any Company or Holdings or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company or Holdings shall repudiate or deny in writing that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

               (n) Any non-monetary judgment, order or decree is entered against any Company or Holdings which does or would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (o) One or more FCC Authorizations shall be terminated or revoked such that Borrower is no longer able to operate the related Radio Station and retain the revenue received therefrom or one or more FCC Authorizations shall fail to be renewed at the stated expiration thereof such that Borrower is no longer able to operate the related Radio Station and retain the revenue received therefrom, except with respect to any of the foregoing in the event that the termination, revocation or failure to renew would result in the loss of less than 5% of Borrower's consolidated gross revenue;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (e), (f) or (g) of this Section 10, Administrative Agent may, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (e), (f) or
(g) of this Section 10, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

               In addition, Borrower agrees, that upon the occurrence and during the continuance of any Event of Default it shall, if requested by Administrative Agent or the Majority Revolving Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (e), (f) or (g) of this
Section 10 with respect to any Company, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the L/C Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the L/C Liabilities and be subject to withdrawal only as provided in the Security Agreement.

               Section 11.  AGENTS.

               11.01. GENERAL PROVISIONS. Each of the Lenders, Agents and L/C Lender hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

               The Lender or other financial institution serving as any Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent hereunder.

               No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) making a determination that any condition precedent set forth in Section 7 that is to be to such Agent's satisfaction is satisfied.

               Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders or such other number or percentage of the Lenders as shall be required by Section 12.04) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release Administrative Agent from performing any action with respect to Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Credit Document in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

               Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent and reasonably acceptable to Borrower. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("RELATED PARTIES"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such Agent.

               Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, L/C Lender (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and L/C Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank which, so long as no Event of Default is continuing, shall be reasonably acceptable to Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Agent's resignation hereunder, the provisions of this
Section 11 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

               Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also ac-knowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent shall be deemed a trustee or other fiduciary on behalf of any party.

               11.02. INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless each Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of any Obligor under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and Reimbursement Obligations held by the Lenders), for any and all claims, liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, out-of-pocket expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein or for any action taken or omitted to be taken by such Agent under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and out-of-pocket expenses that the Obligors are obligated to pay under Section 12.03, and including also any payments under any indemnity granted pursuant to
Section 18 of the Security Agreement, or to any Financial Intermediary referred to in Section 9 of the Security Agreement to which remittances in respect of Receivables, as defined in the Security Agreement, are to be made but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the party to be indemnified. The agreements set forth in this Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

               11.03. CONSENTS UNDER OTHER CREDIT DOCUMENTS. Except as otherwise provided in the Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

               11.04. COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 9(g) of the Security Agreement, that, in the event it shall hold any Cash Equivalents referred to therein, upon the written request of Administrative Agent following the occurrence of an Event of Default and the execution and delivery by Administrative Agent, such Lender and the applicable Obligor of a mutually acceptable control agreement with respect to such Cash Equivalent (it being understood that no Lender is obligated to enter into any such control agreement), such Cash Equivalents shall be held in the name and under the control of such Lender, and such Lender shall hold such Cash Equivalents as a collateral sub-agent for Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing. In such event, such Lender acting in the capacity of a sub-agent shall be afforded all protections set forth in Section 11 as if acting as Administrative Agent with respect to such holdings. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, except as set forth in Section 4.07 hereof, no Lender (other than Administrative Agent acting in such capacity) which is acting as a Financial Intermediary (as defined in the Security Agreement) with respect to any Financial Account Collateral (as defined in the Security Agreement) shall have any duty or obligation (whether express or implied) to the other Lenders in respect of such Financial Account Collateral or the disposition thereof unless such Lender, Administrative Agent and the applicable Obligor have entered into a Financial Account Consent Agreement (as defined in the Security Agreement) or other control or similar agreement with respect to such Financial Account Collateral (it being understood that no Lender shall have any obligation to enter into any such agreement).

               Section 12.  MISCELLANEOUS.

               12.01. WAIVER. No failure on the part of any Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               12.02. NOTICES. Any notice, request, demand, direction or other communication (for purposes of this Section 12.02 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 12.02) in accordance with this Section 12.02. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names under "Address for Notices" on the signature pages hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 12.02. Any Notice shall be effective:

               (a)  In the case of hand-delivery, when delivered;

               (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

               (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

               (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

               (e) In the case of electronic transmission, when actually received;

               (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 12.02; and

               (g) If given by any other means (including by overnight courier), when actually received.

               Any Lender giving a Notice to an Obligor shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of its receipt of such Notice.

               12.03. EXPENSES, INDEMNIFICATION, ETC. (a) The Obligors, jointly and severally, agree to pay or reimburse:

               (i) Agents for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel or other counsel to Agents selected by Agents (and all local counsel deemed necessary by Agents)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension and syndication of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the syndication of the Loans and Commitments;

              (ii) each Lender and Agent for all reasonable out-of-pocket costs and expenses of such Lender or Agent (including the reasonable fees and expenses of legal counsel and costs with internal counsel) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and
        (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) the enforcement of this Section 12.03 and (3) any documentary taxes; and

             (iii) Administrative Agent for all reasonable out-of-pocket costs, expenses, taxes, assessments and other charges (including reasonable fees and disbursements of counsel) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

               (b) The Obligors, jointly and severally, hereby agree to indemnify each Lender and Agent and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "INDEMNITEE") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by any Agent or L/C Lender to any Lender, whether or not any Lender or Agent is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Company of any representa-tion, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Lender or Agent of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 11.02, but excluding any such Losses to the extent determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnitee.

               Without limiting the generality of the foregoing, the Obligors, jointly and severally, will indemnify each Lender and Agent and each other Indemnitee from, and hold each Lender and Agent and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Lender or Agent shall be in possession of any such site or facility following the exercise by such Lender or Agent of any of its rights and remedies hereunder or under any of the Security Documents; PROVIDED, HOWEVER, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

               To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder. Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Indemnitee have any liability for any special, indirect or consequential damages.

               The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in any Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

               The Obligors agree that, without the prior written consent of Administrative Agent, Syndication Agent and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

               12.04. AMENDMENTS, ETC. (i) No provision of any Credit Document may be amended, modified or supplemented except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and no provision of any Credit Document may be waived except by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provided, HOWEVER, that:

               (a) no amendment, modification, supplement or waiver shall, unless by an instrument signed by each Lender or by Administrative Agent acting with the written consent of each Lender (with the consent of Lenders having Obligations directly affected thereby in the case of clauses (I), (II) or (IV) (it being understood that the consent of no other Lender or Agent is needed in each such case)): (I) extend the scheduled final maturity of any Loan or Note, or extend the expiration date of any Letter of Credit beyond the R/C Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of
        Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon (other than in connection with the extension of any scheduled payment hereunder otherwise permitted hereby), or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable Revolving Credit Fee Percentage (or
        SCHEDULE 1.01(a) or (b)) or any defined term used therein in the context of being used therein in each case if the effect thereof would be to reduce the rate of interest or any fee applicable to any Loan or Commitment from that previously in effect (it being understood that any increase in the rate of interest or fee applicable to any Loan or Commitment only requires the consent of the Majority Lenders), or, subject to Section 12.04(iv), make any change to the last sentence of the first paragraph of Section 2.09, or reduce the Reimbursement Obligation in respect of any Letter of Credit, (II) extend the final maturity of any of the Commitments or amend Section 2.04(a), (III) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or clause (iv) of Section 12.06(b), Section 4.02, 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Requisite Tranche Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (it being understood, however, that only the consent of the Lenders included in such percentage need be obtained),
        (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document (except that in a transaction permitted by Section 9.06 resulting in any Obligor (except Borrower) assigning its rights and obligations under the Credit Documents to any other Obligor no consent of any Lender or Agent need be obtained), (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations and any other extensions of credit under this Agreement (or any other agree-

         ment) consented to by the Majority Lenders) being secured by the Collateral, (IX) amend Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document in any manner adverse to any Lender or (X) provide for Interest Periods with a longer period than the then longest available Interest Period;

               (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

               (c) any modification or supplement of or waiver with respect to
        Section 11 which affects any Agent in its capacity as such shall require the consent of such Agent;

               (d) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents and to release any Guarantee of a Subsidiary upon the sale of all of the Equity Interests of such Subsidiary or such Subsidiary's parent company in accordance with the Credit Documents;

               (e) subject to clause (a)(I) of this proviso to this Section 12.04(i), the consent of the Requisite Tranche Lenders of the affected Term Facility (but no other Lender or Agent) shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (except in accordance with Sections 2.09, 2.10 or 2.11);

               (f) no modification, supplement or waiver shall alter the provisions of the first paragraph of Section 2.10(b) or the provisions of Section 2.11(b) in a manner that would reduce the proportion of any prepayment under Section 2.10(a) or Section 2.11(a) to be allocated to any Tranche or the order of application among the Tranches or the order of application to Loans within a Tranche, in each case without the consent of the Requisite Tranche Lenders of the Tranche proposed to be allocated a lesser prepayment or to have its order of priority changed or have the order of application within such Tranche changed as a result thereof (it being understood that the increase of any Tranche or the addition of a new tranche of credit that is afforded substantially the same rights under Section 2.10(b) and 2.11 (b) as the Tranches of the same type are then treated under Section 2.10(b) and 2.11(b) shall only require the consent of the Majority Lenders);

               (g) no reduction of the percentage specified in the definition of "Majority Revolving Lenders" shall be made without the consent of each Revolving Lender (it being understood that no consent of any other Lender or Agent is needed);

               (h) no reduction of the percentage specified in any subclause of the definition of "Requisite Tranche Lenders" shall be made without the consent of each Lender of the Tranche contemplated by such subclause (it being understood that no consent of any other Lender or Agent is needed);

               (i) no amendment or waiver shall affect the rights or duties of L/C Lender in its capacity as such or alter the obligation of any Revolving Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of L/C Lender;

               (j) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.20;

               (k) subject to Section 12.04(iv), no amendment or waiver of the second paragraph of Section 2.09 or the second sentence of Section 2.10(b)(i) may be made without the consent of the Lenders having at least 75% of the Commitments or Loans of the Term Facility affected thereby;

               (l) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Facility set forth in subsection 7.04 without the written consent of the Majority Revolving Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in any Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.04 to the making of any extension of credit under the Revolving Loans have been satisfied unless the Majority Revolving Lenders shall have consented to such amendment or waiver;

               (m) so long as any Term A Facility Loans, Revolving Loans or L/C Liabilities are outstanding or any Revolving Commitments are in effect, the date then in effect for any scheduled Amortization Payment or the scheduled final maturity of any Loan or Note of the Term B Facility Loans or the Term C Facility Loans may not be made earlier than the date then in effect and the then applicable amount of any such Amortization Payment (other than the last Amortization Payment thereon) may not be increased without the consent of the Lenders holding a majority of the sum of the Revolving Loans, L/C Liabilities, Unutilized Revolving Commitments then in effect and Term A Facility Loans (such Lenders holding such credit exposure, the "MAJORITY PRO RATA LENDERS") then outstanding;

               (n) so long as Term A Facility Loans, Revolving Loans or L/C Liabilities are outstanding, any Revolving Commitments are in effect or any Term B Facility Loans are outstanding, the date then in effect for any scheduled Amortization Payment or the scheduled final maturity of any Loan or Note of the Term C Facility Loans may not be made earlier than the date then in effect and the then applicable amount of any such Amortization Payment (other than the last Amortization Payment thereon) may not be increased without the consent of the Majority Pro Rata Lenders (if any such extension of credit under the Revolving Facility or Term A Facility Loans are outstanding or any Revolving Commitments are in effect) and the consent of the Lenders holding a majority of the Term B Facility Loans then outstanding;

               (o) no change shall be made to Section 2.10(b) that provides for the Revolving Loans being repaid (or L/C Obligations being cash collateralized) or Revolving Commitments being reduced prior to the time that no Term Loans are outstanding with the Net Available Proceeds of any transaction or event that pursuant to Section 2.10(a)(i) or Section 2.10(a)(iv) would otherwise require prepayment of Term Loans without the consent of the Lenders holding at least a majority of the sum of the aggregate amount of the Term B Facility Loans and Term C Facility Loans (such Lenders of the Term B Facility Loans and Term C Facility Loans voting together as one class) then outstanding (it being understood that the consent of no other Lender or Agent need be obtained).

               (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by Section 12.04(i)(a) (other than clause (I) of such section), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace one or more of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement each such Replacement Lender consents to the proposed change, waiver, discharge or termination; PROVIDED, HOWEVER, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (I) of Section 12.04(i)(a).

               (iii) Notwithstanding anything herein to the contrary, (A) with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders, Majority Revolving Lenders and Requisite Tranche Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing Date, and (B) it is agreed and understood that, subject to clauses (f), (m) and
(n) of Section 12.04(i), any prepayment required by Section 2.10 (and any corresponding reduction of the Revolving Commitments) may be modified, supplemented or waived by the Majority Lenders.

               (iv) Notwithstanding anything herein to the contrary, upon any additional extensions of credit under this Agreement being approved by the written consent of the Majority Lenders, Lead Arranger, Administrative Agent and the Obligors are hereby authorized to effect amendments (without notice to or the consent of any other Lender or Agent) to (i) Sections 1.01 and 1.03 for the purpose of including such appropriate defined terms as may be necessary and apply to such additional extensions of credit being incorporated into this Agreement to identify it as a separate Class of Loans (and within the definition of "Commitments", "Loans", etc.) hereunder (if necessary), and to include it in the various defined terms relating to required percentages of outstanding extensions of credit hereunder for purposes of amendments and waivers to the Credit Documents (e.g., "Majority Lenders", "Requisite Tranche Lenders") so long as treated on substantially the same terms as other Classes of Loans are then treated; (ii) Section 2.08 to effect conforming changes to reflect such new Class; (iii) Section 2.09 to treat any such new Class that is a term extension of credit on substantially the same terms as the Term Facilities are then treated (including, for any new Class held by lenders similar to the Lenders of the Term B Facility or Term C Facility, the provisions of the second paragraph of Section 2.09) (it being understood that the order of application of optional prepayments to amortization payments for such new Class shall be as agreed between the Obligors and the lenders extending such new credit in their sole discretion) and to treat any such new Class that is a revolving facility on substantially the same terms as the Revolving Facility is then treated; (iv)
Section 2.10(b) to treat any such new Class that is a term extension of credit on substantially the same terms as the Term Facilities are then treated (including, for any new Class held by lenders similar to the Lenders of the Term B Facility or Term C Facility, the provisions of the last sentence of Section 2.10(b)(i)) (it being understood that the order of application of mandatory prepayments to amortization payments for such new Class shall be as agreed between the Obligors and the lenders extending such new credit in their sole discretion) and to treat any such new Class that is a revolving facility on substantially the same terms as the Revolving Facility is then treated; and (v) Section 3.01(b)(1) to provide for the amortization for such new Class of Loans as provided for by the lenders thereof and the Obligors in their sole discretion so long as the Weighted Average Life to Maturity of any new term extension of credit is not less than that of the then existing Term Loans and the Weighted Average Life to Maturity of any revolving extension of credit is not less than that of the Revolving Commitments then in effect.

               12.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12.06. ASSIGNMENTS AND PARTICIPATIONS. (a) No Obligor may assign its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

               (b) Each Lender may assign (which may be non-PRO RATA among Loans and Commitments) to any Eligible Person any of its Loans, its Notes, its L/C Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower, Lead Arranger, Administrative Agent and, in the case of the Revolving Commitment, L/C Lender); PROVIDED, HOWEVER, that (i) no consent of Borrower, Lead Arranger, Administrative Agent, or L/C Lender shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to Lead Arranger and Administrative Agent); (ii) no consent of Borrower need be obtained if any Event of Default shall have occurred and be continuing or if Lead Arranger, in consultation with Borrower, determines that such assignment is necessary to achieve a successful syndication; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by either Joint Lead Arranger or any of their respective Affiliates in connection with the syndication of the Commitments and/or Loans or otherwise, shall not reduce the assignor's Loans and Commitments to less than $1.0 million (unless reduced to $0 or unless Borrower and Lead Arranger otherwise consent) and shall be in an aggregate amount of at least $1.0 million (unless the assignor's Loans and Commitments are reduced to $0 or unless Borrower and Lead Arranger otherwise consent) and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders unless the Assignee agrees in writing that its Loans or Notes shall not be deemed outstanding for any matter under Section 12.04 or any other vote or consent of the Lenders under the Credit Documents. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of EXHIBIT F, and upon consent thereto by Borrower, Administrative Agent, Lead Arranger and L/C Lender to the extent required above (none of which consents to be unreasonably withheld, delayed or conditioned), one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee (or its nominee) and the old Notes shall be returned by Administrative Agent to Borrower marked "cancelled". Upon execution and delivery by the assignee to Borrower, Administrative Agent and Lead Arranger of an instrument in writing substan-tially in the form of EXHIBIT F, and upon consent thereto by Borrower, Lead Arranger, Administrative Agent and L/C Lender to the extent required above (none of which consents to be unreasonably withheld, delayed or conditioned), and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and L/C Interests assigned to it (in addition to the Commitment(s), L/C Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or any Approved Fund and other than any assignment by any Agent or any of their respective Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07. Each assignment shall be made pursuant to an agreement substantially in the form of EXHIBIT L.

               (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and L/C Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 5 (PROVIDED, HOWEVER, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, L/C Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under any Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, L/C Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, L/C Interests and Commitments, and as if such Lender were funding each of such Loan, L/C Interests and Commitments in the same way that it is funding the portion of such Loan, L/C Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (I), (II), (III) or (VIII) of clause (a) of the proviso to Section 12.04 to the extent such Lender's consent is required therefor.

               (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is a fund that invests in bank loans, any such Lender may assign or pledge all or any portion of its Loans and its Notes to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, without notice to or consent of Borrower, Administrative Agent, Lead Arranger or L/C Lender. Any transfer as a result of the foreclosure on such pledge shall be subject to Section 12.06(b). No such assignment shall release the assigning Lender from its obligations hereunder.

               (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees to be bound by the provisions of Section 12.11. In addition, each Agent may furnish any information concerning any Obligor or any of its Affiliates in such Agent's possession to any Affiliate of such Agent, subject, however, to the provisions of Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this
Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

               12.07. SURVIVAL. The obligations of the Obligors under Sections 5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or L/C Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty and regardless of whether any such representation or warranty under the Allentown Acquisition Agreement or Aurora Acquisition Agreement survives thereunder.

               12.08. CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               12.09. COUNTERPARTS; INTERPRETATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Fee Letter, the Administrative Agent's Fee Letter (as defined in the Commitment Letter) constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Fee Letter and the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter and the provisions of Section 2 of the Commitment Letter, which are not superseded and survive solely as to the parties thereto. This Agreement shall become effective when the Closing Date shall have occurred and this Agreement shall have been executed and delivered by the Obligors and each Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Upon the effectiveness of this Agreement, all commitments to provide any financing pursuant to the Commitment Letter shall permanently terminate.

               12.10. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS; ETC.
(a) Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (II) consents that any such Proceeding may be brought in any such court; (III) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth on the signature page hereto or at such other address of which Administrative Agent shall have been notified pursuant thereto; and (IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               (b) EACH OBLIGOR, EACH AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN.

               12.11. CONFIDENTIALITY. Each Lender agrees to keep confidential information obtained by it pursuant to the Credit Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature thereof or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provision of this Section 12.11, such Lender being liable for any breach of confidentiality by any Person described in this clause (a) and with respect to disclosures to Affiliates to the extent disclosed by such Lender to such Affiliate), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from a Person not an Affiliate of such Lender not known to such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Law, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.11, (f) to the ex-tent required in connection with any litigation between any Obligor and any Creditor with respect to the Loans or any Credit Document or (g) with Borrower's prior written consent.

               12.12. INDEPENDENCE OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

               12.13. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

                            [Signature Pages Follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                      NASSAU BROADCASTING I, LLC

                                      By:  Nassau Broadcasting Partners,
                                           L.P., its sole member

                                      By:  Nassau Broadcasting Partners,
                                           Inc., its general partner


                                      By: /s/ Louis F. Mercatanti, Jr.
                                         -----------------------------------
                                         Name: Louis F. Mercatanti, Jr.
                                         Title: President

                                      Address for Notices:

                                         c/o Nassau Broadcasting Partners, L.P.
                                         619 Alexander Road
                                         Princeton, New Jersey  08540

                                      Contact Person: Michael S. Libretti

                                      Telecopier No.: (609) 452-6017

                                      Telephone No.: (609) 452-9696 ext. 202

                                      GUARANTORS:




                                      NASSAU BROADCASTING PARTNERS, L.P.

                                      By:  Nassau Broadcasting Partners, Inc.,
                                           its general partner


                                      By: /s/ Louis F. Mercatanti, Jr.
                                         -----------------------------------
                                         Name: Louis F. Mercatanti, Jr.
                                         Title: President



                                      Nassau Broadcasting II, LLC

                                      By:  Nassau Broadcasting I, LLC,
                                           its sole member

                                      By:  Nassau Broadcasting Partners,
                                           L.P., its sole member

                                      By:  Nassau Broadcasting Partners,
                                           Inc., its general partner



                                      By: /s/ Louis F. Mercatanti, Jr.
                                         -----------------------------------
                                         Name: Louis F. Mercatanti, Jr.
                                         Title: President

                                      MERRILL LYNCH & CO.
                                      MERRILL LYNCH, PIERCE, FENNER
                                       & SMITH INCORPORATED,
                                       as Lead Arranger and Syndication Agent


                                      By: /s/ Dennis J. Dee
                                         -----------------------------------
                                         Name:  Dennis J. Dee
                                         Title: Vice President



                                      Address for Notices:
                                       World Financial Center
                                       c/o Merrill Lynch & Co.
                                       Merrill Lynch, Pierce, Fenner
                                         & Smith Incorporated
                                       South Tower
                                       225 Liberty Street
                                       New York, New York 10080-6114
                                       Attention:  Paul Fox

                                      Telecopier No.:  (212) 738-1649

                                      Telephone No.:   (212) 449-9579

                                      PNC Bank, National Association,
                                       as Administrative Agent


                                      By: /s/ Steven J. McGehrin
                                         -----------------------------------
                                         Name: Steven J. McGehrin
                                         Title: Vice President




                                      Address for Notices:

                                       PNC Bank, National Association
                                       1600 Market Street
                                       21st Floor
                                       Philadelphia, PA 19103

                                       Attention:  Steven J. McGehrin

                                       Telecopier No.:  215-585-6680
                                       Telephone No.:  215-585-6269

                                      The Bank of Nova Scotia,
                                        as Documentation Agent


                                      By: /s/ Vincent J. Fitzgerald, Jr.
                                         -----------------------------------
                                         Name: Vincent J. Fitzgerald, Jr.
                                         Title: Authorized Signatory



                                      Address for Notices:

                                      The Bank of Nova Scotia
                                      1 Liberty Plaza
                                      New York, NY 10006

                                        Attention: Victor Chevallier

                                        Telecopier No.: (212) 225-5145
                                        Telephone No.:  (212) 225-5064

                                      LENDERS


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                       as a Lender


                                       By: /s/ Dennis J. Dee
                                          -----------------------------------
                                          Name:  Dennis J. Dee
                                          Title:  Vice President

                                       Lending Office for all Loans:

                                       World Financial Center
                                        c/o Merrill Lynch & Co.
                                        North Tower - 7th Floor
                                        250 Vesey Street
                                        New York, New York  10281-1307

                                       Address for Notices:
                                        World Financial Center
                                        c/o Merrill Lynch & Co.
                                        North Tower
                                        250 Vesey Street
                                        New York, New York 10281-1316
                                        Attention:  Paul Fox

                                       Telecopier No.:  (212) 738-1649

                                       Telephone No.:  (212) 449-9579

                                       PNC BANK, NATIONAL ASSOCIATION,
                                        as a Lender


                                       By: /s/ Steven J. McGehrin
                                          -----------------------------------
                                          Name: Steven J. McGehrin
                                          Title: Vice President



                                       Lending Office for all Loans:

                                         PNC Bank, National Association
                                         One PNC Plaza
                                         22nd Floor
                                         249 Fifth Avenue
                                         Pittsburgh, PA 15222

                                         Attention:  Lisa Pierce

                                         Telecopier No.:  412-762-8672
                                         Telephone No.:   412-762-6442

                                       Address for Notices:

                                         PNC Bank, National Association
                                         1600 Market Street
                                         21st Floor
                                         Philadelphia, PA 19103

                                         Attention:  Steven J. McGehrin

                                         Telecopier No.:  215-585-6680
                                         Telephone No.:   215-585-6269

                                      THE BANK OF NOVA SCOTIA,
                                       as a Lender


                                      By: /s/ Vincent J. Fitzgerald, Jr.
                                         -----------------------------------
                                         Name: Vincent J. Fitzgerald, Jr.
                                         Title: Authorized Signatory



                                      Lending Office for all Loans:

                                      The Bank of Nova Scotia
                                      1 Liberty Plaza
                                      New York, NY 10006

                                        Attention: Brenda S. Insull

                                        Telecopier No.: (212) 225-5090/5091

                                      Address for Notices:

                                      The Bank of Nova Scotia
                                      1 Liberty Plaza
                                      New York, NY 10006

                                        Attention: Victor Chevallier

                                        Telecopier No.: (212) 225-5145
                                        Telephone No.:  (212) 225-5064

                                      BANK OF MONTREAL,
                                       as a Lender


                                      By: /s/ Ola Anderssen
                                         -----------------------------------
                                         Name: Ola Anderssen
                                         Title: Director



                                      Lending Office for all Loans:

                                      Bank of Montreal
                                      430 Park Avenue
                                      New York, NY 60603

                                        Attention: Josie Nichols

                                        Telecopier No.: (312)750-4304

                                      Address for Notices:

                                      Bank of Montreal
                                      430 Park Avenue
                                      New York, NY 60603

                                        Attention: Bin Hu

                                        Telecopier No.: (212)605-1648
                                        Telephone No.: (222)605-1443

                                      THE BANK OF NEW YORK,
                                       as a Lender


                                      By: /s/ Steven J. Correll
                                         -----------------------------------
                                         Name: Steven J. Correll
                                         Title: Assistant Vice President



                                      Lending Office for all Loans:




                                        Attention:

                                        Telecopier No.:

                                      Address for Notices:





                                        Attention:

                                        Telecopier No.:
                                        Telephone No.:

                                  FRANKLIN FLOATING RATE TRUST,
                                   as a Lender


                                  By: /s/ Chauncey Lufkin
                                     -----------------------------------
                                     Name: Chauncey Lufkin
                                     Title: Vice President



                                  Lending Office for all Loans:




                                    Attention: Richard Hsu

                                    Telecopier No.: 650-312-3346

                                  Address for Notices: 777 Mariners Island Blvd.
                                                       San Mateo, CA 94404



                                        Attention: Kirk Wallace

                                        Telecopier No.: 650-312-3346
                                        Telephone No.:  650-312-3941

                                 MORGAN STANLEY DEAN WITTER PRIME IN-
                                  COME TRUST,
                                  as a Lender


                                 By: /s/ Peter Gewirtz
                                    -----------------------------------
                                    Name: Peter Gewirtz
                                    Title: Vice President



                                 Lending Office for all Loans:

                                 Morgan Stanley Dean Witter Prime Income Trust c/o Morgan Stanley Dean Witter Advisors
                                 Two World Trade Center, 72nd Floor
                                 NY, NY 10048

                                   Attention: Kevin Egan

                                   Telecopier No.: (212) 392-5345

                                 Address for Notices:

                                 Morgan Stanley Dean Witter Prime Income Trust c/o Morgan Stanley Dean Witter Advisors
                                 Two World Trade Center, 72nd Floor
                                 NY, NY 10048


                                   Attention: Liz Bodisch

                                   Telecopier No.: (212) 392-5345
                                   Telephone No.:  (212) 392-0539

                                      WEBSTER BANK,
                                       as a Lender


                                      By: /s/ Barbara F. Hillmeyer
                                         -----------------------------------
                                         Name: Barbara F. Hillmeyer
                                         Title: Vice President



                                      Lending Office for all Loans:




                                        Attention:

                                        Telecopier No.:

                                      Address for Notices:





                                        Attention:

                                        Telecopier No.:
                                        Telephone No.: